Exhibit 10.12

AMENDMENT AGREEMENT
DATED NOVEMBER 5, 2018
FOR
CABOT FINANCIAL LIMITED
AS PARENT
WITH
J.P. MORGAN EUROPE LIMITED
ACTING AS AGENT
RELATING TO A SENIOR FACILITIES AGREEMENT
ORIGINALLY DATED 20 SEPTEMBER 2012

CONTENTS
Clause

1.	Definitions and Interpretation

2.	Representations

3.	Amendment and Restatement

4.	Existing Drawings

5.	Continuity and Further Assurance

6.	Parent as Obligors' Agent

7.	Fees, Costs and Expenses

8.	Miscellaneous

9.	Governing Law
Schedule 1 The Parties
Part I The Borrowers
Part II The Guarantors
Part III The Lenders
Schedule 2 Conditions Precedent to the Effective Date
Schedule 3 Restated Agreement

THIS AGREEMENT is dated November 5, 2018 and made between:

(1)	CABOT FINANCIAL LIMITED in its capacity as Parent (the "Parent");

(2)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Parties) as borrowers (the "Borrowers");

(3)	THE COMPANIES listed in Part II of Schedule 1 (The Parties) as guarantors (the "Guarantors");

(4)
CABOT CREDIT MANAGEMENT LIMITED, a private limited liability company incorporated under the laws of England and Wales with company registration number 5754978 and with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA as another guarantor ("CCML");

(5)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Parties) as lenders (the "Lenders");

(6)	J.P. MORGAN EUROPE LIMITED as agent of the other Finance Parties (the "Agent");

(7)	J.P. MORGAN EUROPE LIMITED as security agent for the Secured Parties (the "Security Agent"); and

(8)	J.P. MORGAN EUROPE LIMITED as security agent for the Secured Parties (as defined in the Marlin Intercreditor Agreement (the "Marlin Security Agent")).
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Amended Facility Agreement" means the Original Facility Agreement, as amended and restated by this Agreement.
"each Intercreditor Agreement" means the Intercreditor Agreement and the Marlin Intercreditor Agreement.
"Effective Date" means the date on which the Agent confirms to the Lenders and the Parent that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the Agent.
"Guarantee Obligations" means the guarantee and indemnity obligations of a Guarantor contained in the Original Facility Agreement.
"Marlin Intercreditor Agreement" means the intercreditor agreement dated 25 July 2013, between, amongst others, Marlin Financial Intermediate II Limited as parent, The

Bank of New York Mellon, London Branch as senior note trustee and The Royal Bank of Scotland plc as security trustee, as amended and/or restated from time to time.
"New Lender" means Santander UK plc.
"Original Facility Agreement" means the facility agreement dated 20 September 2012 between the Parent, the Original Borrowers, the Original Guarantors, CCML, the Agent, the Arranger and the Lenders (as amended by an amendment letter dated 25 April 2013, as amended and restated by an amendment agreement dated 28 June 2013, as amended by an amendment agreement dated 25 July 2014, as amended and restated by an amendment agreement dated 5 February 2015, as amended and restated by an amendment agreement dated 11 November 2015, as amended by an amendment letter dated 6 June 2016, as amended and restated by an amendment agreement dated 6 October 2016, as amended and restated by an amendment agreement dated 31 March 2017 and as amended and restated by an amendment agreement dated 12 December 2017).
"Outstanding Loans" means any Outstanding Tranche 1 Loans or Outstanding Tranche 2 Loans.
"Outstanding Tranche 1 Loans" means sterling denominated Tranche 1 Loans and euro denominated Tranche 1 Loans made before the Effective Date that will continue to be outstanding on the Effective Date following any prepayment or repayment thereof on the Effective Date.
"Outstanding Tranche 2 Loans" means sterling denominated Tranche 2 Loans and euro denominated Tranche 2 Loans made before the Effective Date that will continue to be outstanding on the Effective Date following any prepayment or repayment thereof on the Effective Date.
"RCF Lender" has the meaning given to it in each Intercreditor Agreement.
"Tranche 1 Percentage" means 96.5517241379 per cent.
"Tranche 3 Percentage" means 3.4482758621 per cent.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation
In accordance with the Original Facility Agreement, each of the Parent and the Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS
The Repeating Representations are deemed to be made by the Parent for itself and in its capacity as Obligors' Agent on behalf of the other Obligors (as defined in the Amended Facility Agreement) in accordance with clause 2.4 (Obligors' Agent) of the Amended Facility Agreement (and CCML makes the representations and warranties set out in clause 24.2 (Status) to 24.7 (Governing law and enforcement) of the Original Facility Agreement with respect to itself only) (by reference to the facts and circumstances then existing) on:

(a)	the date of this Agreement; and

(b)	the Effective Date,
and references to "this Agreement" or to the "Transaction Documents" in the Repeating Representations (or the representations and warranties made by CCML referred to above) shall be construed as references to this Agreement and to the Original Facility Agreement and on the Effective Date, to the Amended Facility Agreement.

3.	AMENDMENT AND RESTATEMENT
With effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

4.	TRANSFER

4.1	Novation

(a)
On the Effective Date, in order to comply with the requirements of paragraph (c) below, each relevant Lender shall transfer by novation part of its participation in each Outstanding Loan along with the associated rights and obligations under the Finance Documents, so that each Lender's participation in each Outstanding Loan shall be as notified to it by the Agent pursuant to paragraph (b) below.

(b)
The Agent shall, taking into account paragraph (c) below, notify each Lender of the Base Currency Amount, the amount and currency of each Outstanding Loan and the amount of its participation in each Outstanding Loan not later than 9:30 a.m. on the Effective Date.

(c)
The amount of each Lender's participation in each Outstanding Loan in the relevant Facility will be equal to the proportion borne by its Commitment to the Total Commitments in the relevant Facility (in each case, as assumed or decreased on the Effective Date).

(d)
To the extent a Lender's participation in an Outstanding Loan notified to it by the Agent pursuant to paragraph (b) above, is greater than the proportion of that Lender's participation in that Outstanding Loan immediately prior to the Effective Date (as if any repayment or prepayment made on the Effective Date had been made at such time) (the difference being, the "Transfer Amount"), that Lender (the "Transferring Lender") shall make its Transfer Amount in respect of each Outstanding Loan available on the Effective Date through its Facility Office for distribution by the Agent to the other Lenders (the "Transferee Lenders") in order to ensure that the participation of the Lenders in each Outstanding Loan are equal to the amounts notified to them by the Agent under paragraph (b) above.

(e)

(i)
Each Lender required to make a payment under this Agreement shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlements of transactions in the relevant currency in the place of payment.

(ii)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

(f)	For the avoidance of doubt, any prepayment or repayment made on the Effective Date shall be applied prior to any transfers made pursuant to paragraph (d) above.

4.2	Procedure for novation
The novation referred to in Clause 4.1 (Novation) shall take effect so that upon payment to the Agent of each relevant Transfer Amount:

(a)
in the case of each Transferring Lender, each of the Obligors and that Transferring Lender shall, to the extent of the Transfer Amount received by each relevant Transferee Lender from such Transferring Lender, be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security, and their respective rights against one another under the Finance Documents and in respect of the Transaction Security, to the extent of the Transfer Amount received by that Transferee Lender from such Transferring Lender, shall be cancelled (such rights and obligations being the "Discharged Rights and Obligations");

(b)
each of the Obligors and each Transferee Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the relevant

Transferee Lender have assumed and/or acquired the same in place of that Obligor and the relevant Transferring Lender; and

(c)
the Agent, the Arrangers, the Security Agent, the Transferring Lenders, and the Transferee Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had that Transferee Lender been an Original Lender in respect of each Transfer Amount with the rights and/or obligations acquired or assumed by it as a result of the novations referred to above, and to that extent the Agent, the Arrangers, the Security Agent, and each of the Transferring Lenders shall each be released from further obligations to each other under the Amended Facility Agreement.

4.3	Amounts owing on or before the Effective Date
Any amounts payable on or before the Effective Date (including, without limitation, all interest, fees and commission payable on the Effective Date) to each Transferring Lender by the Obligors pursuant to any Finance Document shall, as far as it relates to any Transfer Amount, be for the account of each relevant Transferring Lender and no Transferee Lender shall have any interest in, or any rights in respect of, any such amount.

4.4	Consent of the Obligors
The Obligors hereby confirm their agreement to the novation by the Transferring Lenders to the Transferee Lenders pursuant to this Clause 4.

5.	EXISTING DRAWINGS

(a)	On the Effective Date:

(i)	each Outstanding Tranche 1 Loan shall be divided into two loans as follows:

(A)	a Tranche 1 Loan (as defined in the Amended Facility Agreement) in an amount equal to the Tranche 1 Percentage of the amount of such Outstanding Tranche 1 Loan; and

(B)	a Tranche 3 Loan (as defined in the Amended Facility Agreement) in an amount equal to the Tranche 3 Percentage of the amount of such Outstanding Tranche 1 Loan;

(ii)
the amount of each Lender's participation in such Tranche 1 Loan and Tranche 3 Loan as relevant will be equal to the proportion borne by its Effective Date Tranche 1 Commitment (as specified in Part III of Schedule 1 (The Parties)) to the Total Tranche 1 Commitments or, as the case may be, the Total Tranche 3 Commitments (each as defined in the Amended Facility Agreement);

(iii)	the Interest Period applicable to such Tranche 1 Loan and the Tranche 3 Loan shall be the same as the Interest Period applicable to the relevant

Outstanding Tranche 1 Loan which was divided into two under sub-paragraph (a)(i) above and accrued interest shall be paid to the applicable Lenders at the end of such period;

(iv)	the New Lender:

(A)	agrees to assume and will assume:

(1)	all of the obligations corresponding to the Tranche 1 Commitment set out in the column entitled "Effective Date Tranche 1 Commitment" opposite its name in Part III of Schedule 1 (The Parties); and

(2)	all of the obligations corresponding to the Tranche 2 Commitment set out in the column entitled "Effective Date Tranche 2 Commitment" opposite its name in Part III of Schedule 1 (The Parties), in each case as if it was an Original Lender under the Amended Facility Agreement; and

(B)
shall become party to the Amended Facility Agreement as a Lender and to each Intercreditor Agreement as a RCF Lender, and the address, fax number and attention details for notices to the New Lender for the purposes of clause 38.2 (Addresses) of the Amended Facility Agreement shall be as set out in its signature block below; and

(v)
the Commitments of each Lender shall, upon the division of each Outstanding Tranche 1 Loan in accordance with sub-paragraph (a)(i) above and the assumption by the New Lender in accordance with sub-paragraphs (a)(iv)(A)(1) and (a)(iv)(A)(2) above, be the amounts set out in the columns entitled "Effective Date Tranche 1 Commitment", "Effective Date Tranche 2 Commitment" and "Effective Date Tranche 3 Commitment" opposite its name in Part III of Schedule 1 (The Parties).

(b)
In consideration of the New Lender being accepted as a RCF Lender for the purposes of each Intercreditor Agreement, the New Lender confirms that, as from the Effective Date, it intends to be party to each Intercreditor Agreement as a RCF Lender, and undertakes to perform all the obligations expressed in each Intercreditor Agreement to be assumed by a RCF Lender and agrees that it shall be bound by all the provisions of each Intercreditor Agreement, as if it had been an original party to each Intercreditor Agreement.

(c)
The Parent (for itself and in its capacity as Obligors' Agent on behalf of the other Obligors in accordance with clause 2.4 (Obligors' Agent) of the Amended Facility Agreement), CCML, the Security Agent, the Agent and each of the other Finance Parties each consent to the assumption by the New Lender of its Tranche 1 Commitments.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations
The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

6.2	Confirmation of Guarantee Obligations
For the avoidance of doubt, the Parent for itself and in its capacity as Obligors' Agent on behalf of the other Obligors in accordance with clause 2.4 (Obligors' Agent) of the Amended Facility Agreement and CCML confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Original Facility Agreement shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendment and Restatement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facility Agreement).

6.3	Confirmation of Security
For the avoidance of doubt, the Parent for itself and in its capacity as Obligors' Agent on behalf of the other Obligors in accordance with clause 2.4 (Obligors' Agent) of the Amended Facility Agreement and CCML confirms:

(a)	for the benefit of the Secured Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:

(i)	remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendment and Restatement); and

(ii)	continue to secure all debts and obligations which are expressed to be Secured Obligations (each term as defined in the Intercreditor Agreement); and

(b)	for the benefit of the Secured Parties that the Security created by it pursuant to each Transaction Security Document to which it is a party shall:

(i)	remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendment and Restatement); and

(ii)	continue to secure all debts and obligations which are expressed to be Secured Obligations (each term as defined in the Marlin Intercreditor Agreement), in each case including, but not limited to, its obligations under the Amended Facility Agreement.

6.4	Further assurance
The Parent shall and shall procure that each other Obligor and CCML shall, at the request of the Agent and at such Obligor's own expense, promptly do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.	PARENT AS OBLIGORS' AGENT
The Parent confirms that:

(a)
the appointment of the Parent as Obligors' Agent in clause 8 (Reappointment of Obligors' Agent) of the December 2017 Amendment and Restatement Agreement has not been amended, varied, terminated or revoked since provided by any of the Obligors; and

(b)	it has entered into this Agreement in its capacity as Obligors' Agent for itself and on behalf of each Obligor in accordance with clause 2.4 (Obligors' Agent) of the Original Facility Agreement.

8.	FEES, COSTS AND EXPENSES

8.1	Transaction expenses
The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

9.	MISCELLANEOUS

9.1	Incorporation of terms
The provisions of clause 38 (Notices), clause 40 (Partial invalidity), clause 41 (Remedies and waivers) and clause 47 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

9.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.3	Indemnity to the Agent
The parties to this Agreement confirm for the avoidance of doubt that any indemnities to the Agent given in the Original Facility Agreement (including but not limited to under clauses 20.3 (Indemnity to the Agent) and 33.10 (Lenders' indemnity to the Agent)) of the Original Facility Agreement shall (subject to any limitations set out therein) apply to and include any cost, loss or liability incurred by the Agent under or in connection with this Agreement and the transactions contemplated herein.

10.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE PARTIES
PART I
THE BORROWERS

Name of Borrower	Registration number (or equivalent, if any) and Jurisdiction of Incorporation
Cabot Financial (UK) Limited	3757424, England & Wales

PART II
THE GUARANTORS

Name of Guarantor	Registration number (or equivalent, if any) and Jurisdiction of Incorporation
Cabot Financial (Luxembourg) S.A.	B 171.245 Luxembourg
Cabot Financial (Luxembourg) II S.A.	B 201.268 Luxembourg
Cabot Financial Limited	5714535, England & Wales
Cabot Financial Holdings Group Limited (formerly Cabot Credit Management Group Limited)	4071551, England & Wales
Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited)	4934534, England & Wales
Cabot Financial Debt Recovery Services Limited	3936134, England & Wales
Cabot Financial (UK) Limited	3757424, England & Wales
Cabot Financial (Europe) Limited	3439445, England & Wales
Financial Investigations and Recoveries (Europe) Limited	3958421, England & Wales
Apex Credit Management Limited	3967099, England & Wales

Name of Guarantor	Registration number (or equivalent, if any) and Jurisdiction of Incorporation
Marlin Financial Intermediate II Limited	8346249, England & Wales
Marlin Financial Intermediate Limited	7196379, England & Wales
Marlin Financial Group Limited	7195881, England & Wales
Marlin Midway Limited	8255990, England & Wales
Black Tip Capital Holdings Limited	5927496, England & Wales
ME III Limited	7255614, England & Wales
Marlin Senior Holdings Limited	8215555, England & Wales
Marlin Portfolio Holdings Limited	8215352, England & Wales
Cabot Financial (Marlin) Limited (formerly Marlin Financial Services Limited)	4618038, England & Wales
Cabot Financial (Treasury) Ireland Limited	569281, Ireland
Marlin Legal Services Limited	6200270, England & Wales
Marlin Capital Europe Limited	4623224, England & Wales
MCE Portfolio Limited	5892466, England & Wales
MFS Portfolio Limited	5477405, England & Wales
Marlin Europe I Limited	5948653, England & Wales
Marlin Europe II Limited	6145019, England & Wales
ME IV Limited	7256706, England & Wales
Cabot Financial (Ireland) Limited	144084, Ireland
Cabot Asset Purchases (Ireland) Limited	349016, Ireland
Hillesden Securities Limited	1418063, England & Wales

Name of Guarantor	Registration number (or equivalent, if any) and Jurisdiction of Incorporation
Cabot Securitisation Europe Limited	572606, Ireland

PART III
THE LENDERS

Name of Existing Lender	Effective Date Tranche 1 Commitment	Effective Date Tranche 2 Commitment	Effective Date Tranche 3 Commitment
DNB (UK) Limited	£40,000,000	£70,000,000	£0
HSBC Bank plc	£70,000,000	£0	£0
JPMorgan Chase Bank N.A., London Branch	£5,000,000	£0	£0
Lloyds Bank plc	£45,000,000	£0	£0
Shawbrook Bank Limited	£0	£0	£10,000,000
The Royal Bank of Scotland plc	£45,000,000	£0	£0
MUFG Bank, Ltd.	£50,000,000	£0	£0
Santander UK plc	£25,000,000	£25,000,000	£0

SCHEDULE 2
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1.	Obligors

(a)
A copy of the constitutional documents of the Parent and CCML or a certificate of an authorised signatory of the Parent or, as the case may be, CCML certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of the Parent:

(i)
approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement on behalf of itself and as Obligors' Agent on behalf of each other Obligor; and

(ii)	authorising a specified person or persons to execute this Agreement on behalf of itself and as Obligors' Agent on behalf of each other Obligor.

(c)	A copy of a resolution of the board of directors of CCML:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement; and

(ii)	authorising a specific person or persons to execute this Agreement.

(d)	A copy of a specimen of the signature of each person authorised by the resolutions referred to in paragraphs (b) and (c) above.

(e)
A copy of a resolution signed by all of the holders of the issued shares in the Parent and, in respect of CCML, a copy of a resolution signed by the majority holders of its issued shares, approving the terms of, and the transactions contemplated by this Agreement.

(f)
A certificate of the Parent (signed by a director or authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it, any other Obligor (excluding the Luxembourg Guarantors) or CCML to be exceeded.

(g)
A certificate of an authorised signatory of the Parent and CCML certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(h)	A certificate of an authorised signatory of the Parent attaching a copy of the group structure chart and certifying that it has not been amended or superseded as at the date hereof.

2.	Finance Documents
This Agreement.

3.	Legal Opinions
A legal opinion of Clifford Chance LLP, legal advisers to the Agent in England substantially in the form distributed to the Lenders prior to signing this Agreement.

4.	Other documents and evidence

(a)	Any information and evidence reasonably requested by any Finance Party in order to comply with all applicable laws and regulations in respect of "know your customer" or similar requirements.

(b)	Evidence that all fees, costs and expenses due pursuant to this Agreement and clause 17 of the Original Facility Agreement have been paid or will be paid by the Effective Date.

SIGNATURES
The Parent
For and on behalf of
CABOT FINANCIAL LIMITED and each other Obligor
By: /s/ Craig Buick

CCML
For and on behalf of
CABOT CREDIT MANAGEMENT LIMITED

By: /s/ Craig Buick

The Lenders
For and on behalf of
DNB (UK) LIMITED

By: /s/ David Hopwood
By: /s/ Gemma Coppen

For and on behalf of
JPMORGAN CHASE BANK N.A., LONDON BRANCH

By: /s/ Gabriel Syed

For and on behalf of
LLOYDS BANK PLC

By: /s/ Luke Lemon

For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Ben Gilbert

For and on behalf of
HSBC BANK PLC

By: /s/ Colin Malcolm

For and on behalf of
SHAWBROOK BANK LIMITED

By: /s/ Lucinda Yeo

For and on behalf of
MUFG BANK, LTD.

By: /s/ Jeffrey Bennett

For and on behalf of
SANTANDER UK PLC

By: /s/ Andrew Williams

Lending office:    Santander UK plc, 298 Deansgate, Manchester, M3 4HH

Notice details:
Address:    Santander UK plc, 298 Deansgate, Manchester, M3 4HH

Fax:        +3491 257 0482

Email:        GlobalBOLoans@gruposantander.com
CorporateLendingOperations@Santander.co.uk
Attention:    Large Corporate Lending Operations
with a copy to:
Address:    Santander House, 100 Ludgate Hill, London EC4M 7RE
Fax:        0207 0294 300
Email:        mark.hearn@santander.co.uk
Attention:    Mark Hearn, Relationship Director

The Agent
For and on behalf of
J.P. MORGAN EUROPE LIMITED

By: /s/ Hannah Needham

The Security Agent
For and on behalf of
J.P. MORGAN EUROPE LIMITED

By: /s/ Hannah Needham

The Marlin Security Agent
For and on behalf of
J.P. MORGAN EUROPE LIMITED

By: /s/ Hannah Needham

SCHEDULE 3
RESTATED AGREEMENT

DATED 20 SEPTEMBER 2012
AS AMENDED BY AN AMENDMENT LETTER DATED 25 APRIL 2013
AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 28 JUNE 2013, AS AMENDED BY AN AMENDMENT AGREEMENT DATED 25 JULY 2014, AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 5 FEBRUARY 2015, AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 11 NOVEMBER 2015, AS AMENDED BY AN AMENDMENT LETTER DATED 6 JUNE 2016, AS AMENDED BY AN AMENDMENT AGREEMENT DATED 6 OCTOBER 2016, AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 31 MARCH 2017, AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 12 DECEMBER 2017 AND AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED NOVEMBER 5, 2018

CABOT FINANCIAL (UK) LIMITED
ARRANGED BY
DNB BANK ASA, LONDON BRANCH
HSBC BANK PLC
J.P. MORGAN SECURITIES PLC
LLOYDS BANK PLC
MUFG BANK, LTD.
AND
THE ROYAL BANK OF SCOTLAND PLC
AS MANDATED LEAD ARRANGERS
WITH
J.P. MORGAN EUROPE LIMITED
ACTING AS AGENT
AND
J.P. MORGAN EUROPE LIMITED
ACTING AS SECURITY AGENT
SENIOR FACILITIES AGREEMENT
RELATING TO A
£385,000,000 COMMITTED REVOLVING FACILITY

CONTENTS
Clause

1.	Definitions and Interpretation

2.	The Facilities

3.	Purpose

4.	Conditions of Utilisation

5.	Utilisation – Loans

6.	Utilisation - Letters of Credit

7.	Letters of Credit

8.	Optional currencies

9.	Ancillary Facilities

10.	Repayment

11.	Illegality, Voluntary Prepayment and Cancellation

12.	Mandatory Prepayment

13.	Restrictions

14.	Interest

15.	Interest Periods

16.	Changes to the Calculation Of Interest

17.	Fees

18.	Tax Gross Up and Indemnities

19.	Increased Costs

20.	Other Indemnities

21.	Mitigation by the Lenders

22.	Costs and Expenses

23.	Guarantee and Indemnity

24.	Representations

25.	Information Undertakings

26.	Financial Covenants

27.	General Undertakings

28.	Events of Default

29.	Investment Grade status

30.	Changes to the Lenders

31.	Restriction on Debt Purchase Transactions

32.	Changes to the Obligors

33.	Role of the Agent, the Arranger, the Issuing Bank and Others

34.	Conduct of Business by the Finance Parties

35.	Sharing among the Lenders

36.	Payment Mechanics

37.	Set-Off

38.	Notices

39.	Calculations and Certificates

40.	Partial Invalidity

41.	Remedies and Waivers

42.	Amendments and Waivers

43.	Confidentiality

44.	Confidentiality of Funding Rates and Reference Bank Quotations

45.	Counterparts

46.	Governing Law

47.	Enforcement

48.	Waiver of Jury Trial

49.	Patriot Act

50.	Powers of Attorney
Schedule 1 The Original Parties
Part I The Original Obligors
Part II The Lenders
Schedule 2 Conditions Precedent
Part I Conditions precedent to initial Utilisation
Part II Conditions precedent required to be delivered by an Additional Obligor
Part III Transaction Security Documents
Schedule 3 Requests and Notices
Part I Utilisation Request
Part II Utilisation Request
Schedule 4 Form of Transfer Certificate
Schedule 5 Form of Assignment Agreement
Schedule 6 Form of Accession Deed
Schedule 7 Form of Resignation Letter
Schedule 8 Form of Compliance Certificate
Schedule 9 LMA Form of Confidentiality Undertaking
Schedule 10 Timetables
Part I Loans
Part II Letters of Credit
Schedule 11 Letter of Credit Requirements

Schedule 12 Form of Letter of Credit
Schedule 13 Forms of Notifiable Debt Purchase Transaction Notice
Part I Form of Notice of Entering into Notifiable Debt Purchase Transaction
Part II Form of Notice on Termination of Notifiable Debt Purchase Transaction
Schedule 14 Restrictive Covenants
Part I Covenants
Part II Certain Definitions
Schedule 15 Form of Increase Confirmation
Schedule 16 Agreed Security Principles
Schedule 17 Excluded Bank Accounts

THIS AGREEMENT is originally dated 20 September 2012 and made between:

(1)
CABOT FINANCIAL LIMITED, a private limited liability company incorporated under the laws of England and Wales with company registration number 5714535 and with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA (the "Parent");

(2)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Parent, the "Original Borrowers");

(3)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the "Original Guarantors");

(4)
CABOT CREDIT MANAGEMENT LIMITED, a private limited liability company incorporated under the laws of England and Wales with company registration number 5754978 and with its registered office at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent, ME19 4UA as another guarantor ("CCML");

(5)	DNB BANK ASA, LONDON BRANCH, HSBC BANK PLC, J.P. MORGAN SECURITIES PLC, LLOYDS BANK PLC, MUFG BANK, LTD. and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (the "Arrangers");

(6)	THE FINANCIAL INSTITUTIONS listed in Part II-B of Schedule 1 (The Original Parties) as 2018 effective date lenders (the "2018 Effective Date Lenders");

(7)	J.P. MORGAN EUROPE LIMITED as agent of the other Finance Parties (the "Agent"); and

(8)	J.P. MORGAN EUROPE LIMITED as security trustee for the Secured Parties (the "Security Agent").
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"2015 Effective Date" means the "Effective Date" as defined in the amendment and restatement agreement in relation to this Agreement dated on or about 5 February 2015 between, among others, each of the Obligors, the Lenders, the Agent and the Security Agent.
"2015 Second Effective Date" means the "Effective Date" as defined in the amendment and restatement agreement in relation to this Agreement dated on or about 10 November 2015 between, among others, each of the Obligors, the Lenders, the Agent and the Security Agent.
"2016 Amendment and Restatement Agreement" means the amendment and restatement agreement in relation to this Agreement dated on or about 7 October 2016 between, among others, each of the Obligors, the Lenders, the Agent and the Security Agent.
"2018 Amendment and Restatement Agreement" means the amendment and restatement agreement in relation to this Agreement dated on or about November 5, 2018 between, among others, the Obligors' Agent on behalf of each of the Obligors, the Lenders, the Agent and the Security Agent.
"2016 Effective Date" means the "Effective Date" as defined in the 2016 Amendment and Restatement Agreement.
"2018 Effective Date" means the "Effective Date" as defined in the 2018 Amendment and Restatement Agreement.
"2023 Cabot Notes" has the meaning given to that term in Schedule 14 (Restricted Covenants).
"2023 Cabot Notes Indenture" has the meaning given to that term in Schedule 14 (Restrictive Covenants)
"Acceptable Bank" means:

(a)	any Arranger or Affiliate of an Arranger;

(b)
a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services, A- or higher by Fitch Ratings Ltd or A3 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent.
"Acceleration Notice" means a notice served by the Agent pursuant to and in accordance with Clause 28.20 (Acceleration).
"Accession Deed" means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).
"Accounting Principles" means generally accepted accounting principles, standards and practices in England as applied in the Original Financial Statements of the Parent, and shall include IFRS.
"Accounting Reference Date" means 31 December.
"Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 32 (Changes to the Obligors).
"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 32 (Changes to the Obligors).
"Additional Obligor" means an Additional Borrower or an Additional Guarantor.

"Additional Shareholder Funding" has the meaning given to that term in Clause 26.2 (Financial definitions).
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. For the purposes of The Royal Bank of Scotland plc, "Affiliate" shall include The Royal Bank of Scotland N.V. and each of its subsidiaries or subsidiary undertakings but shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings (including The Royal Bank of Scotland N.V. and each of its subsidiaries or subsidiary undertakings).
"Agent's Spot Rate of Exchange" means:

(a)	as at the date of this Agreement, the spot rate of exchange as displayed by ICE Data Services; or

(b)	any other commercially available spot rate of exchange selected by the Agent and as agreed by the Parent, in each case, for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.
"Agreed Security Principles" means the principles set out in Schedule 16 (Agreed Security Principles).
"Alternative Reference Bank Rate" means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Alternative Reference Banks:

(i)	in relation to LIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Alternative Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(B)
if different, as the rate (if any and applied to the relevant Alternative Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in relation to EURIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Alternative Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(B)
if different, as the rate (if any and applied to the relevant Alternative Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

"Alternative Reference Banks" means, in relation to LIBOR and EURIBOR, such reputable banks as may be appointed by the Agent in consultation with the Parent, in each case acting out of their principal offices in such jurisdiction as the Agent may, in consultation with the Parent, select.
"Ancillary Commencement Date" means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period.
"Ancillary Commitment" means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.
"Ancillary Document" means each document relating to or evidencing the terms of an Ancillary Facility.
"Ancillary Facility" means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).
"Ancillary Lender" means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).
"Ancillary Outstandings" means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the following amounts in the Base Currency outstanding under that Ancillary Facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set-off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility):

(a)
the principal amount under each overdraft facility and on-demand short term loan facility (provided that for the purpose of this definition, any amount of any outstanding utilisation under any BACS facility (or similar) made available by an Ancillary Lender shall, with the prior consent of that Ancillary Lender, be excluded (without any double counting));

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.
"Approved List" means the list of Lenders and potential Lenders held by the Agent (as the same may be amended from time to time pursuant to Clause 30.2 (Conditions of assignment or transfer)).
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor/Agent Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.
"Audit Laws" means the EU Regulation (537/2014) on specific requirements regarding statutory audit of public-interest entities and repealing Commission Decision 2005/909/EC and the EU Directive (2014/56/EU) amending Directive 2006/43/EC on statutory audits of annual accounts and consolidated accounts and any law or regulation which implements that EU Directive (2014/56/EU).
"Auditors" means BDO LLP or any other accounting firm appointed by the Parent or the relevant member of the Group to act as its statutory auditors.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Availability Period" means:

(a)	in relation to Tranche 1, the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date applicable to Tranche 1;

(b)	in relation to Tranche 2, the period from and including the March 2017 Effective Date to and including the date falling one Month prior to the Termination Date applicable to Tranche 2; and

(c)	in relation to Tranche 3, the period from and including the 2018 Effective Date to and including the date falling one Month prior to the Termination Date applicable to Tranche 3.

"Available Commitment" means, subject to Clause 9.8 (Affiliates of Lenders as Ancillary Lenders) in relation to a Facility a Lender's Commitment under that Facility minus (subject as set out below):

(a)	the Base Currency amount of its participation in any outstanding Utilisations under that Facility and the amount of the aggregate of its Ancillary Commitments under that Facility; and

(b)
in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and the amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date in place of Commitments under that Facility in accordance with Clause 9.2 (Availability); and

For the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation, the following amounts shall not be deducted from a Lender's Commitment under that Facility:

(i)	that Lender's participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)
that Lender's (or its Affiliate's) Ancillary Commitments which were provided in place of Commitments under that Facility in accordance with Clause 9.2 (Availability) to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

"Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.
"Base Currency" means Sterling.
"Base Currency Amount" means:

(a)
in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit) at six-monthly intervals; and

(b)
in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Parent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.
"Base Reference Bank Rate" means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(i)	in relation to LIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(B)
if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in relation to EURIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Base Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(B)
if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

"Base Reference Banks" means, in relation to LIBOR and EURIBOR, the principal London offices of Lloyds Bank plc and such other banks as may be appointed by the Agent in consultation with the Parent.
"Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 32 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to the provisions of Clause 9.9 (Affiliates of Borrowers).
"Break Costs" means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Budget" means:

(a)	in relation to the period beginning on the Closing Date and ending on 31 December 2012, the budget to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 25.4 (Budget).
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.
"Capital Stock" has the meaning given to that term in Schedule 14 (Restricted Covenants).
"Cash Equivalent Investments" has the meaning given to "Cash Equivalents" in Schedule 14 (Restrictive Covenants).
"Centre of Main Interests" means the "centre of main interests" as such term is used in Article 3(1) of the Council Regulation (EC) no. 1346/2000 on insolvency proceedings.
"Change in Law" means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any governmental authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any governmental authority; provided however notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.

"Change of Control" means:

(a)	prior to an Initial Public Offering:

(i)
the Investors cease to control or own, legally and beneficially, directly or indirectly, more than 50% of the issued share capital and/or voting rights attaching to the issued shares of the Parent and/or the ability to determine the composition of the majority of the board of directors or equivalent body of the Parent; or

(ii)	the Parent ceases to be a direct wholly-owned subsidiary of Cabot Credit Management Limited; and

(b)	following an Initial Public Offering:

(i)
a Change of Control as defined in Schedule 14 (Restrictive Covenants) occurs provided that, when used in such definition, paragraph 1 of the definition of Permitted Holders shall only apply to the extent that the terms of Clause 12 (Mandatory Prepayment) have been applied in relation to the relevant Change of Control; or

(ii)	the Parent ceases to be a direct wholly-owned subsidiary of Cabot Credit Management Limited.
"Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Closing Date" means the date on which the Notes are issued and the Agent notifies the Parent and the Lenders as required under Clause 4.1 (Initial conditions precedent).
"Closing Date Dividend" means the upstream dividend made by the Borrower ultimately received by Cabot Financial Limited as described in steps 11 to 15 of the Deloittes' steps paper dated 19 September 2012.
"Commitment" means a Tranche 1 Commitment, a Tranche 2 Commitment or a Tranche 3 Commitment.
"Competitor" means any person whose business (or the business of any of its Affiliates, related trusts, partnerships, or funds, excluding the business of any of its Affiliates, related trusts, partnerships, and funds in circumstances where (i) the relevant entity's primary business does not concern distressed or non-performing consumer debts and (ii) the relevant entity is independently managed or controlled from such person) is in competition with any aspect of the general business carried on by the Group as a whole in the distressed or non-performing consumer debt purchase and distressed or non-performing consumer debt collection market (together with each other person acting on behalf, on the instructions, or for the account of, any such person), in each case save that, in the case of any banking institution only, any person with a division or business line, Affiliate, related trust, partnership or fund that is in competition with the Group and that division or business line, Affiliate, related trust, partnership or fund is not a material competitor of the Group shall not be a "Competitor".

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).
"Confidential Information" means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(iv)	any Funding Rate or Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent, in each case capable of being relied upon by (and not capable of being materially amended without the consent of) the Parent.
"Consolidated EBITDA" has the meaning given to that term in Schedule 14 (Restrictive Covenants).
"Constitutional Documents" means the constitutional documents of the Parent.
"Consumer Debt or Account" means any debt or account where the debtor is (i) an individual, or (ii) any other person in circumstances where an individual provides any surety, guarantee, credit support, Security, or other financial assistance which represents the principal credit support for the relevant debt or account in respect of that debt or account.

"CTA" means the Corporation Tax Act 2009.
"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
"December 2017 Amendment and Restatement Agreement" means the amendment and restatement agreement in relation to this Agreement dated 12 December 2017 between, among others, each of the Obligors, the Lenders, the Agent and the Security Agent.
"December 2017 Effective Date" means the "Effective Date" as defined in the December 2017 Amendment and Restatement Agreement.
"Default" means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, provided that any such event or circumstance which requires any determination as to materiality before it may become an Event of Default shall not be a Default until such determination is made.
"Defaulting Lender" means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)
which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation) or has failed to provide cash collateral (or has notified the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Designated Gross Amount" has the meaning given to that term in Clause 9.2 (Availability).
"Designated Net Amount" has the meaning given to that term in Clause 9.2 (Availability).
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).
"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

"Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Restricted Group conducted on or from the properties owned or used by any member of the Restricted Group.
"ERC" has the meaning given to that term in Clause 26.2 (Financial definitions).
"ERC Model" has the meaning given to that term in Clause 26.2 (Financial definitions).
"ERC Model Output" means the spread sheet prepared by the Parent showing ERC broken down into the monthly estimated remaining collections over 84 months of each individual component debt portfolio, in the agreed form.
"EUR" or "euro" means the single currency unit of the Participating Member States.
"EURIBOR" means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR will be deemed to be zero.
"Event of Default" means any event or circumstance specified as such in Clause 28 (Events of Default).
"Excluded Bank Accounts" means:

(a)	each bank account the credit balance of which relates to monies held on trust for third parties;

(b)	the bank accounts specified in Schedule 17 (Excluded Bank Accounts); and

(c)	any other bank account approved by the Agent from time to time.
"Existing Cap" means each interest rate cap hedging agreement entered into before the date of this Agreement in respect of interest rate exposures relating to the Existing Facility.

"Existing Facilities" means the facilities documented by the Existing Facilities Agreement and any ancillary facility granted in connection therewith.
"Existing Facilities Agreement" the facility agreement originally dated 1 March 2005 (as amended and restated from time to time) made between, among others, Cabot Financial (UK) Limited as borrower, The Royal Bank of Scotland plc as arranger, agent and security agent and Citibank, N.A., London Branch, DNB Bank ASA, The Royal Bank of Scotland plc and WestLB AG as original lenders.
"Existing Notes" has the meaning given to that term in Schedule 14 (Restricted Covenants).
"Expiry Date" means, for a Letter of Credit, the last day of its Term.
"Extension Request" means a Tranche 1 Extension Request and/or a Tranche 2 Extension Request as the context requires.
"Facility" means Tranche 1, Tranche 2 and/or Tranche 3 as the context requires.
"Facility Office" means:

(a)
in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five (5) Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
"FATCA" means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 (the "Code") or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"Fee Letter" means:

(a)	any letter or letters dated on or about the date of this Agreement between the Parent and the Agent or the Parent and the Arrangers setting out any of the fees referred to in Clause 17 (Fees); and

(b)
any agreement setting out fees payable to a Finance Party referred to in Clause 2.2 (Increase), Clause 17.4 (Fees payable in respect of Letters of Credit) or Clause 17.5 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under any other Finance Document.

"Finance Document" means this Agreement, the 2016 Amendment and Restatement Agreement, the March 2017 Amendment and Restatement Agreement, the December 2017 Amendment and Restatement Agreement, the 2018 Amendment and Restatement Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request, any Transfer Certificate, any Assignment Agreement, any Increase Confirmation and any other document designated as a "Finance Document" by the Agent and the Parent provided that where the term "Finance Document" is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of "Material Adverse Effect";

(b)	the definition of "Transaction Document";

(c)	the definition of "Transaction Security Document";

(d)	paragraph (a)(iv) of Clause 1.2 (Construction); and

(e)
Clause 28.1 (Non-payment), Clause 28.10 (Unlawfulness and invalidity), Clause 28.11 (Intercreditor Agreement), Clause 28.15 (Repudiation and rescission of agreements) and Clause 28.17 (Material adverse change).

"Finance Party" means the Agent, an Arranger, the Security Agent, a Lender, a Hedge Counterparty, the Issuing Bank or any Ancillary Lender provided that where the term "Finance Party" is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of "Secured Parties";

(b)	paragraph (a)(i) of Clause 1.2 (Construction);

(c)	Clause 28.17 (Material adverse change), paragraph (c) of Clause 24.4 (Non-conflict with other obligations) or Clause 24.19 (Good title to assets) of the definition of "Material Adverse Effect";

(d)	Clause 34 (Conduct of business by the Finance Parties); and

(e)	Clause 28.1 (Non-payment), Clause 28.10 (Unlawfulness and invalidity), Clause 28.11 (Intercreditor Agreement) and Clause 28.15 (Repudiation and rescission of agreements).
"Financial Indebtedness" has the meaning given to "Indebtedness" in Schedule 14 (Restrictive Covenants).
"Financial Quarter" has the meaning given to that term in Clause 26.2 (Financial definitions).
"Financial Year" has the meaning given to that term in Clause 26.2 (Financial definitions).
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 16.4 (Cost of funds).
"Funds Flow Statement" means a funds flow statement in the agreed form.
"GBP", "Sterling" or "£" means the lawful currency for the time being of the United Kingdom.
"Group" means the Parent and each of its Subsidiaries for the time being.
"Group Structure Chart" means the group structure chart in the agreed form.
"Guarantor" means an Original Guarantor or an Additional Guarantor,
"Hedge Counterparty" means any person which is or has become a Party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

"Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a member of the Restricted Group and a Hedge Counterparty for any purpose permitted under Clause 27.16 (Treasury Transactions).
"HMRC" means HM Revenue & Customs.
"Holdco" means the Parent, Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited), Cabot Financial (Luxembourg) S.A., Cabot Financial (Luxembourg) II S.A., Cabot Financial Holdings Group Limited (formerly Cabot Credit Management Group Limited) and Cabot Financial Debt Recovery Services Limited.
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
"IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Impaired Agent" means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within three (3) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 15 (Form of increase confirmation).
"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).
"Initial ERC" means the ERC forecast dated 30 June 2012.

"Initial Public Offering" means an initial public offering on any recognised investment exchange of the shares of the Parent or any Holding Company of the Parent but excluding the Investors.
"Insolvency Event" in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)
causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above, including a Luxembourg Insolvency Event; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Intellectual Property" means:

(a)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Restricted Group (which may now or in the future subsist).
"Intercreditor Agreement" means the intercreditor agreement dated on or about the Closing Date and made between, among others, the Parent, the Debtors (as defined in the Intercreditor Agreement), the Security Agent, the Agent, the Lenders (as RCF Lenders), the Arranger (as Arranger), the Intra-Group Lenders, the Structural Creditors and the Note Trustee (each as defined in the Intercreditor Agreement).
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).
"Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan.
"Intra-Group Loans" means a loan by the Parent to the Borrower and any other loans made by one member of the Restricted Group to another member of the Restricted Group.
"Investment Grade Status" shall have the meaning set out in the 2023 Cabot Notes Indenture as it applies to the 2023 Cabot Notes and for the purposes of Clause 29 (Investment Grade Status) shall have a corresponding meaning in respect of any other Permitted Financial Indebtedness.

"Investors" means Encore Capital Group, Inc. and any fund managed and/or advised by it, J.C. Flowers & Co. LLC and any fund managed and/or advised by it and, in each case, any of their respective Affiliates.
"Issuing Bank" means each Lender which has notified the Agent that it has agreed to the Parent's request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the "Issuing Bank") provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the "Issuing Bank" shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.
"ITA" means the Income Tax Act 2007.
"Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity in which the interests of all members of the Restricted Group (taken together) are not more than 50%.
"L/C Proportion" means in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender's Available Commitment in the relevant Facility to, as the case may be, the Tranche 1 Available Facility, the Tranche 2 Available Facility or the Tranche 3 Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.
"Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 32 (Changes to the Obligors).
"Legal Reservations" means:

(a)
the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under any applicable limitation law (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set-off or counterclaim;

(c)
the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(h)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
"Lender" means a Tranche 1 Lender, a Tranche 2 Lender and/or a Tranche 3 Lender as the context requires.
"Letter of Credit" means:

(a)	a letter of credit or guarantee in favour of third parties including counter guarantees for guarantees to such third parties and which:

(i)	complies with the Letter of Credit Requirements;

(ii)	is in substantially the form set out in Schedule 12 (Form of Letter of Credit); or

(iii)	is in any other form requested by the Parent and agreed by the Relevant Majority Lenders in respect of the relevant Facility under which the Letter of Credit is to be issued and the Issuing Bank; or

(b)
any guarantee, indemnity or other instrument in a form requested by a Borrower (or the Parent on its behalf) and agreed by the Relevant Majority Lenders in respect of the relevant Facility under which the Letter of Credit is to be issued and the Issuing Bank.

"Letter of Credit Requirements" means the requirements as to the form of a Letter of Credit as set out in Schedule 11 (Letter of Credit Requirements).
"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
"LMA" means the Loan Market Association.
"Loan" means a Tranche 1 Loan, a Tranche 2 Loan or a Tranche 3 Loan.
"LTV Ratios" means the LTV Ratio and the SSRCF LTV Ratio.

"LTV Ratio" has the meaning given to it in Clause 26.2 (Financial definitions).
"Luxembourg Guarantor" means Cabot Financial (Luxembourg) S.A., Cabot Financial (Luxembourg) II S.A. and any other Guarantor which is incorporated and/or established in the Grand Duchy of Luxembourg from time to time.
"Luxembourg Share Pledge Agreements" means the agreements pursuant to which Luxembourg law share pledges are granted by Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited) in favour of the Security Agent over the shares in:

(a)	Cabot Financial (Luxembourg) S.A.; and

(b)	Cabot Financial (Luxembourg) II S.A..
"Majority Lenders" means:

(a)	in respect of any direction provided by the Majority Lenders under Clause 28.20 (Acceleration):

(i)
prior to the date on which the definition of "Majority Super Senior Creditors" in each of the Intercreditor Agreement and the Marlin Intercreditor Agreement is amended with the references to "75%" included therein being amended to "66.67%" (the "Majority ICA Amendment"), a Lender or Lenders whose Commitments aggregate 75 per cent. or more of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 75 per cent. or more of the Total Commitments immediately prior to that reduction); and

(ii)
on and from the date of the Majority ICA Amendment, a Lender or Lenders whose Commitments aggregate 66.67 per cent. or more of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 66.67 per cent. or more of the Total Commitments immediately prior to that reduction); and

(b)
in any other case, a Lender or Lenders whose Commitments aggregate 66.67 per cent. or more of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 66.67 per cent. or more of the Total Commitments immediately prior to that reduction).

"Mandatory Prepayment Account" means an interest-bearing account:

(a)	held, or to be held, by a Borrower with the Agent or the Security Agent (or Affiliate of the Agent or the Security Agent);

(b)	identified in a letter between the Parent and the Agent as a Mandatory Prepayment Account;

(c)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and Security Agent (each acting reasonably); and

(d)	from which no withdrawals may be made by any members of the Restricted Group except as contemplated by this Agreement, as the same may be redesignated, substituted or replaced from time to time.
"March 2017 Amendment and Restatement Agreement" means the amendment and restatement agreement in relation to this Agreement dated on 31 March 2017 between, among others, each of the Obligors, the Lenders, the Agent and the Security Agent.
"March 2017 Effective Date" means the "Effective Date" as defined in the March 2017 Amendment and Restatement Agreement.
"Margin" means:

(a)	in relation to any Tranche 1 Loan or Tranche 2 Loan:

(i)	until (but excluding) the 2018 Effective Date, 3.25 per cent. per annum; and

(ii)	on and from the 2018 Effective Date, 3.00 per cent. per annum;

(b)	in relation to any Tranche 3 Loan, 3.25 per cent. per annum.
"Marlin Intercreditor Agreement" has the meaning given to that term in Schedule 14 (Restrictive Covenants).
"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, assets or financial condition of the Restricted Group (taken as a whole); or

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)
the legality, validity, enforceability or ranking of any Security granted or purported to be granted pursuant to any of the Finance Documents, in any such case, in a manner or to an extent which is materially adverse to the interests of the Lenders under the Finance Documents and, if capable of remedy is not remedied within 15 Business Days of the earlier of:

(i)	the Parent becoming aware of the issue; or

(ii)	the giving of notice of the issue by the Agent,
provided that such period shall run concurrently with any applicable grace period contained in Clause 28 (Events of Default).

"Material Company" means, at any time:

(a)	an Obligor; or

(b)	a wholly-owned member of the Restricted Group that is the Holding Company of an Obligor; or

(c)	a member of the Restricted Group which:

(i)
has earnings before interest, tax, depreciation and amortisation calculated on the same basis as Consolidated EBITDA (but on an unconsolidated basis and excluding intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) representing more than five (5) per cent. of Consolidated EBITDA of the Restricted Group calculated on a consolidated basis; or

(ii)
has gross assets (on an unconsolidated basis excluding intra-Restricted Group items, goodwill and investments in Restricted Subsidiaries of any member of the Restricted Group) representing five (5) per cent. or more of the gross assets of the Restricted Group calculated on a consolidated basis (excluding goodwill), but does not include:

(d)	a Permitted Purchase Obligations SPV; or

(e)	a Restricted Subsidiary whose only assets are the Capital Stock in a Permitted Purchase Obligations SPV.
Compliance with the conditions set out in paragraph (c) above shall be determined by reference to:

(i)
the most recent Annual Financial Statements of the Group (adjusted in accordance with Clause 25.8 (Unrestricted Subsidiaries)), supplied under paragraph (a) of Clause 25.1 (Financial statements) and the Compliance Certificate relating thereto;

(ii)
the latest (if applicable) consolidated financial statements of the Subsidiary (audited to the extent required by law). However, if a Subsidiary has been acquired since the date as at which the latest Annual Financial Statements of the Group were prepared, the Annual Financial Statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by two directors of the Parent as representing an accurate reflection of the revised Consolidated EBITDA) or gross assets of the Restricted Group).

A report by the Auditors of the Parent that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.
"Material Event of Default" means any event or circumstance constituting:

(a)
an Event of Default under Clause 28.4 (Other obligations) to the extent that such Event of Default relates to a failure to comply that is material other than in the case of Clause 27.20 (Note Purchase Condition) where materiality will not be applied to such test; and

(b)	an Event of Default under any Clause other than Clause 28.4 (Other obligations).
"Member State" means the territory of each Member State of the Community as defined in Article 5 and 6 of the Council Directive 2006/112/EC on the common system of value added tax.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"New Shareholder Loan" means each shareholder loan made directly or indirectly to the Parent after the Closing Date which is subordinated as Structural Liabilities pursuant to the Intercreditor Agreement or otherwise on comparable subordinated terms acceptable to the Majority Lenders.
"Non-Acceptable L/C Lender" means a Lender which:

(a)
is not an Acceptable Bank within the meaning of paragraph (c) of the definition of "Acceptable Bank" (other than a Lender which each Issuing Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender or an Insolvency Event has occurred in respect of a holding company of such Lender;

(c)	is determined or declared as such by the Issuing Bank from time to time; or

(d)
has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 33.10 (Lenders' indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of Defaulting Lender.
"Non-Consenting Lender" has the meaning given to that term in Clause 42.5 (Replacement of Lender).
"Non-Consumer Debt or Accounts" means any debt or account that is not a Consumer Debt or Account.
"Non-Permitted Jurisdiction Originated Account" means a Portfolio Account originally issued or extended to a person:

(a)	outside the United Kingdom or a Permitted Jurisdiction, unless such person was resident in the United Kingdom or a Permitted Jurisdiction at such time; and

(b)	in a jurisdiction which is not a Sanctioned Jurisdiction.
"Non-UK Originated Account" means a Portfolio Account originally issued or extended to a person outside the United Kingdom unless such person was resident in the United Kingdom at such time.
"Note Documents" means the Senior Note Documents (as such term is defined in the Intercreditor Agreement).
"Note Indenture" means the senior secured note indenture dated on or about the date hereof and between, among others, the Parent and the Note Trustee, as amended from time to time.
"Note Trustee" means Citibank, N.A., London Branch, or any successor trustee appointed in accordance with the Note Indenture.
"Notes" means the Senior Notes (as such term is defined in the Intercreditor Agreement).
"Notice of Extension" means a Tranche 1 Notice of Extension and/or a Tranche 2 Notice of Extension as the context requires.
"Notifiable Debt Purchase Transaction" has the meaning given to that term in paragraph (b) of Clause 31.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).
"Obligor" means a Borrower or a Guarantor.
"Obligors' Agent" means the Parent or such other person, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors' Agent).
"Offering Memorandum" means the offering memorandum for the Notes.
"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Original Financial Statements" means:

(a)	the audited financial statements of the Group for the fourteen months ending 31 December 2011;

(b)	in relation to each Original Obligor (other than Cabot Financial (Luxembourg) S.A.) its audited financial statements for its Financial Year ended 31 December 2011; and

(c)
in relation to any other Obligor, its audited (to the extent required by law to be audited) financial statements (to the extent required by law to be produced) delivered to the Agent as required by Clause 32 (Changes to the Obligors).

"Original Lender" means an Original Tranche 1 Lender and/or an Original Tranche 2 Lender as the context requires.
"Original Obligor" means an Original Borrower or an Original Guarantor.
"Original Tranche 1 Lender" means each financial institution listed in Part II-B of Schedule 1 (The Original Parties) as a 2018 Effective Date Lender with a Tranche 1 Commitment greater than £0.
"Original Tranche 2 Lender" means each financial institution listed in Part II-B of Schedule 1 (The Original Parties) as a 2018 Effective Date Lender with a Tranche 2 Commitment greater than £0.
"Original Tranche 3 Lender" means each financial institution listed in Part II-B of Schedule 1 (The Original Parties) as a 2018 Effective Date Lender with a Tranche 3 Commitment greater than £0.
"Participating Member State" means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Perfection Requirements" means the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation in accordance with local laws, notations in stock registries, notarisations, legalisation and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder.
"Permitted Acquisition" means an acquisition (not being an acquisition by the Parent):

(a)
of shares or other ownership interests in a company representing at least 50.1 per cent. of the issued share capital or other ownership interests of such company or of a business or undertaking carried on as a going concern (each a "Business Acquisition"); or

(b)	an acquisition of Portfolio Accounts for consideration in cash,

but only if:

(i)
in relation to a Business Acquisition, no Event of Default has occurred and is continuing at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition or would result therefrom;

(ii)
in relation to an acquisition of Portfolio Accounts, no Material Event of Default has occurred and is continuing at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition or would result therefrom;

(iii)
in relation to a Business Acquisition, the acquired company, business, or undertaking is engaged in a business substantially similar to or complementary to that carried on by the Restricted Group in the debt purchase and debt collection market; and

(iv)	in relation to an acquisition of a Portfolio Account:

(A)
if the aggregate purchase value of Portfolio Accounts acquired by the Restricted Group since the most recent Quarter Date exceeds or will as a result of such acquisition of Portfolio Accounts exceed an amount equal to 30 per cent. of the amount budgeted for acquisitions of Portfolio Accounts in the Budget for the relevant Financial Year, the Parent has delivered a Compliance Certificate (amended to set out calculations in respect of the LTV Ratios and the acquired Portfolio Accounts only) signed by two directors showing in reasonable detail calculations demonstrating that it is in compliance with the LTV Ratios (calculated by reference to the last day of the most recently ended calendar Month); and

(B)
in the case of a Portfolio Account constituting either (i) a Non-Consumer Debt or Account, or (ii) a Non-UK Originated Account, having regard to the circumstances applying at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition, the relevant acquisition would not result in a failure to comply with the definition of "Portfolio Account";

(v)
in relation to a Business Acquisition of less than 100 per cent. but more than 50.1 per cent. of the issued share capital or other ownership interest interests of a company which following the acquisition would constitute a Material Company, subject to such company becoming an Obligor and granting Security (on substantially the same or equivalent terms to the Transaction Security granted as a condition precedent to initial utilisation of the Facilities and subject to the Agreed Security Principles) over all its assets in favour of the Secured Parties as soon as practicable and in any event within:

(A)	in the case of a Business Acquisition in England and Wales, 60 days; or

(B)	in the case of a Business Acquisition in any other jurisdiction, 90 days, of consummation of the relevant acquisition;

(vi)
in relation to a Business Acquisition, the Parent has delivered a Compliance Certificate (amended to set out calculations in respect of the LTV Ratios and the Portfolio Accounts only) signed by two directors showing in reasonable detail calculations demonstrating:

(A)
that it will remain in compliance with the LTV Ratios immediately following completion of the relevant acquisition (calculated by reference to the last day of the most recently ended calendar Month and on a pro forma basis for the proposed Business Acquisition taking into account any Financial Indebtedness incurred or to be incurred by any member of the Restricted Group in relation to the proposed acquisition); and

(B)
to the extent that the Business Acquisition includes an acquisition of any Non-Consumer Debt or Account or any Non-UK Originated Accounts, having regard to the circumstances applying at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition, that the relevant acquisition would not result in a failure to comply with the definition of "Portfolio Account";

(vii)
in relation to a Business Acquisition, the acquired company, business or undertaking is incorporated or established, and carries on its principal business, in the United Kingdom, European Union, United States of America or Canada;

(viii)
in the reasonable opinion of the Parent, such acquisitions are directly or indirectly EBITDA enhancing over the next three Financial Years after the completion of such acquisition having regard to the Group as a whole and the nature of the Group's business in the debt purchase and debt collection market; and

(ix)	in relation to an acquisition of Portfolio Accounts to be funded by a Utilisation in an amount of more than:

(A)
7.5% of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or (if relevant) the last day of the most recently ended calendar month on a pro forma basis for such acquisition), the Parent notifies the Agent of such acquisition promptly following its completion and provides the Agent with such information in relation to the acquisition as the Agent or the Lenders may reasonably require promptly upon request; or

(B)
15% of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or (if relevant) the last day of the most recently ended calendar month on a pro forma basis for such acquisition), the prior written consent of the Majority Lenders has been obtained.

"Permitted Financial Indebtedness" means any Financial Indebtedness which is permitted under this Agreement from time to time.
"Permitted Joint Venture" means any investment in a Joint Venture permitted in accordance with this Agreement from time to time.
"Permitted Jurisdiction" means each of Ireland, France, Spain, Portugal, Italy, Germany, the Netherlands and Poland.
"Permitted Jurisdiction Non-UK Originated Account" means a Portfolio Account originally issued or extended to a person outside the United Kingdom unless such person was resident in the United Kingdom at such time, provided that:

(a)
the aggregate "ERC" amount of all Permitted Jurisdiction Originated Accounts in any individual Permitted Jurisdiction (calculated on the same basis as ERC and as set out in the further proviso below) at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition does not exceed (i) in the case of each of Ireland, France and Spain, an amount equal to 20 per cent. of ERC and (ii) in the case of each other individual Permitted Jurisdiction, an amount equal to 10 per cent. of ERC (as determined in each case by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or if relevant the last day of the most recently ended calendar Month adjusted on a pro forma basis for the proposed acquisition); and

(b)
the aggregate "ERC" amount of all Non-Permitted Jurisdiction Originated Accounts (calculated on the same basis as ERC and as set out in the further proviso below) at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition does not exceed an amount equal to 5 per cent. of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or if relevant the last day of the most recently ended calendar Month adjusted on a pro forma basis for the proposed acquisition), and provided further that for the purposes of this definition, when calculating the aggregate "ERC" amount of all such Permitted Jurisdiction Originated Accounts or all such Non-Permitted Jurisdiction Originated Accounts debt, it shall refer to the estimated remaining collections projected to be received over 84 Months from the debt portfolio of which such debt is a component multiplied by the ratio of Permitted Jurisdiction Originated Accounts or Non-Permitted Jurisdiction Originated Accounts to total accounts in that debt portfolio, respectively.

"Permitted Jurisdiction Originated Account" means a Portfolio Account originally issued or extended to a person in a Permitted Jurisdiction.
"Permitted Payment" has the meaning given to that term in the Intercreditor Agreement.
"Permitted Purchase Obligations SPV" has the meaning given to that term in Schedule 14 (Restricted Covenants).
"Permitted Refinancing Indebtedness" means any Refinancing Indebtedness (as defined in Schedule 14 (Restrictive Covenants) permitted pursuant to Section 4.09 of the 2023 Cabot Notes Indenture.
"Permitted Reorganisation" means:

(a)	an amalgamation, merger, transfer, consolidation, liquidation, dissolution or corporate reconstruction (each a "Reorganisation") on a solvent basis of a member of the Restricted Group where:

(i)
all of the business and assets of that member of the Restricted Group remain within the Restricted Group (and if that member of the Restricted Group was an Obligor immediately prior to such reorganisation being implemented, all of the business and assets of that member are retained by one or more other Obligors);

(ii)
if it or its assets or the shares in it were subject to the Transaction Security immediately prior to such Reorganisation, the Security Agent will enjoy substantially the same or equivalent Security over the same assets or, as the case may be, over it or the shares in it (or in each case over the shares of its successor) or, where a member of the Group is being dissolved or liquidated, its assets (after payment of creditors) are passed up to its Holding Company (subject to such Holding Company granting the same or equivalent Security over the relevant assets in favour of the Security Agent); and

(iii)
in the case of an amalgamation, merger or corporate reconstruction, if such member of the Group is an Obligor, the surviving entity is or becomes an Obligor to at least the same extent as such first mentioned Obligor immediately prior to the said amalgamation, merger or corporate reconstruction;

(b)	any Reorganisation permitted under Schedule 14 (Restrictive Covenants); or

(c)	any other Reorganisation of one or more members of the Restricted Group approved by the Majority Lenders (acting reasonably).
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organisations, whether or not legal entities, and governmental authorities.

"Portfolio" means the Portfolio Accounts.
"Portfolio Account" means:

(a)
(i) a performing, sub-performing or charged-off consumer account, loans, receivables, mortgages, debentures, claims or other similar assets or instruments or any other consumer account owned by the Restricted Group (in each case, a “Consumer Portfolio Account”); (ii) (to the extent that, when calculating the aggregate "ERC" amount under the Notes, this is also taken into account and the same methodology is used) any sale, lease, licence, transfer or other disposal of any asset (including but not limited to real estate) owned or held (as relevant) by the Restricted Group following any acceleration, enforcement or similar action or proceeding or following any restructuring arrangement (such action or proceeding, or restructuring arrangement, (in each case, as appropriate) having taken place prior to or following such asset being owned or held (as relevant) by the Restricted Group) in connection with any Consumer Portfolio Account; or (iii) any Non-Consumer Debt or Account; or

(b)	a Right to Collect Account,
provided that:

(i)
the aggregate "ERC" amount of all Non-Consumer Debt or Accounts (calculated on the same basis as ERC and as set out in the further proviso below) at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition does not exceed an amount equal to 7.5 per cent. of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or if relevant the last day of the most recently ended calendar Month adjusted on a pro forma basis for the proposed acquisition); and

(ii)
the aggregate "ERC" amount of all Permitted Jurisdiction Non-UK Originated Accounts (calculated on the same basis as ERC and as set out in the further proviso below) at the time the relevant member of the Restricted Group contractually commits to the relevant acquisition does not exceed an amount equal to the Relevant Percentage of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or if relevant the last day of the most recently ended calendar Month adjusted on a pro forma basis for the proposed acquisition), and provided further that for the purposes of this definition, when calculating the aggregate "ERC" amount of all such Non-Consumer Debt or Accounts or all such Permitted Jurisdiction Non-UK Originated Accounts, it shall refer to the estimated remaining collections projected to be received over 84 Months from the debt portfolio of which such debt is a component multiplied by the ratio of Non-Consumer Debt or Accounts or Permitted Jurisdiction Non-UK Originated Accounts to total accounts in that debt portfolio, respectively.

For the purposes of this definition, "Relevant Percentage" means the percentage set out below in the column for the relevant Portfolio Accounts for the relevant time period during which the relevant member of the Restricted Group contractually commits to the relevant acquisition:

Time period during which the relevant member of the Restricted Group contractually commits to the relevant acquisition	Relevant Percentage in respect of Permitted Jurisdiction Non-UK Originated Accounts
From the 2015 Second Effective Date to 31 December 2016	30 per cent.
From 1 January 2017 to 31 December 2017	40 per cent.
From 1 January 2018 onwards	50 per cent.

"Quarter Date" has the meaning given in Clause 26.2 (Financial definitions).
"Quasi Security" means any transaction in which a member of the Restricted Group agrees to:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Restricted Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
"Reference Bank Quotation" means any quotation supplied to the Agent by a Base Reference Bank or an Alternative Reference Bank.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Acceleration Event" has the meaning given to that term in Schedule 16 (Agreed Security Principles).
"Relevant Geography" means any Permitted Jurisdiction in respect of which the aggregate "ERC" amount of that Permitted Jurisdiction’s Permitted Jurisdiction Originated Accounts (calculated on the same basis as ERC and as set out in the proviso below) at the relevant time of calculation exceeds 5 per cent. of ERC (as determined by reference to the Compliance Certificate most recently delivered to the Agent under this Agreement or if relevant the last day of the most recently ended calendar Month adjusted on a pro forma basis for the proposed acquisition), provided that for the purposes of this definition, when calculating the aggregate "ERC" amount of a Permitted Jurisdiction's Permitted Jurisdiction Originated Accounts, it shall refer to the estimated remaining collections projected to be received over 84 Months from the debt portfolio of which such debt is a component multiplied by the ratio of that Permitted Jurisdiction's Permitted Jurisdiction Originated Accounts to total accounts in that debt portfolio.
"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where it conducts a substantial part of its business; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.
"Relevant Interbank Market" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
"Relevant Majority Lenders" means:

(a)
in relation to Tranche 1, a Tranche 1 Lender or Tranche 1 Lenders whose Tranche 1 Commitments aggregate 66.67 per cent. or more of the Total Tranche 1 Commitments (or, if the Total Tranche 1 Commitments have been reduced to zero, aggregated 66.67 per cent. or more of the Total Tranche 1 Commitments immediately prior to that reduction);

(b)
in relation to Tranche 2, a Tranche 2 Lender or Tranche 2 Lenders whose Tranche 2 Commitments aggregate 66.67 per cent. or more of the Total Tranche 2 Commitments (or, if the Total Tranche 2 Commitments have been reduced to zero, aggregated 66.67 per cent. or more of the Total Tranche 2 Commitments immediately prior to that reduction); and

(c)
in relation to Tranche 3, a Tranche 3 Lender or Tranche 3 Lenders whose Tranche 3 Commitments aggregate 66.67 per cent. or more of the Total Tranche 3 Commitments (or, if the Total Tranche 3 Commitments have been reduced to zero, aggregated 66.67 per cent. or more of the Total Tranche 3 Commitments immediately prior to that reduction).

"Reliance Parties" means the Agent, the Arranger, the Security Agent, the Issuing Bank, each Original Lender and each person who accedes as a Lender as part of the primary syndication of the Facilities within six months of this Agreement.
"Renewal Request" means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).
"Repeating Representations" means each of the representations set out in Clause 24.2 (Status), Clause 24.3 (Binding obligations), Clause 24.4 (Non-conflict with other obligations), Clause 24.5 (Power and authority), paragraph (a) of Clause 24.6 (Validity and admissibility in evidence), Clause 24.7 (Governing law and enforcement), Clause 24.10 (No default), paragraph (e) of Clause 24.11 (No Misleading Information) paragraphs (e) and (f) of Clause 24.12 (Financial Statements), Clause 24.20 (Legal and beneficial ownership), Clause 24.21 (Shares), Clause 24.26 (Centre of main interests and establishments) and Clause 24.29 (Money Laundering Act).
"Replacement Debt" means Permitted Refinancing Indebtedness where the proceeds are applied within one (1) day of the incurrence of the Permitted Refinancing Indebtedness (provided that the Parent shall use its reasonable endeavours to procure that it is applied on the same day) in prepayment, purchase, defeasance, satisfaction and discharge or redemption of (a) the Notes, Indebtedness incurred in connection with any Permitted Purchase Obligations or any Term Debt; or (b) any Permitted Refinancing Indebtedness.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).
"Restricted Group" means the Parent and the Restricted Subsidiaries.
"Restricted Party" means a person that is (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on any Sanctions List, (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country or territory-wide Sanctions (including, without limitation, Crimea, Cuba, Burma, Myanmar, Iran, North Korea, Sudan and Syria); or (iii) otherwise a target of Sanctions.
"Restricted Subsidiary" means a Subsidiary of the Parent other than an Unrestricted Subsidiary.
"Right to Collect Account" means a performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument that is owned by a Person that is not a member of the Restricted Group (a "Third Party") and in respect of which:

(a)
such Third Party is unable or unwilling to dispose of, or is not established for the purpose of disposing of, the relevant performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument to a member of the Restricted Group and:

(i)
a member of the Restricted Group is entitled to collect and retain substantially all of the amounts due under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument or to receive amounts equivalent thereto; or

(ii)
a member of the Restricted Group shall be entitled to the transfer of all such amounts received under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument and such amounts will be transferred to a member of the Restricted Group within a period of not more than 45 days from the date of their collection; or

(b)

(i)
a member of the Restricted Group shall have legal (and beneficial) or beneficial title (or the relevant local law equivalent in each case) to such relevant performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or other claim or other similar asset or instrument and any amounts collected thereunder. Any amounts collected thereunder shall be transferred to a member of the Restricted Group within a period of not more than 45 days from the date of their collection; or

(ii)
a member of the Restricted Group shall be legally (and beneficially) or beneficially entitled (or the relevant local law equivalent in each case) to collect and retain substantially all of the amounts due under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument or to receive amounts equivalent thereto.

For the avoidance of doubt, nothing in this definition shall restrict any Unrestricted Subsidiary from engaging in any of the activities applicable to Restricted Subsidiaries provided that such activity shall not constitute a Right to Collect Account unless a

Restricted Subsidiary has the rights with respect to such Right to Collect Account detailed under paragraph (a) or (b) above.
"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Loan is due to be repaid; or

(ii)	a demand by the Issuing Bank pursuant to a drawing in respect of a Letter of Credit or payment of outstandings under an Ancillary Facility is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan or the relevant claim in respect of that Letter of Credit or Ancillary Facility Utilisation; and

(c)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Loan or Ancillary Facility Utilisation; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.
"Sanctioned Jurisdiction" means a country or territory which is subject to:

(a)
general trade, economic or financial sanctions or embargoes imposed, administered or enforced by (i) the U.S. Department of Treasury's Office of Foreign Assets Control, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; or

(b)	general economic or financial sanctions embargoes imposed by the US federal government and administered by the US State Department, the US Department of Commerce or the US Department of the Treasury.
"Sanctioned Person" means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any person operating, organized or resident in a Sanctioned Jurisdiction or (c) any person owned or controlled by any such person or persons.
"Sanctions" means the economic sanctions laws, regulations, or restrictive measures administered, enacted or enforced by the Sanctions Authorities (including, without limitation, 31 C.F.R., Subtitle B, Chapter V; the Iran Sanctions Act of 1996, as amended; the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010; Executive Order 13590; and the National Defence Authorisation Act for Fiscal Year 2012).
"Sanctions Authorities" means (i) the United States government, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury and the United States Department of State; (ii) the United Nations; (iii) the European Union

or its Member States, including, without limitation, the United Kingdom, Her Majesty's Treasury, and the Department for Business, Innovation and Skills; or (iv) the respective governmental institutions and agencies of any of the foregoing.
"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the US Department of Treasury, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty's Treasury, the consolidated list of persons, groups or entities subject to European Union sanctions administered by the European External Action Service or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.
"Screen Rate" means:

(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent and the Lenders.
"Secured Parties" has the meaning given to it in the Intercreditor Agreement.
"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Separate Loan" has the meaning given to that term in Clause 10.1 (Repayment of Loans).
"Specified Time" means a time determined in accordance with Schedule 10 (Timetables).
"Sponsor Affiliate" means the Investors and each of their respective Affiliates, any trust of which any of the Investors or any of their respective Affiliates are a trustee, any partnership of any of the Investors or any of their respective Affiliates is a partner and any trust, fund or other entity which is managed by, or is directly or indirectly under the control of, any of the Investors or any of their respective Affiliates provided that any such trust partnership fund, or other entity which has been established for at least six (6) Months for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, partnerships, funds, or other entities managed or controlled by any of the Investors or any of their respective Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.
"SSRCF LTV Ratio" has the meaning given to it in Clause 26.2 (Financial definitions).
"Structural Debt Document" means any document or agreement evidencing the terms of any Structural Liabilities.
"Structural Liabilities" has the meaning given to it in the Intercreditor Agreement.
"Subordinated Liabilities" has the meaning given to that term in the Intercreditor Agreement.
"Subsidiary" means in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and "control" for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.
"Super Majority Lenders" means, at any time a Lender or Lenders whose Commitments aggregate 85 per cent. or more of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregate 85 per cent. or more of the Total Commitments immediately prior to that reduction.
"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro.
"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
"Tax" or "Taxes" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, interest or other additional amount payable in connection with any failure to pay or any delay in paying any of the same).
"Term" means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.
"Term Debt" means on any date, Financial Indebtedness with a scheduled maturity date 12 Months or more from the date on which such Financial Indebtedness was incurred (and for the avoidance of doubt excluding the Facilities and any Ancillary Facility).
"Termination Date" means:

(a)	in relation to any Tranche 1 Loan, 24 September 2022;

(b)	in relation to any Tranche 2 Loan, 24 September 2022; and

(c)	in relation to any Tranche 3 Loan, 24 September 2021.
"Total Commitments" means the aggregate of the Total Tranche 1 Commitments, the Total Tranche 2 Commitments and the Total Tranche 3 Commitments.
"Total Tranche 1 Commitments" means the aggregate of the Tranche 1 Commitments, being £280,000,000 as at the 2018 Effective Date.
"Total Tranche 2 Commitments" means the aggregate of the Tranche 2 Commitments, being £95,000,000 as at the 2018 Effective Date.
"Total Tranche 3 Commitments" means the aggregate of the Tranche 3 Commitments, being £10,000,000 as at the 2018 Effective Date.
"Tranche 1" means the revolving credit facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facility).
"Tranche 2" means the revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facility).
"Tranche 3" means the revolving credit facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facility).
"Tranche 1 Commitments" means:

(a)
in relation to any Lender on the 2018 Effective Date, the amount set opposite its name under the heading "Tranche 1 Commitment" in Part II-B of Schedule 1 (The Original Parties) and the amount of any other Tranche 1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Tranche 1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
"Tranche 2 Commitments" means:

(a)
in relation to any Lender on the 2018 Effective Date, the amount set opposite its name under the heading "Tranche 2 Commitment" in Part II-B of Schedule 1 (The Original Parties) and the amount of any other Tranche 2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Tranche 2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche 3 Commitments" means:

(a)
in relation to any Lender on the 2018 Effective Date, the amount set opposite its name under the heading "Tranche 3 Commitment" in Part II-B of Schedule 1 (The Original Parties) and the amount of any other Tranche 3 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Tranche 3 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
"Tranche 1 Extension Request" has the meaning given to that term in Clause 4.6 (Option to Extend Tranche 1).
"Tranche 2 Extension Request" has the meaning given to that term in Clause 4.7 (Option to Extend Tranche 2).
"Tranche 1 Lender" means:

(a)	any Original Tranche 1 Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Tranche 1 Lender in accordance with Clause 2.2 (Increase) or Clause 30 (Changes to the Lenders),
which in each case has not ceased to be a Tranche 1 Lender in accordance with the terms of this Agreement.
"Tranche 2 Lender" means:

(a)	any Original Tranche 2 Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase) or Clause 30 (Changes to the Lenders),
which in each case has not ceased to be a Tranche 2 Lender in accordance with the terms of this Agreement.
"Tranche 3 Lender" means:

(a)	any Original Tranche 3 Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase) or Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Tranche 3 Lender in accordance with the terms of this Agreement.
"Tranche 1 Loan" means a loan made or to be made under Tranche 1 or the principal amount outstanding for the time being of that loan.
"Tranche 2 Loan" means a loan made or to be made under Tranche 2 or the principal amount outstanding for the time being of that loan.
"Tranche 3 Loan" means a loan made or to be made under Tranche 3 or the principal amount outstanding for the time being of that loan.
"Tranche 1 Notice of Extension" has the meaning given to that term in Clause 4.6 (Option to Extend Tranche 1).
"Tranche 2 Notice of Extension" has the meaning given to that term in Clause 4.7 (Option to Extend Tranche 2).
"Tranche 1 Utilisations" means a Tranche 1 Loan or a Letter of Credit used under Tranche 1.
"Tranche 2 Utilisations" means a Tranche 2 Loan or a Letter of Credit used under Tranche 2.
"Tranche 3 Utilisations" means a Tranche 3 Loan or a Letter of Credit used under Tranche 3.
"Transaction Documents" means the Finance Documents, the Note Documents, the Structural Debt Documents and the Constitutional Documents.
"Transaction Security" means the Security created or expressed to be created in respect of the obligations of any of the Obligors under any of the Finance Documents pursuant to the Transaction Security Documents.
"Transaction Security Documents" means each of the documents listed as being a Transaction Security Document in Part III of Schedule 2 (Conditions Precedent), any document required to be delivered to the Agent under paragraph 11 of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.
"Unrestricted Subsidiary" has the meaning given to it in Schedule 14 (Restrictive Covenants).
"U.S. dollars", "$" and dollars denote lawful currency of the United States of America.
"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.
"US GAAP" means generally accepted accounting principles in the United States of America.
"Utilisation" means a Tranche 1 Utilisation, a Tranche 2 Utilisation or a Tranche 3 Utilisation.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.
"Utilisation Request" means a notice substantially in the relevant form set out in Part I or Part II of Schedule 3 (Requests and Notices).
"VAT" means value added tax as provided for in Council Directive 2006/112/EC, as amended, on the common system of value added tax and any other tax of a similar nature (including goods and services tax) wherever imposed.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Agent", any "Arranger", any "Finance Party", any "Issuing Bank", any "Lender", any "Hedge Counterparty", any "Obligor", any "Party", any "Secured Party", the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Parent and the Agent;

(iii)	"assets" includes present and future properties, revenues and rights of every description;

(iv)
a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)
"guarantee" means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a Lender's "participation" in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(viii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law (but if not having the force of law, which is binding or customarily complied with)) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted;

(xi)	a time of day is a reference to London time; and

(xii)	"the date hereof", "the date of this Agreement" and other like expressions is to 20 September 2012.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Borrower providing "cash cover" for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or,

as the case may be, the Ancillary Facility) to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)	the account is with the Security Agent or with the Issuing Bank or Ancillary Lender for which that cash cover is to be provided;

(ii)
subject to paragraph (b) of Clause 7.5 (Cash cover by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and

(iii)
the Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent or the Issuing Bank or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(e)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived. An Event of Default is "continuing" if it has not been remedied or waived.

(f)	A Borrower "repaying" or "prepaying" a Letter of Credit or Ancillary Outstandings means:

(i)	that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility, and the amount by which a Letter of Credit is, or Ancillary Outstandings are repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

(h)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(i)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(j)	A Letter of Credit is completely cancelled, discharged and released in accordance with its terms:

(i)	upon the Issuing Bank having paid the amount available under the Letter of Credit;

(ii)
upon return of the original Letter of Credit to the Issuing Bank together with the beneficiary's letter of release, or, if such original Letter of Credit has been lost, stolen, mutilated or destroyed, confirmation from the beneficiary of such Letter of Credit that this is the case and indemnities are provided satisfactory to the Issuing Bank from the beneficiary and other satisfactory assurances are provided as the Issuing Bank may require; or

(iii)	upon lapse of its Expiry Date and no demand having been received by the Issuing Bank on or before such Expiry Date.

(k)	Unless specifically provided to the contrary, a reference to a Subsidiary of a member of the Restricted Group excludes each Unrestricted Subsidiary.

1.3	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement.

(b)
Subject to paragraph (j) of Clause 42.3 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4	Intercreditor Agreement
Other than in respect of paragraphs (h) to (j) of Clause 42.3 (Exceptions), this Agreement is subject to the Intercreditor Agreement and in the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available:

(i)	a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Tranche 1 Commitments;

(ii)	a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Tranche 2 Commitments; and

(iii)	a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Tranche 3 Commitments.

(b)
Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Tranche 1 Commitment, Tranche 2 Commitment or its Tranche 3 Commitment.

2.2	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with Clause 11.1 (Illegality), Clause 12.1 (Exit) or Clause 12.3 (Disposal Proceeds and Insurance Proceeds),
request that the Total Tranche 1 Commitments, Total Tranche 2 Commitments and/or Total Tranche 3 Commitments, as applicable, be increased (and the Total Tranche 1 Commitments, Total Tranche 2 Commitments and/or Total Tranche 3 Commitments shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)
the increased Commitment will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Parent (each of which shall not be a Sponsor Affiliate or a member of the Restricted Group and which is further acceptable to the Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)
each Increase Lender shall become a Party as either a "Tranche 1 Lender", a "Tranche 2 Lender" or a "Tranche 3 Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)
any increase in the Total Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Tranche 1 Commitments, Total Tranche 2 Commitments and/or Total Tranche 3 Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)
the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Parent, the Increase Lender and the Issuing Bank; and

(iii)	the Issuing Bank consenting to that increase.

(c)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)
Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Parent shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £2,000 and the Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause (a).

(e)	The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.

(f)	Clause 30.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause (a) in relation to an Increase Lender as if references in that Clause to:

(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(ii)	the "New Lender" were references to that "Increase Lender"; and

(iii)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".

2.3	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	Obligors' Agent

(a)
Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.	PURPOSE

3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facilities, any Letter of Credit issued and any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the Restricted Group (but not towards (i) the payment of transaction costs, (ii) the purchase or prepayment of the Notes, any Replacement Debt, any Indebtedness incurred in connection with any Permitted Purchase Obligations or any other Term Debt, (iii) the payment of any dividend, redemption, repurchase, defeasement, retirement, repayment, premium or any other distribution in respect of share capital other than a Closing Date Dividend, (iv) to provide any backstop, guarantee, cash collateral or other support in respect of any facilities that exist on the Closing Date or (v) in the case of any utilisation of any Ancillary Facility, towards repayment or prepayment of the Facilities or any claims in respect of Letters of Credit).

3.2	New purpose
In the event that a Borrower makes a Utilisation under the Facilities in order to apply the proceeds of that Utilisation in or towards making a Permitted Acquisition (as identified in the relevant Utilisation Request) and that Permitted Acquisition is abandoned, the Borrower shall promptly notify the Agent and shall specify a new permitted purpose for the application of the Loan.

3.3	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received or is satisfied it will receive all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no notice has been given pursuant to Clause 28.20 (Acceleration); and

(b)	in the case of any other Utilisation, unless the Relevant Majority Lenders and the Parent agree otherwise:

(i)	no Default is continuing or would result from the proposed Utilisation;

(ii)
in relation to the initial Utilisation, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor, by reference to the facts and circumstances then existing are true and correct in all material respects (to the extent not already subject to materiality) and will be true and correct in all material respects (to the extent not already subject to materiality) immediately after the making of the relevant Utilisation; and

(iii)
no breach of the financial covenants in paragraphs (a) and (b) of Clause 26.1 (Financial condition) is continuing or would result from the making of the relevant Utilisation (calculated pro forma assuming the immediate application of the proceeds of such Utilisation for the relevant Utilisation and as at the date of the proposed Utilisation).

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)	it is in euros or U.S. dollars, or any other currency approved by the Agent (acting on the instructions of all the Lenders).

(b)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

(i)	whether or not all Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Loan in that currency.

4.4	Maximum number of Utilisations

(a)	A Borrower (or the Parent) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	10 or more Tranche 1 Loans would be outstanding;

(ii)	5 or more Tranche 2 Loans would be outstanding; or

(iii)	2 or more Tranche 3 Loans would be outstanding.

(b)	Any Separate Loan shall not be taken into account in this Clause 4.4.

(c)
A Borrower (or the Parent) may not request that a Letter of Credit be issued if as a result of the proposed Utilisation more than 5 (or such other number as may be agreed by the Parent, the Issuing Bank and the Agent) Letters of Credit would be outstanding.

4.5	Lending Affiliates

(a)
Each Lender may discharge its obligations in respect of a Utilisation under this Agreement by nominating one or more branches or affiliates to participate in that Utilisation, provided that such branch or affiliate is not a Sanctioned Person and is not incorporated or established, and does not carry on business, in a jurisdiction that is a Sanctioned Jurisdiction or is a Competitor.

(b)	A Lender may nominate a branch or affiliate to participate in one or more Utilisations:

(i)	in respect of an Original Lender, in this Agreement; or

(ii)	in the Transfer Certificate or Assignment Agreement (as applicable) pursuant to which such Lender becomes party to this Agreement.

(c)	Any branch or affiliate nominated by a Lender to participate in a Utilisation shall:

(i)	participate in compliance with the terms of this Agreement; and

(ii)
be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or affiliate to do so.

(d)
Each Lender shall remain liable and responsible for the performance of all obligations assumed by a branch or affiliate on its behalf and non-performance of a Lender's obligations by its branch or affiliate shall not relieve such Lender from its obligations under this Agreement.

(e)	Any notice or communication to be made to a branch or an affiliate of a Lender pursuant to this Agreement:

(i)
may be served directly upon the branch or affiliate, at the address supplied to the Agent by the nominating Lender pursuant to its nomination of such branch or affiliate, where the Lender or the relevant branch or affiliate requests this; or

(ii)	may be delivered to the lending office of the Lender.

(f)	If a Lender nominates an affiliate, that Lender and that affiliate:

(i)	will be treated as having a single Commitment but for all other purposes other than those referred to in paragraphs (d) and (e)(ii) above will be treated as separate Lenders; and

(ii)	will be regarded as a single Lender for the purpose of (A) voting in relation to any matter or (B) compliance with Clause 30 (Changes to the Lenders).

4.6	Option to Extend Tranche 1

(a)
On and from the date that is 12 Months after the 2016 Effective Date, the Borrower shall be entitled to request an extension of Tranche 1 and the Tranche 1 Commitments of each Lender, for an additional period of 364 days, by giving notice to the Agent (the "Tranche 1 Extension Request") not less than 40 days before the Termination Date relating to Tranche 1 (in this Clause 4.6, the "Tranche 1 Revolving Termination Date"). Such notice shall be made in writing, be irrevocable and binding on the Borrower.

(b)	The Agent shall forward a copy of the Tranche 1 Extension Request to the Tranche 1 Lenders as soon as practicable after receipt of it.

(c)
If a Tranche 1 Lender, in its individual and sole discretion, agrees to the extension requested by the Borrower, it shall give notice to the Agent (a "Tranche 1 Notice of Extension") no later than 20 days prior to the Tranche 1 Revolving Termination Date (or such later date as the Parent and the Agent may agree) and the Agent shall notify the Parent as soon as practicable thereafter. If a Tranche 1 Lender does not give such Tranche 1 Notice of Extension by such date, then that Tranche 1 Lender shall be deemed to have refused that extension.

(d)
Each Tranche 1 Lender shall use its reasonable endeavours to respond to a Tranche 1 Extension Request within 20 days (or such later date as the Parent and the Agent may agree) of its receipt of such Tranche 1 Extension Request from the Agent.

(e)
Nothing shall oblige a Tranche 1 Lender to agree to a Tranche 1 Extension Request and any Tranche 1 Lender may refuse to agree to a Tranche 1 Extension Request at that Tranche 1 Lender's sole discretion.

(f)	The Tranche 1 Revolving Termination Date shall be extended if and when either:

(i)	all the Tranche 1 Lenders have agreed to it by giving a Tranche 1 Notice of Extension; or

(ii)	one or more Tranche 1 Lenders (each a "Tranche 1 Consenting Lender") have agreed by giving a Tranche 1 Notice of Extension,

in which case, in the case of such Tranche 1 Consenting Lenders, the Tranche 1 Revolving Termination Date shall then be extended to the day which is 364 days from (and including) the Tranche 1 Revolving Termination Date.

(g)
If less than all the Tranche 1 Lenders give a Tranche 1 Notice of Extension, then the Tranche 1 Commitments of the Tranche 1 Lenders which have not agreed to the extension shall be reduced to zero on the Tranche 1 Revolving Termination Date (and those Tranche 1 Lenders shall cease from that date to be Tranche 1 Lenders under this Agreement and the Borrower shall repay such Tranche 1 Lenders' participations in any outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued to such Tranche 1 Lenders under the Finance Documents forthwith in accordance with the provisions of this Agreement on the Tranche 1 Revolving Termination Date) and the amount of Tranche 1 shall be reduced accordingly.

(h)
The Agent shall no later than 5 Business Days prior to the Tranche 1 Revolving Termination Date inform the Parent, each Borrower and each Lender that will continue to provide a Tranche 1 Commitment after the Tranche 1 Revolving Termination Date of the Total Tranche 1 Commitments that will apply on and from the Tranche 1 Revolving Termination Date.

4.7	Option to Extend Tranche 2

(a)
On and from the date that is 12 Months after the March 2017 Effective Date, the Borrower shall be entitled to request an extension of Tranche 2 and the Tranche 2 Commitments of each Lender, for an additional period of 364 days, by giving notice to the Agent (the "Tranche 2 Extension Request") not less than 40 days before the Termination Date relating to Tranche 2 (in this Clause 4.7, the "Tranche 2 Revolving Termination Date"). Such notice shall be made in writing, be irrevocable and binding on the Borrower.

(b)	The Agent shall forward a copy of the Tranche 2 Extension Request to the Tranche 2 Lenders as soon as practicable after receipt of it.

(c)
If a Tranche 2 Lender, in its individual and sole discretion, agrees to the extension requested by the Borrower, it shall give notice to the Agent (a "Tranche 2 Notice of Extension") no later than 20 days prior to the Tranche 2 Revolving Termination Date (or such later date as the Parent and the Agent may agree) and the Agent shall notify the Parent as soon as practicable thereafter. If a Tranche 2 Lender does not give such Tranche 2 Notice of Extension by such date, then that Tranche 2 Lender shall be deemed to have refused that extension.

(d)
Each Tranche 2 Lender shall use its reasonable endeavours to respond to a Tranche 2 Extension Request within 20 days (or such later date as the Parent and the Agent may agree) of its receipt of such Tranche 2 Extension Request from the Agent.

(e)
Nothing shall oblige a Tranche 2 Lender to agree to a Tranche 2 Extension Request and any Tranche 2 Lender may refuse to agree to a Tranche 2 Extension Request at that Tranche 2 Lender's sole discretion.

(f)	The Tranche 2 Revolving Termination Date shall be extended if and when either:

(i)	all the Tranche 2 Lenders have agreed to it by giving a Tranche 2 Notice of Extension; or

(ii)	one or more Tranche 2 Lenders (each a "Tranche 2 Consenting Lender") have agreed by giving a Tranche 2 Notice of Extension, in which case, in the case of such Tranche 2 Consenting Lenders, the Tranche 2 Revolving Termination Date shall then be extended to the day which is 364 days from (and including) the Tranche 2 Revolving Termination Date.

(g)
If less than all the Tranche 2 Lenders give a Tranche 2 Notice of Extension, then the Tranche 2 Commitments of the Tranche 2 Lenders which have not agreed to the extension shall be reduced to zero on the Tranche 2 Revolving Termination Date (and those Tranche 2 Lenders shall cease from that date to be Tranche 2 Lenders under this Agreement and the Borrower shall repay such Tranche 2 Lenders' participations in any outstanding Utilisations and Ancillary Outstandings, together with accrued interest, and all other amounts accrued to such Tranche 2 Lenders under the Finance Documents forthwith in accordance with the provisions of this Agreement on the Tranche 2 Revolving Termination Date) and the amount of Tranche 2 shall be reduced accordingly.

(h)
The Agent shall no later than 5 Business Days prior to the Tranche 2 Revolving Termination Date inform the Parent, each Borrower and each Lender that will continue to provide a Tranche 2 Commitment after the Tranche 2 Revolving Termination Date of the Total Tranche 2 Commitments that will apply on and from the Tranche 2 Revolving Termination Date.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request
A Borrower (or the Parent on its behalf) may utilise the Facilities by delivery to the Agent of duly completed Utilisation Requests not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the amount and currency of the Utilisation complies with Clause 5.3 (Currency and Amount); and

(iv)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)
Only one Utilisation may be requested in each Utilisation Request, however no Utilisation Request for a Loan may be made until the date following the Closing Date (save that a Utilisation Request may be made in respect of a Loan to be advanced on the Closing Date for the purposes of funding a Closing Date Dividend where the proposed Interest Period is 1 Business Day).

5.3	Currency and amount

(a)	The currency specified in a Utilisation request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Utilisation must be:

(i)	if the currency selected is the Base Currency, a minimum of £1,000,000 or, if less, the Available Facility;

(ii)	if the currency selected is euro, a minimum of EUR1,000,000 or, if less, the Available Facility;

(iii)	if the currency selected is U.S. dollars, a minimum of USD1,000,000 or, if less, the Available Facility; and

(iv)
if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders' participation

(a)
If the conditions set out in this Agreement have been met, and subject to Clause 10.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time.

5.5	Limitations on Utilisations
The maximum aggregate amount of all Letters of Credit outstanding together with the amount of the Ancillary Commitments shall not at any time exceed 50% of the Total Commitments.

5.6	Cancellation of Commitment

(a)	The Tranche 1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period relating to Tranche 1.

(b)	The Tranche 2 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period relating to Tranche 2.

(c)	The Tranche 3 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period relating to Tranche 3.

(d)	The Commitments shall be cancelled in full in the event that the Closing Date does not occur on or before the date that is seven (7) Business Days after the date of this Agreement.

6.	UTILISATION - LETTERS OF CREDIT

6.1	The Facilities

(a)	Each Facility may be utilised by way of Letters of Credit.

(b)	Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation - Loans) does not apply to utilisations by way of Letters of Credit.

(c)	The Expiry Date of a Letter of Credit shall not fall on a day which is after the Termination Date relating to the applicable Facility.

6.2	Delivery of a Utilisation Request for Letters of Credit

(a)
A Borrower (or the Parent on its behalf) other than the Parent may request a Letter of Credit to be issued (for its own, or another member of the Restricted Group's, obligations) by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. On receipt of a duly completed Utilisation Request, the Agent shall promptly deliver such Utilisation Request to the Issuing Bank and each Tranche 1 Lender, each Tranche 2 Lender or as the case maybe each Tranche 3 Lender.

(b)	The Parent may not request that a Letter of Credit be issued on its own behalf.

6.3	Completion of a Utilisation Request for Letters of Credit
Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;

(b)	it specifies that it is for a Letter of Credit;

(c)	it identifies the Borrower of the Letter of Credit;

(d)	it identifies the Issuing Bank that is to issue the Letter of Credit;

(e)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(f)	the amount and currency of the Letter of Credit complies with Clause 6.4 (Currency and Amount);

(g)	the form of Letter of Credit is attached;

(h)	the Expiry Date of the Letter of Credit falls on or before the Termination Date in respect of the relevant Facility;

(i)	the Term of the Letter of Credit is 12 Months or less (or such longer period agreed with the Issuing Bank);

(j)	the delivery instructions for the Letter of Credit are specified; and

(k)
the beneficiary of the Letter of Credit is identified and the Issuing Bank is able to comply with all applicable laws and regulations which it is legally required to comply with in relation to the jurisdiction of incorporation and identity of the beneficiary and in relation to any beneficiary of any Letter of Credit which is not an Obligor, such beneficiary satisfies the Issuing Bank's normal internal Letter of Credit issuing policies, including without limitation that the beneficiary is not a Restricted Party.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)
Subject to Clause 5.5 (Limitations on Utilisations), the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the relevant Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of £1,000,000 (or such other amount agreed by the Parent and the Issuing Bank) or, if less, the relevant Available Facility; or

(ii)	if the currency selected is euro, a minimum of EUR1,000,000 (or such other amount agreed by the Parent and the Issuing Bank) or, if less, the relevant Available Facility;

(iii)	if the currency selected is U.S. dollars, a minimum of USD1,000,000 (or such other amount agreed by the Parent and the Issuing Bank) or, if less, the relevant Available Facility; and

(iv)
if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the relevant Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)
Subject to Clause 4.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to a Letter of Credit, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)
in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit) no Event of Default has occurred and is continuing under Clause 28.7 (Insolvency) or Clause 28.8 (Insolvency proceedings) in respect of the proposed Borrower of the Letter of Credit and no notice has been given pursuant to Clause 28.20 (Acceleration); and

(ii)	in the case of any other Utilisation in respect of a Letter of Credit:

(A)	no Default is continuing or would result from the proposed Utilisation;

(B)
in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor by reference to the facts and circumstances then existing are true in all material respects (to the extent not already subject to materiality) and will be true and correct in all material respects (to the extent not already subject to materiality) immediately after the making of the relevant Utilisation; and

(C)
no breach of the financial covenants in paragraphs (a) and (b) of Clause 26.1 (Financial condition) is continuing or would result from the making of the relevant Utilisation (calculated pro forma assuming the immediate application of the proceeds of such Utilisation for the relevant Utilisation and as at the date of the proposed Utilisation).

(c)
The amount of each Lender's participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to the issue of the Letter of Credit.

(d)
The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and, as the case may be, each Tranche 1 Lender, each Tranche 2 Lender or each Tranche 3 Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)	The Issuing Bank must notify the relevant Borrower promptly if it becomes aware that:

(i)	it is unlawful in any jurisdiction for the Issuing Bank to perform any of its obligations under a Finance Document or to have outstanding any Letter of Credit; or

(ii)	a Letter of Credit has, since the date of its issue, become connected with:

(A)	a state or territory which is on a Sanctions List as being subject to a Sanction; or

(B)	a Restricted Party.

(f)	After notification under paragraph (e) above:

(i)
the relevant Borrower must use all reasonable endeavours to ensure the release of the liability of the Issuing Bank under each outstanding Letter of Credit if that release would result in paragraph (e) above no longer being applicable;

(ii)
failing this, the Relevant Borrower must repay or prepay the L/C Proportion of, as the case may be, each Tranche 1 Lender, each Tranche 2 Lender or each Tranche 3 Lender in each Letter of Credit requested by it on the date specified in paragraph (g) below if such repayment or prepayment would result in paragraph (e) above no longer being applicable; and

(iii)
no further Letter of Credits will be issued in the relevant jurisdiction until the Issuing Bank (acting reasonably) is satisfied that the reason for the notification under paragraph (e) above is no longer applicable.

(g)
The date for repayment or prepayment of a Lender's share in a Letter of Credit will be the date specified by the Issuing Bank in the notification under paragraph (e) above and which must not be earlier than (i) the last day of any applicable grace period allowed by law and (ii) the date that is 5 Business Days after the date of that notice.

6.6	Renewal of a Letter of Credit

(a)
A Borrower (or the Parent on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time. On receipt of a Renewal Request, the Agent shall promptly deliver such Renewal Request to the Issuing Bank and, as the case may be, each Tranche 1 Lender, each Tranche 2 Lender or each Tranche 3 Lender.

(b)	The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (g) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any of the Lenders under the relevant Facility to be utilised is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender); and

(ii)	either:

(A)	the Issuing Bank has not required the relevant Borrower to provide cash cover pursuant to Clause 7.5 (Cash cover by Borrower); or

(B)	the relevant Borrower has failed to provide cash cover to the Issuing Bank in accordance with Clause 7.5 (Cash cover by Borrower), the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent, the Parent and the Lenders of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)	If any Letters of Credit are denominated in an Optional Currency, the Agent shall on the last day of each Quarter Date recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

(b)
A Borrower (or the Parent on its behalf) shall, if requested by the Agent within 10 days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Tranche 1 Utilisations exceeding the Total Tranche 1 Commitments, the Tranche 2 Utilisations exceeding the Total Tranche 2 Commitments or the Tranche 3 Utilisations exceeding the Total Tranche 3 Commitments (after deducting the Ancillary Commitments provided in place of each relevant Lender's relevant Tranche 1 Commitments, Tranche 2 Commitments or Tranche 3 Commitments, as applicable, in accordance with Clause 9.2 (Availability)) following any adjustment to a Base Currency Amount under paragraph (a) above.

7.	LETTERS OF CREDIT

7.1	Immediately payable
If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)
Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Parent on its behalf) and which appears on its face to be in order (in this Clause 7, a "claim").

(b)
Each Borrower shall within three (3) Business Days of demand (or, if such claim is being funded by way of a Utilisation, within five (5) Business Days of demand) pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)	Each Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

(e)
Without prejudice to the relevant obligations under the Letter of Credit, the Issuing Bank confirms to the Lenders that before making any payment in respect of a claim it will conduct such checks as it considers reasonable and necessary to ensure that any payment made would not contravene regulatory or statutory restrictions or any internal policy applicable to it and in relation to any beneficiary of any Letter of Credit which is not an Obligor, such beneficiary satisfies the Issuing Bank's normal internal Letter of Credit issuing policies, including without limitation that the beneficiary is not a Restricted Party.

7.3	Indemnities

(a)
Each Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower.

(b)
Each Lender shall (according to its L/C Proportion of the relevant Facility) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document) provided that the Issuing Bank shall apply any cash cover that it holds for itself in respect of that Letter of Credit to the extent that it is able to do so. If it is prevented from applying such cash cover in respect of that Letter of Credit then paragraph (b) of Clause 35.1 (Payments to Lenders) shall not apply for the duration of such prevention.

(c)
If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above, then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender's participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of the relevant Facility of that Letter of Credit. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded.

(d)
The Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)	The obligations of each Lender or Borrower under this Clause 7.3 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)
The obligations of any Lender or Borrower under this Clause 7.3 will not be affected by any act, omission, matter or thing which, but for this Clause 7.3, would reduce, release or prejudice any of its obligations under this Clause 7.3 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Restricted Group;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash collateral by Non-Acceptable L/C Lender

(a)
If, at any time, a Lender is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three (3) Business Days after the request by the Issuing Bank, an amount equal to that Lender's L/C Proportion in the relevant Facility of the outstanding amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)
The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)
Until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable L/C Lender under the Finance Documents in respect of that Letter of Credit.

(d)	Each Lender shall notify the Agent and the Parent:

(i)
on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase) or Clause 30 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender, and an indication in Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement or in an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) to the Agent and, upon delivery in accordance with Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent.

(e)
Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender's status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender's status as specified in that notice.

(f)	If a Lender who has provided cash collateral in accordance with this Clause 7.4:

(i)	ceases to be a Non-Acceptable L/C Lender; and

(ii)	no amount is due and payable by that Lender in respect of a Letter of Credit, that Lender may, at any time it is not a Non-Acceptable L/C Lender, by notice to the Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that amount to the Lender within three (3) Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)
For the purposes of this Clause 7.4, each Party to this Agreement acknowledges that each 2016 Effective Date Lender and DNB (UK) Limited is at all times an Acceptable Bank and shall not, at any time, be deemed to be a Non-Acceptable L/C Lender.

7.5	Cash cover by Borrower

(a)
If a Lender which is a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable L/C Lender) and the Issuing Bank notifies the Obligors' Agent (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit or proposed Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender's L/C Proportion in the relevant Facility of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit then that Borrower shall do so within three (3) Business Days after the notice is given.

(b)	Notwithstanding paragraph (d) of Clause 1.2 (Construction), the Issuing Bank may agree to the withdrawal of amounts up to the level of that cash cover from the account if:

(i)	it is satisfied that the relevant Lender is no longer a Non-Acceptable L/C Lender;

(ii)	the relevant Lender's obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(iii)	an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender's L/C Proportion in the relevant Facility of the Letter of Credit.

(c)
To the extent that a Borrower has complied with its obligations to provide cash cover in accordance with this Clause 7.5, the relevant Lender's L/C Proportion in the relevant Facility in respect of that Letter of Credit will remain (but that Lender's obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (d)(ii) of Clause 1.2 (Construction)). However, the relevant Borrower's obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.4 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it complies with that obligation to provide cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.5 and of any change in the amount of cash cover so provided.

7.6	Rights of contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Parent on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

8.2	Unavailability of a currency
If before the Specified Time on any Quotation Day:

(a)	a Lender participating in the relevant Facility notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)
a Lender participating in the relevant Facility notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower or Parent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent's calculations
Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

9.	ANCILLARY FACILITIES

9.1	Type of Facility
An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Restricted Group and which is agreed by the Parent with an Ancillary Lender.

9.2	Availability

(a)
If the Parent and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender's unutilised Commitment (which shall (except for the purposes of determining the Majority Lenders and of Clause 42.5 (Replacement of Lender)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(b)
An Ancillary Facility shall not be made available unless, not later than five (5) Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Parent:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the Facility under which such Ancillary Facility is to be provided;

(B)	the proposed Borrower(s) which may use the Ancillary Facility;

(C)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(D)	the proposed type of Ancillary Facility to be provided;

(E)	the proposed Ancillary Lender;

(F)
the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the "Designated Gross Amount") and its maximum net amount (that amount being the "Designated Net Amount");

(G)	the proposed currency;

(H)	the purpose of the Ancillary Facility to be provided; and

(I)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.
The Agent shall promptly notify the Ancillary Lender and, as the case may be, the other Tranche 1 Lenders, Tranche 2 Lenders or Tranche 3 Lenders of the establishment of an Ancillary Facility.
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(c)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,
with effect from the date agreed by the Parent and the Ancillary Lender.

9.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Parent.

(b)	However, those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)
may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment of that Lender in relation to the relevant Facility (excluding for these purposes any reduction in the Available Commitments attributable to such Ancillary Commitment); and

(v)
must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date relating to the relevant Facility (or such earlier date as the Commitment of the relevant Ancillary Lender is reduced to zero).

(c)
If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 39.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.5 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility

(a)
An Ancillary Facility shall cease to be available on the Termination Date relating to the relevant Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)
If an Ancillary Facility expires or is cancelled (in whole or in part) in accordance with its terms or by agreement between the parties thereto, the Ancillary Commitment of the Ancillary Lender shall be reduced accordingly (and, as the case may be, its Tranche 1 Commitment, Tranche 2 Commitment or its Tranche 3 Commitment shall be increased accordingly).

(c)
No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i)
the Total Commitments have been cancelled in full, or all outstanding Utilisations have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(ii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)
the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Utilisation of the relevant Facility and the Ancillary Lender gives sufficient notice to enable a Utilisation to be made to refinance those Ancillary Outstandings.

(d)	For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation:

(i)	as the case may be, the Tranche 1 Commitment, the Tranche 2 Commitment or the Tranche 3 Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

(ii)
the Utilisation may (so long as paragraph (c)(i) above does not apply) be made under the relevant Facility irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(iii) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

(e)	On the making of a Utilisation to refinance Ancillary Outstandings:

(i)
each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding under the relevant Facility bearing the same proportion to the aggregate amount of the Utilisations then outstanding under the relevant Facility as its Tranche 1 Commitment bears to the Total Tranche 1 Commitments, Tranche 2 Commitment bears to the Total Tranche 2 Commitments or, as applicable, as its Tranche 3 Commitment bears to the Total Tranche 3 Commitments; and

(ii)	the relevant Ancillary Facility shall be cancelled to the extent of such refinancing.

(f)
In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to applicable regulatory authorities as netted for capital adequacy purposes.

9.5	Ancillary Outstandings
Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

(a)
the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

(b)
where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in brackets starting 'net of' and ending 'under that Ancillary Facility' of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

9.6	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.6:
"Tranche 1 Outstandings" means, in relation to a Lender, the aggregate in the Base Currency of (i) its participation in each Tranche 1 Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender), and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender in respect of its Tranche 1 Commitments (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of that Ancillary Facility).
"Tranche 2 Outstandings" means, in relation to a Lender, the aggregate in the Base Currency of (i) its participation in each Tranche 2 Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender), and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender in respect of its Tranche 2 Commitments (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of that Ancillary Facility).
"Tranche 3 Outstandings" means, in relation to a Lender, the aggregate in the Base Currency of (i) its participation in each Tranche 3 Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender), and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender in respect of its Tranche 3 Commitments (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of that Ancillary Facility).
"Total Tranche 1 Outstandings" means the aggregate of all Tranche 1 Outstandings.
"Total Tranche 2 Outstandings" means the aggregate of all Tranche 2 Outstandings.
"Total Tranche 3 Outstandings" means the aggregate of all Tranche 3 Outstandings.

(b)	If a notice is served under paragraphs (a)(i), (a)(ii) or (iv) of Clause 28.20 (Acceleration):

(i)
each Lender and each Ancillary Lender under Tranche 1 shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under Tranche 1 and each Ancillary Facility to ensure that after such transfers the Tranche 1 Outstandings of each Lender under Tranche 1 bear the same proportion to the Total Tranche 1 Outstandings as such Lender's Tranche 1 Commitment bears to the Total Tranche 1 Commitments, each as at the date such notice is served under Clause 28.20 (Acceleration);

(ii)
each Lender and each Ancillary Lender under Tranche 2 shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under Tranche 2 and each Ancillary Facility to ensure that after such transfers the Tranche 2 Outstandings of each Lender under Tranche 2 bear the same proportion to the Total Tranche 2 Outstandings as such Lender's Tranche 2 Commitment bears to the Total Tranche 2 Commitments, each as at the date such notice is served under Clause 28.20 (Acceleration); and

(iii)	each Lender and each Ancillary Lender under Tranche 3 shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under Tranche 3 and each Ancillary Facility to ensure that after such transfers the Tranche 3 Outstandings of each Lender under Tranche 3 bear the same proportion to the Total Tranche 3 Outstandings as such Lender's Tranche 3 Commitment bears to the Total Tranche 3 Commitments, each as at the date such notice is served under Clause 28.20 (Acceleration).

(c)
If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)
Prior to the application of the provisions of paragraph (b) of this Clause 9.6, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(e)	All calculations to be made pursuant to this Clause 9.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders.

9.7	Information
Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.8	Affiliates of Lenders as Ancillary Lenders

(a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, (other than for the purposes of Clause 18 (Tax gross up and indemnities)) the Lender and its Affiliate shall be treated as a single Lender whose Tranche 1 Commitment, Tranche 2 Commitment and/or Tranche 3 Commitment (as the case may be) is the amount set out opposite the relevant Lender's name in Part II of Schedule 1 (The Original Parties) and/or the amount of any Tranche 1 Commitment, Tranche 2 Commitment and/or Tranche 3 Commitment (as the case may be) transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender's Available Commitment, the Lender's Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

(b)	The Parent shall specify any relevant Affiliate of a Lender in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)
An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a party to this Agreement as an Ancillary Lender in accordance with clause 19.11 (New Ancillary Lender) of the Intercreditor Agreement.

(d)
If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement:

(i)
(for the purpose of any cash management program (including, without limitation, any zero balance cash pooling arrangement) to which an existing Borrower and the Affiliate of such Borrower is also a party) an Affiliate of a Borrower; and

(ii)	an Affiliate of a Borrower which is incorporated in the same jurisdiction as an existing Borrower, may with the approval of the relevant Lender become a Borrower with respect to an Ancillary Facility.

(b)	The Parent shall specify any relevant Affiliate of a Borrower in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)
If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 32.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)
Where this Agreement or any other Finance Document imposes an obligation on a borrower under an Ancillary Facility and the relevant borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)
Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of that Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Commitment amounts
Notwithstanding any other term of this Agreement, each Lender shall ensure that, in relation to each Facility, at all times its Commitment, in relation to that Facility, is not less than:

(a)	its Ancillary Commitment under that Facility; and

(b)	the Ancillary Commitment of its Affiliate under that Facility, in each case, excluding for these purposes any reduction in such Lender's Commitment in relation to that Facility attributable to such Ancillary Commitment.

10.	REPAYMENT

10.1	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Each Borrower which has utilised a Letter of Credit which is then still outstanding shall repay that Letter of Credit on the Termination Date.

(c)	Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Loan; and

(iii)	in whole or in part for the purpose of refinancing the maturing Loan;
the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to pay an amount in cash equal to that excess; and

(2)
each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make any payment in cash; and

(2)
each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

(d)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the "Separate Loans") denominated in the currency in which the relevant participations are outstanding.

(e)
A Borrower to whom a Separate Loan is outstanding may prepay that Separate Loan by giving five (5) Business Days prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (e) to the Defaulting Lender concerned as soon as practicable on receipt.

(f)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Separate Loan.

(g)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (d) to (f) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality
If after the date of this Agreement (or, if later, the date the relevant Lender becomes a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

(c)	each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2	Illegality in relation to Issuing Bank
If after the date of this Agreement (or, if later, the date on which the relevant Letter of Credit is issued) it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)
to the extent it would be unlawful for any such Letter of Credit to remain outstanding, the Parent shall procure that the relevant Borrower shall use all reasonable endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

(d)	until any other Lender has agreed to be an Issuing Bank pursuant to the terms of this Agreement, the relevant Facility shall cease to be available for the issue of Letters of Credit.

11.3	Voluntary cancellation
The Parent may, if it gives the Agent not less than five (5) Business Days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £1,000,000 and an integral multiple of £1,000,000) of the Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

11.4	Voluntary prepayment of Utilisations
A Borrower to which a Utilisation has been made may, if it or the Parent gives the Agent not less than five (5) Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Utilisation (but, if in part, being an amount that reduces that Utilisation by a minimum amount of £1,000,000 and an integral multiple of £1,000,000).

11.5	Right of cancellation and repayment in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax gross up);

(ii)	any Lender or Issuing Bank claims indemnification from the Parent or an Obligor under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased costs); or

(iii)	a Lender or the Agent does not consent to an Amendment (as defined in paragraph (e) of Clause 42.3 (Exceptions)) pursuant to paragraph (e) of Clause 42.3 (Exceptions); or

(iv)	a Lender or the Agent does not provide their consent pursuant to Clause 32.6 (Changes to the Obligors – FATCA)
the Parent may, whilst the circumstance giving rise to the requirement for that increase, indemnification or consent continues, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations; or

(B)
(if such circumstances relate to the Issuing Bank) of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.6	Right of cancellation in relation to a Defaulting Lender

(a)
If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

12.	MANDATORY PREPAYMENT

12.1	Exit

(a)	Upon the Parent becoming aware that (i) a Change of Control or (ii) the sale of all or substantially all of the assets of the Restricted Group whether in a single transaction or a series of related transactions (a "Sale") may occur, the Parent shall promptly notify the Agent of that event.

(b)
Subject to Clause 12.2 (Exit Discussions) upon the occurrence of (i) a Change of Control or (ii) the sale of all or substantially all of the assets of the Restricted Group whether in a single transaction or a series of related transactions:

(i)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) and an Ancillary Lender shall not be obliged to fund a utilisation of an Ancillary Facility; and

(ii)
if a Lender so requires and informs the Agent within 60 days of (i) the occurrence of a Change of Control or (ii) the date on which a Sale occurs, the Agent shall, promptly notify the Parent and five Business Days thereafter, the Facilities shall be cancelled insofar as they are made available by that Lender and that Lender's participation in outstanding Utilisations and Ancillary Outstandings shall, together with accrued interest, and all other amounts accrued to that Lender under the Finance Documents be immediately due and payable, and full cash cover in respect of each letter of credit under an Ancillary Facility shall become immediately due and payable, whereupon on the date so specified by the Agent the Facilities insofar as made available by that Lender will be cancelled and all such outstanding amounts will become immediately due and payable and, in respect of a Change of Control, for those Lenders who do not require such a cancellation within 60 days of the occurrence of a Change of Control, the definition of Investors shall include the new investor after such Change of Control.

(c)
Sub-paragraph (b)(i) above shall only apply where a Lender has required cancellation within 60 days of (i) the occurrence of a Change of Control or (ii) the date on which a Sale occurs, as more particularly set out in sub-paragraph (b)(ii) above.

12.2	Exit Discussions

(a)
Notwithstanding Clause 12.1 (Exit) above, the Investors shall be permitted to approach each Lender in advance of a proposed Change of Control to seek each such Lender's consent to a waiver of the provisions of Clause 12.1 (Exit) in connection with such proposed Change of Control (the "Successor Transfer"). The Investors shall approach each Lender more than 30 days before a Successor Transfer. Each Lender and the Investors shall then consult for a period of not more than 30 days in respect of the Successor Transfer (the "Discussion Period").

(b)
Prior to the expiry of the Discussion Period, each Lender shall give written confirmation to the Investors of its decision, acting reasonably (in the sole determination of each Lender), to: (i) consent to the Successor Transfer (the "Positive Decision"); or (ii) not consent to the Successor Transfer (the "Negative Decision").

(c)
For the avoidance of doubt, any Lender that delivers a Negative Decision shall not be obliged to disclose its reasons for such Negative Decision, provided that where a Lender fails to disclose its reasons for a Negative Decision, a duly authorised signatory of such Lender shall, at the request of the Parent, certify in writing that its consent to the Successor Transfer is not being unreasonably withheld (in the sole discretion of that Lender), taking into account the Lender and its Affiliates.

(d)
In the event that any Lender provides a Positive Decision, no Change of Control shall occur for the purposes of Clause 12.1 (Exit) and this Agreement generally in relation to the Commitments and participations of that Lender and, for the purposes of those Lenders providing a Positive Decision only, the definition of Investors shall include the new investor after any Successor Transfer has occurred.

(e)	In the event of a Negative Decision by any Lender:

(i)
on and from the date of that Change of Control that Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) and if that Lender is an Ancillary Lender, it shall not be obliged to fund a utilisation of an Ancillary Facility; and

(ii)
the Agent shall, promptly notify the Parent and with effect from the date that is 75 days after the Change of Control, cancel the Facilities insofar as made available by that Lender and declare that Lender's participation in outstanding Utilisations and Ancillary Outstandings, together with accrued interest and all other amounts accrued to that Lender under the Finance Documents due and payable on or (at the Parent's election subject to Break Costs) before the date that is 75 days after the Change of Control, and full cash cover in respect of each Letter of Credit and any letter of credit under any Ancillary Facility shall become due and payable on or (at the Parent's election subject to Break Costs) before the date that is 75 days after the Change of Control.

(f)
Following a Negative Decision, the Parent shall have the right (but not the obligation) to treat the relevant Lender as if it were a Non-Consenting Lender and require the transfer of such Lender's commitments in accordance with Clause 42.5 (Replacement of Lender).

12.3	Disposal Proceeds and Insurance Proceeds

(a)	For the purposes of this Clause 12.3, Clause 12.4 (Application of mandatory prepayments) and Clause 12.5 (Mandatory Prepayment Accounts):
"Asset Disposition" has the meaning given to it in Schedule 14 (Restrictive Covenants).
"Disposal Proceeds" means the consideration received by any member of the Restricted Group (including any amount receivable in repayment of intercompany debt) for any Asset Disposition made by any member of the

Restricted Group on arms length terms except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any member of the Restricted Group with respect to that Asset Disposition to persons who are not members of the Restricted Group; and

(ii)
any Tax incurred and required to be paid by the seller in connection with that Asset Disposition (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

"Excluded Disposal Proceeds" means:

(i)
any proceeds of any Asset Dispositions which the Parent notifies the Agent are, or are to be, applied in accordance with the 2023 Cabot Notes Indenture and/or any Existing Notes Indenture provided that such proceeds are subsequently applied in accordance with Section 4.10 of the 2023 Cabot Notes Indenture and/or the equivalent provision of any Existing Notes Indenture; and

(ii)
any proceeds of any Asset Dispositions applied towards the prepayment, purchase, defeasement, redemption, acquisition or retirement of the Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations or Term Debt, in each case in accordance with the terms of Clause 27.20 (Note Purchase Condition).

"Excluded Insurance Proceeds" means:

(i)	any net proceeds of an insurance claim which (x) relates to any insurance for business interruption or third party liability or (y) the Parent notifies the Agent are, or are to be, applied:
(A)    to meet a third party claim;

(B)	to cover operating losses in respect of which the relevant insurance claim was made;

(C)
in the replacement, reinstatement and/or repair of the assets or to the purchase of replacement assets useful to the business or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made; or

(D)	which are, or are to be, applied or reinvested in substantially similar assets used in the Restricted Group's business, in each case within 364 days, or such longer period as the Majority Lenders may agree, after receipt by any member of the Restricted Group or the Security Agent (as the case may be); or

(ii)
any net proceeds of an insurance claim to the extent that the aggregate of the Insurance Proceeds of all claims received in such Financial Year of the Parent are no more than (calculated as at the date of receipt of the last Insurance Proceeds) £5,000,000 (or its equivalent) in such Financial Year.

"Insurance Proceeds" means the net proceeds of any insurance claim under any insurance maintained by any member of the Restricted Group except for Excluded Insurance Proceeds and after deducting any reasonable costs and expenses in relation to that claim which are incurred by any member of the Restricted Group to persons who are not members of the Restricted Group.

(b)
The Parent shall ensure that the Disposal Proceeds are applied to cancel Commitments and, if applicable, prepay Utilisations at the times and in the order of application contemplated by Clause 12.4 (Application of mandatory prepayments).

(c)
The Parent shall ensure that the Borrowers offer to cancel Commitments and, if applicable, prepay Utilisations in the amount of any Insurance Proceeds at the times and in the order of application contemplated by Clause 12.4 (Application of mandatory prepayments).

12.4	Application of mandatory prepayments

(a)
Subject to paragraph (b) below, a cancellation and, if applicable, a prepayment made under Clause 12.3 (Disposal Proceeds and Insurance Proceeds) or Clause 27.20 (Note Purchase Condition) shall be divided between Tranche 1, Tranche 2 and Tranche 3 pro rata (by reference to Total Commitments) and shall be applied in the following order:

(i)	first, in cancellation of Available Commitments in relation to the relevant Facility;

(ii)	secondly, in prepayment of Utilisations under the relevant Facility (in such order as the Parent may elect provided that outstanding Loans will be prepaid before outstanding Letters of Credit); and

(iii)	thirdly, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments under the relevant Facility.

(b)	Unless the Parent makes an election under paragraph (c) below, the Borrowers shall cancel Commitments and, if applicable, prepay Utilisations at the following times:

(i)	in the case of any prepayment relating to Insurance Proceeds, promptly upon receipt of those proceeds; and

(ii)
in the case of Disposal Proceeds, on (A) the Asset Disposition Purchase Date (as defined in the 2023 Cabot Notes Indenture) relating to those Disposal Proceeds, (B) if no such Asset Disposition Purchase Date applies because of any applicable de minimis threshold under the 2023 Cabot Notes Indenture, the 366th day following the later of the date of the relevant Asset Disposition and the receipt of those Disposal Proceeds or (C) if an Asset Disposition Offer (as defined in the 2023 Cabot Notes Indenture) is made but is not taken up by any creditor on the expiry of the relevant Asset Disposition Offer Period (as defined in the 2023 Cabot Notes Indenture),

(c)
Subject to paragraph (d) below, the Parent may, by giving the Agent not less than two (2) Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any cancellation and, if applicable, prepayment (and corresponding cancellation) due under Clause 12.3 (Disposal Proceeds and Insurance Proceeds) be made on the last day of the Interest Period relating to the Utilisation. If the Parent makes that election then an amount of the Utilisation equal to the amount of the relevant prepayment will be cancelled and, if applicable, be due and payable on the last day of its Interest Period.

(d)
If the Parent has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, if so directed by the Majority Lenders, that election shall no longer apply and a proportion of the Utilisation in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable.

(e)
The Parent and each other Obligor shall use all reasonable endeavours to ensure that any transaction giving rise to a prepayment obligation or obligation to provide cash cover is structured in such a way that it will not be unlawful for the Obligors to move the relevant proceeds received between members of the Restricted Group to enable a mandatory prepayment to be lawfully made, cash cover lawfully provided and the proceeds lawfully applied as provided under Clause 12.3 (Disposal Proceeds and Insurance Proceeds). If, however after the Parent and each such Obligor has used all such reasonable endeavours and taken such reasonable steps, it will still:

(i)
be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors of any member of the Restricted Group) for such a prepayment to be made and/or cash cover to be provided and the proceeds so applied; and

(ii)
be unlawful (including, without limitation, by reason of financial assistance, corporate benefit restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of the directors of any member of the Restricted Group) to make funds available to a member of the Restricted Group that could make such a prepayment and/or provide such cash cover, then such prepayment and/or provision of cash cover shall not be required to be made (and, for the avoidance of doubt, the relevant amount shall be available for the general corporate purposes of the Restricted Group and shall not be required to be paid to a Mandatory Prepayment Account or any other blocked account) provided always that if the restriction preventing such payment/provision of cash cover or giving rise to such liability is subsequently removed, any relevant proceeds will immediately be applied in prepayment and/or the provision of cash cover in accordance with Clause 12.3 (Disposal Proceeds and Insurance Proceeds) at the end of the relevant Interest Period(s) to the extent that such payment has not otherwise been made or the proceeds otherwise used.

12.5	Mandatory Prepayment Accounts

(a)
The Parent shall ensure that amounts in respect of which the Parent has made an election under paragraph (c) of Clause 12.4 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Restricted Group.

(b)
The Parent and each Borrower irrevocably authorise the Agent to apply amounts credited to the Mandatory Prepayment Account to pay amounts due and payable under Clause 12.4 (Application of mandatory prepayments) and otherwise under the Finance Documents.

(c)
A Lender, Security Agent or Agent with which a Mandatory Prepayment Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

12.6	Excluded proceeds
Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the definition of Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Parent shall (a) ensure that those amounts are used for that intended purpose (or a suitable replacement specific purpose within that specified period) and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition, or (b) promptly ensure that those amounts are applied in cancellation and prepayment of the Facilities at the times and in the manner set out in Clause 12.4 (Application of mandatory prepayments).

13.	RESTRICTIONS

13.1	Notices of Cancellation or Prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	Reborrowing of a Facility
Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

13.4	Prepayment in accordance with Agreement
No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5	No reinstatement of Commitments
Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Agent's receipt of Notices
If the Agent receives a notice under Clause 11 (Illegality, voluntary prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender or Issuing Bank, as appropriate.

14.	INTEREST

14.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

14.2	Payment of interest

(a)
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six (6) Monthly intervals after the first day of the Interest Period).

(b)
If the Annual Financial Statements and related Compliance Certificate received by the Agent show a higher or lower Margin should have applied during a certain period then the Parent shall (or shall ensure that the relevant Borrower shall) promptly pay to the Agent (or the next succeeding interest payment under the relevant Facility(ies) shall be reduced by) any amounts necessary to put the Agent and the Lenders in the position they should have been in had the appropriate rate of Margin been applied during such period (provided that any such reduction shall only apply to the extent the Lender which received the overpayment of interest remains a Lender as at the date of such adjustment).

14.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan.

15.	INTEREST PERIODS

15.1	Selection of Interest Periods

(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)
Subject to this Clause 15, a Borrower (or the Parent) may select an Interest Period of one (1), two (2), three (3) or six (6) Months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan) and, in the case of a Loan to be advanced on the Closing Date to fund a Closing Date Dividend only, of 1 Business Day.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date, relating to the applicable Facility.

(d)	A Loan has one Interest Period only.

15.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Base Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR, for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan,

(iii)	and it is not possible to calculate the Interpolated Screen Rate,

(iv)	the applicable LIBOR or EURIBOR shall be the Base Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)
Alternative Reference Bank Rate: If paragraph (b) above applies but no Base Reference Bank Rate is available for the relevant currency or Interest Period the applicable LIBOR or EURIBOR shall be the Alternative Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(d)
Cost of funds: If paragraph (c) above applies but no Alternative Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and Clause 16.4 (Cost of funds) shall apply to that Loan for that Interest Period.

16.2	Calculation of Base Reference Bank Rate and Alternative Reference Bank Rate

(a)	Subject to paragraph (b) below, if LIBOR or EURIBOR is to be determined on the basis of a Base Reference Bank Rate but a Base Reference Bank does not supply a quotation by the Specified Time, the Base Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Base Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Base Reference Banks supplies a quotation, there shall be no Base Reference Bank Rate for the relevant Interest Period.

(c)
Subject to paragraph (d) below, if LIBOR or EURIBOR is to be determined on the basis of an Alternative Reference Bank Rate but an Alternative Reference Bank does not supply a quotation by the Specified Time, the Alternative Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Alternative Reference Banks.

(d)
If before close of business in London on the date falling one Business Day after the Quotation Day none or only one of the Alternative Reference Banks supplies a quotation, there shall be no Alternative Reference Bank Rate for the relevant Interest Period.

16.3	Market disruption

(a)
If LIBOR or, if applicable, EURIBOR is determined otherwise than on the basis of an Alternative Reference Bank Rate and before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then the applicable LIBOR or EURIBOR shall be the Alternative Reference Bank Rate as of the Specified Time for the currency of the Loan and for a period equal in length to the Interest Period of that Loan and if no Alternative Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and Clause 16.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

(b)
If LIBOR or, if applicable, EURIBOR is determined on the basis of an Alternative Reference Bank Rate and before close of business in London on the date falling 2 Business Days after the Quotation Day for the relevant Interest Period of the Loan the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR or, if applicable, EURIBOR then Clause 16.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

16.4	Cost of funds

(a)	If this Clause 16.4 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event within 2 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 2 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this Clause 16.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

(d)	If this Clause 16.4 applies pursuant to Clause 16.3 (Market disruption): and

(i)	a Lender's Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR.

(e)
If this Clause 16.4 applies pursuant to Clause 16.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

16.5	Notification to Parent
If Clause 16.4 (Cost of funds) applies or if LIBOR or, if applicable, EURIBOR is to be determined on the basis of an Alternative Reference Bank Rate the Agent shall, as soon as is practicable, notify the Parent.

16.6	Break Costs

(a)
Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, together with any demand by the Agent, provide to the Agent (with a copy to the Parent) a certificate confirming the amount of its Break Costs (giving reasonable details of the calculation of its Break Costs) for any Interest Period in which they accrue.

17.	FEES

17.1	Arrangement Fee
The Parent shall pay (or procure the payment) to the Arrangers (for their own account) an arrangement fee in the amount and at the times agreed in a Fee Letter.

17.2	Commitment fee

(a)
The Parent shall pay (or procure the payment) to the Agent (for the account of each Lender) a fee at the rate of 35 per cent. of the Margin applicable to Tranche 1, Tranche 2 and Tranche 3 from time to time on that Lender's Available Commitment under Tranche 1, Tranche 2 or Tranche 3, as applicable, for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive Financial Quarter which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(c)
No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment under Tranche 1, Tranche 2 and/or Tranche 3, as applicable, of that Lender for any day on which that Lender is a Defaulting Lender.

(d)	No commitment fee is payable hereunder if the Closing Date does not occur.

17.3	Agency fee
The Parent shall pay (or procure the payment) to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

17.4	Fees payable in respect of Letters of Credit

(a)
The Parent or the relevant Borrower shall pay to the Agent for the Issuing Bank a fronting fee at a percentage rate per annum agreed between the relevant Borrower (or the Parent) and the Issuing Bank (and notified to the Agent) (the "Fronting Fee") on the outstanding amount which is counter-indemnified by the other Lenders (excluding, for the avoidance of doubt, the amount which is counter-indemnified by the Issuing Bank, or an Affiliate thereof, in its capacity as a Lender and excluding any amount in respect of which cash cover has been provided) of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)
The Parent or the relevant Borrower shall pay to the Agent for the account of each Lender, a Letter of Credit fee (computed at the rate equal to the applicable Margin) on the outstanding amount of each Letter of Credit (excluding, for the avoidance of doubt, any amount in respect of which cash cover has been provided) requested by it for the period from the issue of that Letter of Credit until its Expiry Date), each such fee being a "Letter of Credit Fee". Each Letter of Credit Fee shall be distributed according to each Lender's L/C Proportion of that Letter of Credit.

(c)
The accrued Fronting Fee and each Letter of Credit Fee shall be payable on the last day of each Financial Quarter (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. The accrued Fronting Fee and Letter of Credit Fee is also payable to the Agent on the cancelled amount of any Lender's Commitment under that Facility calculated to the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

(d)	The Parent or the relevant Borrower shall pay to the Issuing Bank (for its own account) an issuance/administration fee in the amount and at the times specified in a Fee Letter.

17.5	Interest, commission and fees on Ancillary Facilities
The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

18.	TAX GROSS UP AND INDEMNITIES

18.1	Definitions
In this Agreement:
"Borrower DTTP Filing" means an HMRC Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part II of Schedule 1 (The Original Parties), and

(i)	where the Borrower is an Original Borrower, is filed with HMRC within 30 days of the date of this Agreement; or

(ii)	where the Borrower is an Additional Borrower, is filed with HMRC within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)
where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation, and

(i)
where the Borrower is a Borrower as at the relevant Transfer Date or date on which the increase in the Commitments described in the relevant Increase Confirmation takes effect, is filed with HMRC within 30 days of that Transfer Date or date on which the increase in the Commitments described in the relevant Increase Confirmation takes effect; or

(ii)
where the Borrower is not a Borrower as at the relevant Transfer Date or date on which the increase in the Commitments described in the relevant Increase Confirmation takes effect, is filed with HMRC within 30 days of the date on which that Borrower becomes an Additional Borrower.

"Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document (other than any Hedging Agreement).
"Qualifying Lender" means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance.

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document).
"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

"Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction (other than any Hedging Agreement).
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross up) or a payment under Clause 18.3 (Tax indemnity).
"Treaty Lender" means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)	meets all other conditions in the relevant Treaty for full exemption from tax on interest, except that for this purpose it shall be assumed that the following conditions (if applicable) are satisfied:

(i)
any condition which relates (expressly or by implication) to there being a special relationship between the Borrowers and the Lender or between both of them and another person, or to the amounts or terms of any Loan or the Finance Documents; and

(ii)	any necessary procedural formalities.
"Treaty State" means a jurisdiction having a double taxation agreement with the United Kingdom (a "Treaty") which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK Non-Bank Lender" means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement, Transfer Certificate or Increase Confirmation which it executes on becoming a Party.
Unless a contrary indication appears, in this Clause 18 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

18.2	Tax gross up

(a)
Each Obligor shall, and shall cause each other person making payment on behalf of such Obligor to, make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives any such notification from a Lender it shall notify the Parent and the relevant Obligor.

(c)
If a Tax Deduction is required by law to be made from a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this

Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by reason of falling within paragraph (a)(ii) of the definition of Qualifying Lender and:

(A)
an officer of HMRC has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment of from the Parent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by reason of falling within paragraph (a)(ii) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(iv)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) or (h) (as applicable) below.

(e)
If an Obligor is required to make a Tax Deduction that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)
Subject to paragraph (g)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that

Obligor to obtain authorisation to make that payment without a Tax Deduction.
(ii)

(A)
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties); and

(B)
a New Lender or Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(a)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(b)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HMRC; or

(B)	HMRC has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing;
and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(j)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)	A Lender which is a New Lender or an Increase Lender shall, if relevant, give a Tax Confirmation in the Assignment Agreement, Transfer Certificate or Increase Confirmation which it executes.

(l)	A Lender that has given a Tax Confirmation to the Parent shall promptly notify the Parent and the Agent if there is any change in the position set out in that Tax Confirmation.

18.3	Tax indemnity

(a)
The Parent shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 18.2 (Tax gross up);

(B)
would have been compensated for by an increased payment under Clause 18.2 (Tax gross up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 18.2 (Tax gross up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.

18.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Lender Status Confirmation

(a)
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

(b)
Where a Lender nominates a branch or affiliate that is not an Existing Lender to participate in a Facility under Clause 4.5 (Lending Affiliates) that Lender shall notify the Agent and the Agent shall notify the Parent of the location of the branch or (as the case may be) the jurisdiction of residence of the affiliate which will participate and shall confirm in writing to the Agent (who shall send a copy of such notification to the Parent), for the benefit of the Agent and without liability to any Obligor, which of the following categories the nominee falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

(c)
If a New Lender, Increase Lender, branch or affiliate (nominated under Clause 4.5 (Lending Affiliates) fails to indicate its status in accordance with this Clause 18.5 then such New Lender, Increase Lender, branch or affiliate shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 18.5.

18.6	Stamp taxes
The Parent shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that such Finance Party incurs in relation to all stamp duty, documentary, property transfer, registration and other similar Taxes payable in respect of any Finance Documents save for any Taxes payable in respect of an assignment or transfer pursuant to Clause 29 (Changes to the Lenders) and except regarding Luxembourg registration duties payable due to a registration, submission or filing by a Secured Party of any Finance Document where such registration submission or filing is or was not required to maintain or preserve the rights of the Secured Parties under the Finance Documents.

18.7	VAT

(a)
All amounts expressed to be payable under a Finance Document (other than any Hedging Agreement) by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document (other than any Hedging Agreement) and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document (other than any Hedging Agreement), and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document (other than any Hedging Agreement) to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall at the same time reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.7 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994.

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party shall promptly provide such Finance Party with details of that Party's VAT registration and any such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

18.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable passthru percentage or other information required under the Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to 18.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any policy of that Finance Party;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable passthru percentage then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

18.9	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Parent, the Agent and the other Finance Parties.

19.	INCREASED COSTS

19.1	Increased costs

(a)
Subject to Clause 19.3 (Exceptions) the Parent shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any Change in Law (or in the interpretation, administration or application of any law or regulation); (ii) compliance with any law or regulation made after the date of this Agreement (or, if later, the date it became a Party to this Agreement); or (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:
"Basel III" means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
"CRD IV" means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

"Increased Costs" means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)    an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

19.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)
Each Finance Party shall, with a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost) confirming the amount of its Increased Costs.

19.3	Exceptions

(a)	Clause 19.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (or, if later, the date it became a Party to this Agreement) (but excluding any amendment arising out of Basel III or CRD IV) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 19.3 reference to a "Tax Deduction" has the same meaning given to the term in Clause 18.1 (Definitions).

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities
The Parent shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing among the Lenders);

(c)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)
issuing or making arrangements to issue a Letter of Credit requested by the Parent or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of a Finance Party's gross negligence or wilful misconduct); or

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

20.3	Indemnity to the Agent
The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank)), Clause 18 (Tax gross up and indemnities) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2	Limitation of liability

(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.	COSTS AND EXPENSES

22.1	Transaction expenses
The Parent shall within ten (10) Business Days of demand pay (or procure payment) to the Agent, the Arrangers, the Issuing Bank and the Security Agent the amount of all out-of-pocket costs and expenses (including legal fees subject to agreed caps (if any)) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

22.2	Amendment costs
If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 36.10 (Change of currency), the Parent shall, within ten (10) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees subject to agreed caps (if any)) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Enforcement and preservation costs
The Parent shall, within ten (10) Business Days of demand, pay (or procure the payment) to the Arrangers and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

23.	GUARANTEE AND INDEMNITY

23.1	Guarantee and indemnity

Each Guarantor and CCML irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Finance Document, that Guarantor or, in the case of CCML, CCML shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor or CCML under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of defences
The obligations of each Guarantor and CCML under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Restricted Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent
Without prejudice to the generality of Clause 23.4 (Waiver of defences), each Guarantor and CCML expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate recourse
Each Guarantor and CCML waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor or CCML under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor or CCML shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or CCML or on account of any Guarantor's or CCML's liability under this Clause 23.

23.8	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor or CCML will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor or CCML has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If a Guarantor or CCML receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 36 (Payment mechanics).

23.9	Release of Guarantors' right of contribution

If any Guarantor or CCML (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or any Holding Company of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor and CCML (as applicable) from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor or CCML (as applicable) arising by reason of the performance by any other Guarantor or CCML of its obligations under the Finance Documents; and

(b)
each other Guarantor and CCML (as applicable) waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee Limitations
The guarantee created under this Clause 23 does not apply to any liability to the extent that it would result in the guarantee being illegal and with respect to any Additional Guarantor is subject to the limitations set out in the Accession Deed applicable to such Additional Guarantor.

23.12	Guarantee Limitations – Luxembourg

(a)
Notwithstanding anything to the contrary in this Agreement or any other Debt Document (as defined in the Intercreditor Agreement), the aggregate obligations and liabilities of any Luxembourg Guarantor under this Clause 23 for the obligations of any Obligor which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall, together with any similar guarantee and/or payment obligations (garanties personnelles) of such Luxembourg Guarantor arising under any other Debt Documents (as defined in the Intercreditor Agreement), be limited to an aggregate amount not exceeding the higher of:

(i)
95% of such Luxembourg Guarantor's capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts) determined as at the date on which a demand is made under the Guarantee, increased by the amount of any Intra-Group Liabilities (without double counting); and

(ii)	95% of such Luxembourg Guarantor's capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts) determined as at the date of this Agreement, increased by the amount of any Intra-Group Liabilities (without double counting).

(b)
For the purposes of sub-paragraph (a) above, "Intra-Group Liabilities" shall mean any amounts owed by such Luxembourg Guarantor to any other member of the Restricted Group that have not been financed (directly or indirectly) by a borrowing under the Debt Documents (as defined in the Intercreditor Agreement).

(c)
The guarantee limitation specified in sub-paragraph (a) above shall not apply to (i) any amounts borrowed by such Luxembourg Guarantor under the Debt Documents (as defined in the Intercreditor Agreement) and (ii) any amounts borrowed under the Debt Documents (as defined in the Intercreditor Agreement) and on-lent to such Luxembourg Guarantor (in any form whatsoever).

23.13	Guarantee Limitations – Ireland
Notwithstanding anything to the contrary in this Agreement, the obligations and liabilities under this Clause 23 do not apply to any liability to the extent that it would result in this Clause 23 constituting:

(a)	unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act 2014); or

(b)	a breach of Section 239 of the Irish Companies Act 2014.

24.	REPRESENTATIONS

(a)
Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party at the times specified in Clause 24.31 (Times when representations made) only and the Parent acknowledges that the Finance Parties have entered into this Agreement in reliance on these representations and warranties.

(b)
CCML makes the representations and warranties set out in Clauses 24.2 (Status) to 24.7 (Governing law and enforcement) with respect to itself only and to each Finance Party only at the times specified in Clause 24.31 (Times when representations made) and the Parent acknowledges that the Finance Parties have entered into this Agreement in reliance on these representations and warranties.

24.2	Status

(a)
It and each of the Material Companies is a limited liability company or, as the case may be, limited partnership, duly incorporated or organised (as applicable), validly existing and in good standing (as applicable) under the law of its jurisdiction of incorporation or organisation.

(b)	It and each of the Material Companies has the power and authority to own its assets and carry on its business as it is being conducted.

24.3	Binding obligations
Subject to the Legal Reservations and Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument to an extent which has or is reasonably expected to have a Material Adverse Effect.

24.5	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

24.6	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, subject to the Legal Reservations and Perfection Requirements.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Restricted Group have been obtained or effected and are in full force and effect except to the extent that the failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

24.7	Governing law and enforcement

(a)	The choice of the governing law of each Finance Documents will be recognised and enforced in its jurisdiction of incorporation subject to the Legal Reservations.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

24.8	Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 28.9 (Creditors' process), has been taken or, to the knowledge of the Parent, threatened in relation to a Material Company and none of the circumstances described in Clause 28.7 (Insolvency) applies to a Material Company.

24.9	No filing or stamp taxes
Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in connection with the Transaction Security which will be made or paid promptly after the date of the relevant Finance Document, provided that, for the avoidance of doubt, this Clause 24.9 shall not apply in respect of any stamp duty, registration or similar tax payable in respect of an assignment or transfer by a Lender of any of its rights or obligations under a Finance Document, and provided further that in the case of court proceedings in a Luxembourg court of the presentation of the Finance Documents – either directly or by way of reference – to an autorité constituée, such court or autorité constituée may require registration of all or part of the Finance Documents with the Administration de l'Enregistement et des Domaines in Luxembourg, which may result in registration duties, at a fixed rate of EUR 12 or an ad valorem rate which depends on the nature of the registered document, becoming due and payable.

24.10	No default

(a)	No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any

Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
To the best of its knowledge after due enquiry, no event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Restricted Subsidiaries or to which its (or any of its Restricted Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.11	No misleading information
Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement (or, in relation to the Offering Memorandum, prior to the date of the Offering Memorandum or, in relation to the delivery of any written information under paragraph (e) below, prior to or at the same time as the delivery of such information):

(a)
all material factual information relating to the Restricted Group (taken as a whole) contained in the Offering Memorandum was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)
the Initial ERC and the ERC Model Output have been prepared on the basis of recent historical information, are based on assumptions believed by the Parent to be fair and reasonable and have been approved by the board of directors of the Parent;

(c)
the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Offering Memorandum were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were believed by the Parent to be fair and based on reasonable grounds at the time expressed;

(d)
as at the date of approval by the Parent of the Offering Memorandum, no event or circumstance has occurred or arisen and no information has been omitted from the Offering Memorandum and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Offering Memorandum (taken as a whole) being untrue or misleading in any material respect; and

(e)
all other written information provided after the date of this Agreement by any member of the Restricted Group (including its advisers) to a Finance Party (save for any written information that is expressly provided on an information only basis pursuant to paragraph (c) of Clause 27.6 (Acquisitions) was true, complete and accurate and is not misleading, in each case in all material respects as at the date it was provided (or, in the case of any report or document that relates to historical matters and is expressed to be accurate as at a particular date, as at the date so expressed therein) and, in the case of a report or document prepared by a third party was, true, complete and accurate and is not misleading, in each case, to the best of its knowledge and belief of the relevant member of the Restricted Group in all material respects as at the date it was prepared.

24.12	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its unaudited Original Financial Statements fairly represent (subject to customary year-end adjustments) its financial condition and results of operations for the relevant period to which they relate.

(c)	Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant financial year.

(d)	There has been no material adverse change in the assets, business or financial condition of the Restricted Group taken as a whole since the date of the Original Financial Statements.

(e)	Its most recent financial statements delivered pursuant to Clause 25.1 (Financial statements):

(i)
subject to paragraph (b) of Clause 25.3 (Requirements as to financial statements) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements (save in the case of the Cabot Financial (Luxembourg) S.A.); and

(ii)
give a true and fair view of (if audited) or fairly present (subject to customary year-end adjustments) (if unaudited) its consolidated (if applicable) financial condition as at the end of, and consolidated (if applicable) results of operations for, the period to which they relate.

(f)
There has been no material adverse change in the assets, business or financial condition of the Restricted Group taken as a whole since the date of the most recent financial statements delivered pursuant to Clause 25.1 (Financial statements).

(g)
The budgets delivered under Clause 25.4 (Budget) were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions believed by the Parent to be reasonable as at the date they were prepared and supplied.

24.13	No proceedings
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief having made due and careful enquiry) been started or threatened against it or any of its Subsidiaries.

24.14	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Restricted Group which have or are reasonably likely to have a Material Adverse Effect.

24.15	Environmental laws
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Restricted Group where that claim has or is reasonably likely, if determined against that member of the Restricted Group, to have a Material Adverse Effect.

24.16	Taxation

(a)
It (and each member of the Restricted Group) has duly and punctually filed all income and all other material tax returns (together with all necessary information relating thereto) and has paid and discharged all taxes imposed upon it or its assets (in each case within the time period allowed and before the imposition of any interest or penalties), save, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)
No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or against any member of the Restricted Group) with respect to Taxes, which would have, or would reasonably be expected to have, a Material Adverse Effect.

(c)	In respect of a Borrower, it is resident for Tax purposes only in the jurisdiction of its incorporation.

24.17	Security and Financial Indebtedness

(a)	No Security or Quasi Security exists over all or any of the present or future assets of any member of the Restricted Group other than as permitted by this Agreement.

(b)	No member of the Restricted Group has any actual or contingent Financial Indebtedness outstanding other than as permitted by this Agreement.

24.18	Ranking
The payment obligations of each Obligor under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred by laws of general application.

24.19	Good title to assets
It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to do so would have, or could be reasonably expected to have, a Material Adverse Effect.

24.20	Legal and beneficial ownership
It and each of the Obligors is the sole legal and beneficial owner of the respective material assets over which it purports to grant Security.

24.21	Shares

(a)	The shares of any member of the Restricted Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)
Other than any mandatory provisions required by law, the constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(c)
There are no agreements in force or corporate resolutions passed which provide for the issue or allotment of, or grant any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share or loan capital of any member of the Restricted Group (including any option or right of pre-emption or conversion).

24.22	Intellectual Property
It and each of its Subsidiaries:

(a)
is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted to the extent that failure be so or do so would reasonably be expected to have a Material Adverse Effect.

(b)
does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)
has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it where failure to do so would reasonably be expected to have a Material Adverse Effect.

24.23	Group Structure Chart
As of the date of this Agreement, the Group Structure Chart is true, complete and accurate in all material respects.

24.24	Obligors

(a)	All Material Companies which are members of the Restricted Group are Guarantors.

(b)
The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) and the aggregate gross assets (excluding goodwill) of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) exceeds on the Closing Date, 85 per cent. of Consolidated EBITDA) and consolidated gross assets (excluding goodwill) of the Restricted Group.

24.25	Accounting reference date
The Accounting Reference Date of each member of the Restricted Group is 31 December.

24.26	Centre of main interests and establishments

(a)	The Centre of Main Interest of each Obligor incorporated in the European Union is situated in its jurisdiction of incorporation.

(b)	No Luxembourg Guarantor has an "establishment" (as that term is used in Article 2(h) of The Council of the European Union Regulation No 1346/2000 on Insolvency Proceedings) in any jurisdiction.

24.27	Pensions
To the best knowledge and belief of each Obligor, having made due enquiry:

(a)
no member of the Restricted Group has any material liability in respect of any pension scheme and there are no circumstances which would give rise to such a liability, which in each case would reasonably be expected to have a Material Adverse Effect; and

(b)
each member of the Restricted Group is in compliance in all material respects with all applicable laws and regulations relating to, and the governing provisions of any of its pension schemes maintained by or for the benefit of any member of the Restricted Group and/or its employees, where failure to be so in compliance would reasonably be expected to have a Material Adverse Effect.

24.28	Holding Company
Except:

(a)	as may arise under the Transaction Documents; or

(b)	as permitted under Clause 27.9 (Holding Companies) (ignoring for this purpose the references to Transaction Security in paragraph (b) thereof),

on or prior to the Closing Date, the Parent has not traded or incurred any material liabilities or commitments (actual or contingent, present or future).

24.29	Money Laundering Act

(a)	Each Borrower hereby confirms to each Lender that all Utilisations made by it under this Agreement will:

(i)	be made solely for its own account or for the account of the Restricted Group; and

(ii)	will not be used for the benefit of any Restricted Party.

(b)	No Obligor, and to the best of the Parent's knowledge, none of its Affiliates:

(i)	is a Restricted Party;

(ii)	to the best of its knowledge has received funds or other property from a Restricted Party; or

(iii)	to the best of its knowledge is in breach of or is the subject of any action or investigation under Sanctions.

(c)	Each Obligor and each of its Affiliates have taken reasonable measures to ensure compliance with the Sanctions.

(d)
Each Obligor and its Affiliates' operations are and have been conducted in compliance with all applicable anti-money laundering laws and financial record keeping and reporting requirements, rules, regulations and guidelines (the "Money Laundering Laws") and no claim, action, suit, proceeding or investigation by or before any court or governmental agency, authority or body or any arbitrator involving it or its Affiliates with respect to Money Laundering Laws is pending and, to the best of its knowledge, no such claims, actions, suits, proceedings or investigations are threatened in each case in any relevant jurisdiction.

(e)
No Obligor, nor to the knowledge of any Obligor, any director, officer, agent, employee of an Obligor or any of its Restricted Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"). Furthermore, each of the Obligors and, to the knowledge of each Obligor, its Restricted Subsidiary have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

24.30	Domiciliation

Cabot Financial (Luxembourg) S.A. is in full compliance with the amended Luxembourg law dated 31 May 1999 on the domiciliation of companies (and the relevant regulations).

24.31	Times when representations made

(a)	All the representations and warranties in this Clause 24 are made by each Original Obligor on the date of this Agreement.

(b)	All the representations and warranties in this Clause 24 are deemed to be made by each Obligor on the Closing Date.

(c)
The Repeating Representations are deemed to be made by each Obligor and to the extent applicable by CCML, on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period on the date of each Extension Request and on the date of each Notice of Extension.

(d)
The Repeating Representations and the representations set out in Clause 24.20 (Legal and beneficial ownership) and Clause 24.21 (Shares) are deemed to be made by each Additional Obligor in respect of itself on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
In this Clause 25:
"Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 25.1 (Financial statements).
"Monthly Financial Statements" means the financial statements delivered pursuance to paragraph (c) of Clause 25.1 (Financial statements).
"Quarterly Financial Statements" means the financial statements delivered pursuant to paragraph (b) of Clause 25.1 (Financial statements).

25.1	Financial statements
The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(i)	its audited consolidated financial statements for that Financial Year; and

(ii)	the audited (to the extent required by law to be audited) financial statements (to the extent required by law to be produced) (consolidated if appropriate) of each Obligor for that Financial Year;

(b)
as soon as they are available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter; and

(c)
as soon as they are available, but in any event within 30 days after the end of each month its financial statements on a consolidated basis for that month (to include cumulative management accounts for the Financial Year to date).

25.2	Provision and contents of Compliance Certificate

(a)
The Parent shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements and as otherwise required pursuant to this Agreement.

(b)
A Compliance Certificate delivered in accordance with paragraph (a) above shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 26 (Financial Covenants) (but only where the Parent is required to demonstrate in such Compliance Certificate compliance with the LTV Ratios in accordance with the provisions of Clause 26.3 (Financial testing)), computations as to the LTV Ratio and the SSRCF LTV Ratio (regardless of whether the Parent is required to demonstrate in such Compliance Certificate compliance with the provisions of Clause 26.3 (Financial testing) but provided that where the Parent is not required to demonstrate such compliance, if the computations as to the LTV Ratio and the SSRCF LTV Ratio show that the Parent would not, were it required to demonstrate compliance with the provisions of Clause 26.3 (Financial Testing), comply with such provisions, it will not constitute a breach of the terms of this Agreement or constitute a Default or an Event of Default) and ERC in respect of the relevant Quarter Date together with a certification that:

(i)
in respect of any Compliance Certificate delivered with the consolidated Annual Financial Statements and the consolidated Quarterly Financial Statements and subject to paragraph (b)(iii) of Clause 25.3 (Requirements as to financial statements) below, ERC as at the last day of the period to which the relevant financial statements relate is identical to the gross amount used as the basis for the calculation of the purchased asset value as reported in the balance sheet of the relevant financial statements (together with a calculation showing how ERC has been used in calculating the purchased asset value for the relevant balance sheet date);

(ii)
subject to paragraph (b)(iii) of Clause 25.3 (Requirements as to financial statements) below, there has been no material changes to the methodology used to calculate ERC in respect of the Portfolio Accounts compared to the methodology set out in the ERC Model;

(iii)	ERC has been prepared on the basis of recent historical information and based on assumptions believed by the Parent to be fair and reasonable; and

(iv)
in respect of the Compliance Certificate delivered with the consolidated Annual Financial Statements only, confirm compliance with Clause 27.17 (Guarantors) and identifying which members of the Restricted Group that are Material Companies.

(c)
Each Compliance Certificate shall be signed by two directors of the Parent (one of which being the chief financial officer of the Parent) and, if required to be delivered with the consolidated Annual Financial Statements of the Parent, shall be reported on by the Parent's Auditors (provided that the Parent's Auditors are prepared to provide such a report) in the form agreed by the Parent and the Majority Lenders.

25.3	Requirements as to financial statements

(a)
The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, profit and loss account, cashflow statement, ERC, computations as to the LTV Ratio and (in respect of the Monthly Financial Statements only) the SSRCF LTV Ratio (regardless of whether the Parent is required to demonstrate compliance with the provisions of Clause 26.3 (Financial testing)) and, to the extent that the LTV Ratios have been tested by reference to any such financial statements in accordance with the provisions of Clause 26.3 (Financial testing), financial covenant calculations as at the last day of the period to which the relevant financial statements relate. In addition the Parent shall procure that:

(i)	each set of Annual Financial Statements shall be audited by the Auditors;

(ii)
each set of Quarterly Financial Statements is accompanied by a statement by the directors of the Parent commenting on the performance of the Restricted Group for the Financial Quarter to which the financial statements relate and the Financial Year to date and any other material developments or proposals affecting the Restricted Group or its business; and

(iii)
each set of Monthly Financial Statements is accompanied by a statement by the directors of the Parent commenting on the performance of the Restricted Group for the Month to which the financial statements relate and the Financial Year to date, including the management board pack detailing such key performance indicators of the business, strategy, market updates and any other indicators as the directors of the Parent routinely use to describe the performance of the Restricted Group together with any portfolio collections performance data broken down monthly by portfolio, including the actual performance versus the forecasts. The portfolio collections performance data provided pursuant to this paragraph (iii) shall include such material key performance indicators

(including but not limited to ERC performance) for each Relevant Geography as are customarily and routinely used by the directors of the Parent with respect to such Relevant Geography from time to time.

(b)	Each set of financial statements delivered pursuant to Clause 25.1 (Financial statements):

(i)
shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), subject to customary year end adjustments, its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)
in the case of Annual Financial Statements and the Quarterly Financial Statements shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iii)
shall be prepared in accordance with the Accounting Principles or, in the respect of ERC, the ERC Model, unless, in relation to any set of financial statements or ERC, the Parent notifies the Agent that (1) there has been a change in the Accounting Principles or the accounting practices of the Restricted Group (for the avoidance of doubt, including any change to the manner in which ERC is used as the basis for calculation of the purchased asset value for the purposes of the Annual Financial Statements or the Quarterly Financial Statements) and its Auditors delivers to the Agent the information referred to in the following subparagraphs (A) and (B) as appropriate, or (2) there has been a material change in the methodology used to calculate ERC and arising as a result of a change determined by the Restricted Group's portfolio valuation committee or accounting practices and the Parent delivers to the Agent the information referred to in the following subparagraphs (A) and (B) below as appropriate:

(A)
a description of any change necessary for (1) those financial statements to reflect the Accounting Principles or, as the case may be, that Obligor's Original Financial Statements were prepared, or (2) ERC to reflect the determination of the Restricted Group's portfolio valuation committee or accounting practices; and

(B)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 26 (Financial Covenants) has been complied with ((but only to the extent that the LTV Ratios have been tested by reference to such financial statements in accordance with the provisions of Clause 26.3 (Financial testing)), to compare any LTV Ratio and SSRCF LTV Ratio to any previous calculations thereof provided under this Agreement (regardless of whether the Parent is required to demonstrate compliance with the provisions of Clause 26.3 (Financial testing)) and to make an accurate comparison between the financial position indicated in (1) those financial statements and the Original Financial Statements, and (2) the relevant ERC and the Initial ERC as calculated prior to any such change in methodology.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)
If the Parent notifies the Agent of a change in accordance with paragraph (b)(iii) above, the Parent and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. These amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations contained in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms (subject to the Agent receiving the prior consent of the Majority Lenders).

(d)	Without prejudice to paragraph (c) above it is agreed that the Parent may, at any time, with the prior consent of the Majority Lenders change the Accounting Principles to US GAAP.

(e)	At any time whilst:

(i)	an Event of Default is continuing; and/or

(ii)	the Majority Lenders reasonably suspect:

(A)	a potential or actual breach of Clause 26.1 (Financial condition);

(B)	a potential or actual default under Clause 28.1 (Non-payment); and/or

(C)	a potential non compliance of financial statements or management accounts with the requirements of the Accounting Principles or the applicable accounting practices and financial reference periods,

the Agent may:

(iii)
notify the Parent, stating the questions or issues (and a brief background thereto) which the Agent wishes to discuss with the Auditors (or another firm of accountants auditing the Annual Financial Statements of the relevant company). If the Parent has not responded to such notification in a manner reasonably satisfactory to the Majority Lenders within five (5) Business Days after the receipt of such notification from the Agent, the Parent must ensure that the Auditors (or, as the case may be, the relevant other firm of accountants auditing the Annual Financial Statements of the relevant company) are authorised:

(A)
to discuss (and the Parent shall be entitled to participate in any such discussions) the financial position of each member of the Restricted Group with the Agent on request from the Agent (acting on instructions of the Majority Lenders); and

(B)	to disclose to the Agent (with a copy to the Parent) for the Finance Parties any information which the Agent may reasonably request; and/or

(iv)
to the extent permitted by any obligations or duties of confidentiality or restrictions as to the disclosure of information (in each case whether contractual, by reason of any law or regulation, fiduciary, or otherwise) applying to a member of the Group, require that each member of the Restricted Group permits the Agent and/or the Security Agent access during regular business hours and at times reasonably convenient to the management and on reasonable notice to inspect the premises and assets, and to take copies and extracts from the books, accounts and records, of each member of the Restricted Group and meet and discuss matters with senior management of the Restricted Group (and each Obligor undertakes that it shall permit such access, and the Parent undertakes that it shall ensure that each member of the Restricted Group will permit such access) (together with the rights in paragraph (e)(iii) the "Access Rights"), and, in each case, reasonably incurred fees and expenses shall be for the account of the Parent, save that in the case of the Agent's exercise of its Access Rights solely in reliance on paragraph (e)(ii) above reasonably incurred fees and expenses shall be for the account of the Parent only:

(A)	if the event(s) referred to in paragraphs (e)(ii)(A), (e)(ii)(B) or (e)(ii)(C) above and relied upon by Majority Lenders to instruct the Agent to exercise its Access Rights constitute a Default; or

(B)
in the case that the event(s) referred to in paragraphs (e)(ii)(A), (e)(ii)(B) or (e)(ii)(C) above and relied upon by Majority Lenders to instruct the Agent to exercise its Access Rights do not constitute a Default, in respect of the Agent's first exercise of its Access Rights solely in reliance on paragraph (e)(ii) above. Any fees or expenses incurred in connection with any subsequent exercise by the Agent of its Access Rights solely in reliance on paragraph (e)(ii) above that is not covered by paragraph (A) above shall be for the account of the Finance Parties.

(v)	The Parent and each relevant member of the Restricted Group shall only be required to comply with the requirements of paragraph (e)(iv) above if:

(A)	the Agent or the Security Agent (as the case may be) has first communicated its concerns and its request for information or explanation to the Parent;

(B)
the Parent and the Agent or Security Agent (as the case may be) have discussed in good faith the issues arising and the Parent has supplied such further information and explanation as it is reasonably able; and

(C)	having taken the steps in paragraphs (A) and (B) above, the Agent or Security Agent (as the case may be) acting reasonably is not satisfied with the information and/or explanations provided,
((A), (B) and (C) together being the "Discussion Process").

(vi)
If the Agent and/or the Security Agent exercises its rights under paragraph (e)(iv) above, it will use all reasonable endeavours to make the scope and nature of the enquiry undertaken no more extensive than is necessary for the purpose of investigating the source and/or consequences of the Default (or events having triggered it) which has triggered the exercise of such rights and to maintain the cost to the Group of that enquiry at a reasonable level, and all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in Clause 43 (Confidentiality).

(vii)
Notwithstanding paragraphs (v) and (vi) above, each Party agrees that they shall act promptly during the Discussion Process and without prejudice to this paragraph (e), if the Discussion Process has not been completed within ten Business Days of the Agent or Security Agent first communicating its concerns, then the Agent shall be entitled to exercise any of its rights that it has in paragraph (e)(iv) above.

(f)
Notwithstanding any other term of this Agreement, no Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Parent's Auditors contained in this Agreement, being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws.

25.4	Budget

(a)
The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event within 30 days of the start of each of its Financial Years, an annual Budget for that financial year.

(b)	The Parent shall ensure that each Budget:

(i)	includes a monthly projected consolidated profit and loss, balance sheet and cashflow statement for the Group and projected financial covenant calculations;

(ii)	is accompanied by a reasonably detailed commentary from the senior management of the Group explaining the main drivers of the Budget on a revenue, cost and cashflow basis;

(iii)	includes a monthly breakdown of projections for each month of that Financial Year including projections of ERC;

(iv)
subject to paragraph (b) of Clause 25.3 (Requirements as to financial statements), is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 25.1 (Financial statements); and

(v)	has been approved by the board of directors of the Parent.

(c)
If the Parent materially updates or changes the Budget, it shall promptly following (but in any event not later than ten (10) Business Days of) the update or change being made deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

25.5	Group companies
The Compliance Certificate supplied with its Annual Financial Statements shall confirm which members of the Restricted Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, as defined in Clause 26 (Financial Covenants)), and aggregate gross assets (excluding goodwill) of the Guarantors in each case (calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) exceeds 85 per cent. of Consolidated EBITDA (as defined in Clause 26 (Financial Covenants)) and aggregate gross assets (excluding goodwill) of the Restricted Group.

25.6	Presentations

(a)
At least two of the directors of the Parent (one of whom shall be the chief financial officer) will give a presentation to the Finance Parties in every Financial Year (or at the reasonable request of the Agent if an Event of Default has occurred and is continuing) about the on-going business and financial performance of the Restricted Group.

(b)
The Parent will invite the Lenders to any public call held for holders of any of the Notes and give the Lenders reasonable notice of such calls, provided that no Lender may speak during such calls other than to register its attendance.

25.7	Year-end
No member of the Restricted Group shall change its Accounting Reference Date.

25.8	Unrestricted Subsidiaries
If any Subsidiaries of the Parent have been designated as Unrestricted Subsidiaries, the information delivered under Clauses 25.1 (Financial statements), 25.2 (Provision and contents of Compliance Certificate) and 25.4 (Budget) will include reasonably detailed information as to the financial condition of the Restricted Group separate from that of the Unrestricted Subsidiaries.

25.9	Information: miscellaneous
The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents required by law to be dispatched by the Parent or any Obligors to its creditors generally (or any class of them);

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Restricted Group, and which, if adversely determined, are reasonably likely to have Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any labour disputes which are current, threatened or pending against any member of the Restricted Group and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)
promptly, details of any material acquisition by, or any disposal, merger or voluntary liquidation or Permitted Reorganisation of any Material Company or any other material change to the structure of the Restricted Group;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(f)
promptly upon becoming aware of them, the details of any Environmental Claim which is current, threatened or pending against any member of the Restricted Group, together with copies of all environmental reports and investigations in relation to such Environmental Claim, which has or is reasonably likely to have a Material Adverse Effect;

(g)	at the same time as they are dispatched, copies of all documents and other information provided to the holders of the Notes (or the Notes Trustee on their behalf);

(h)
to the extent that the aggregate Insurance Proceeds including Excluded Insurance Proceeds (each as defined in Clause 12.3 (Disposal Proceeds and Insurance Proceeds) in any Financial Year exceed £5,000,000 (or its equivalent), promptly upon becoming aware of them, details of any such insurance claims in respect of those Insurance Proceeds;

(i)
promptly upon becoming aware of them and only to the extent permitted by any obligations or duties of confidentiality or restrictions as to the disclosure of information (in each case whether contractual, by reason of any law or regulation, fiduciary, or otherwise) applying to a member of the Group, details of any regulatory investigations that could reasonably be expected to have a Material Adverse Effect;

(j)
promptly upon becoming aware of them, details of the written information provided on an information only basis, pursuant to paragraph (c) of Clause 27.6 (Acquisitions) being not materially true, complete and accurate or being materially misleading; and

(k)
promptly on request, such further information regarding the financial condition, assets and operations of the Restricted Group and/or any member of the Restricted Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement) and any changes to senior management of the Parent as any Finance Party through the Agent may reasonably request.

25.10	Notification of default

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon its becoming aware of such Default (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
If the Agent has reasonable grounds for believing that a Default has occurred and is continuing, it may request, and promptly upon such request by the Agent, the Parent shall supply to the Agent, a certificate signed by two of its directors or senior officers on its behalf certifying, to the best of the knowledge and belief of the directors and/or senior officers, that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

25.11	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations, including the USA PATRIOT Act, pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)
The Parent shall, by not less than ten (10) Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Restricted Subsidiaries becomes an Additional Obligor pursuant to Clause 32 (Changes to the Obligors).

(d)
Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Restricted Subsidiary to this Agreement as an Additional Obligor.

25.12	Audit Right
The Agent, once every six Months (and no less than 6 Months after the previous such appointment), shall have the right to request that any firm that falls within the definition of "Auditors", Grant Thornton, or in each case a firm of similar standing, in each case as is agreed with the Parent (acting reasonably) be appointed to prepare a cash reconciliation of collections against the forecasts in the business and the ERC outputs of the model linked to actual performance and following consultation with the Parent to answer any reasonable queries that the Agent may have in relation to such audit. Subject to agreeing a cap (all parties acting reasonably), the Parent shall pay any reasonable costs of that firm directly incurred in connection with such audit.

26.	FINANCIAL COVENANTS

26.1	Financial condition

(a)	The Parent shall ensure that on each Test Date the LTV Ratio does not exceed 0.75.

(b)	The Parent shall ensure that on each Test Date the SSRCF LTV Ratio does not exceed 0.275.

26.2	Financial definitions
In this Agreement:
"Additional Shareholder Funding" means the net cash proceeds received by the Parent directly or indirectly from the Investors after the Closing Date from (i) any subscription in cash for shares of the Parent or capital contribution to the Parent that does not result in the occurrence of a Change of Control or (ii) any New Shareholder Loan.
"ERC" means the aggregate amount of estimated remaining collections projected to be received by the Restricted Group from the Portfolio during the period of 84 Months, as calculated by the ERC Model as at the last day of the Month most recently ended prior to the date of calculation which most accurately reflects the latest performance of the portfolios.
"ERC Model" means the models and methodologies that the Parent uses to calculate the value of its loan portfolio and those of its Subsidiaries, consistently with its most recent audited financial statements as of the date of such determination.
"Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
"Financial Year" means the annual accounting period of the Restricted Group ending on the Accounting Reference Date in each year.

"LTV Ratio" means, in respect of any date of calculation, the aggregate Financial Indebtedness of the Restricted Group less cash and Cash Equivalent Investments held by the Restricted Group as of such date (other than cash or Cash Equivalent Investments in an amount equal to amounts collected by the Restricted Group on behalf of third-party clients and held by the Restricted Group as of such date), divided by ERC (provided that in relation to testing dates other than on any Quarter Date ERC shall be adjusted to give effect to purchases or disposals of performing, sub-performing or charged off accounts, loans, receivables, mortgages debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) made since the last day of the Month most recently ended prior to the date of calculation on the basis of estimates made on a pro forma basis by management acting in good faith).
"SSRCF LTV Ratio" means, in respect of any date of calculation, the aggregate drawn amount of the Facilities together with any hedging liabilities which under the terms of the Intercreditor Agreement rank pari passu with liabilities under the Facilities in the application of the proceeds of enforcement of Transaction Security, less cash and Cash Equivalent Investments held by the Restricted Group as of such date (other than cash or Cash Equivalent Investments in an amount equal to amounts collected by the Restricted Group on behalf of third-party clients and held by the Restricted Group as of such date), divided by ERC (provided that in relation to testing dates other than on any Quarter Date or the last day of any Month, ERC shall be adjusted to give effect to purchases or disposals of performing, sub-performing or charged off accounts, loans, receivables, mortgages debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) made since the last day of the Month most recently ended prior to the date of calculation on the basis of estimates made on a pro forma basis by management acting in good faith). In calculating ERC for the purposes of the SSRCF LTV Ratio only, ERC shall not include ERC from members of the Group in respect of which the Lenders do not benefit from a first ranking Security interest over that member of the Group's shares and material assets.
"Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.
"Test Condition" means the aggregate Base Currency Amount of all Utilisations and Ancillary Outstandings (excluding any Letters of Credit, guarantee, bond or letters of credit other than to the extent issued in relation to or to support Financial Indebtedness) exceeds 20 per cent. of the Total Commitments.
"Test Date" means, in respect of the LTV Ratio, each Quarter Date on which the Test Condition is met and, in respect of the SSRCF LTV Ratio, each Quarter Date and the last day of each Month to which each set of Monthly Financial Statements relate.

26.3	Financial testing

The financial covenants set out in Clause 26.1 (Financial condition) shall only be tested on a Test Date, and if so tested will be calculated in accordance with the Accounting Principles, wherever appropriate and by reference to each of the applicable financial statements:

(a)
in the case of the LTV Ratio, delivered pursuant to paragraphs (a)(i) and (b) of Clause 25.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and contents of Compliance Certificate); and

(b)
in the case of the SSRCF LTV Ratio, delivered pursuant to paragraph (c) of Clause 25.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and contents of Compliance Certificate).

26.4	Equity cure

(a)
Subject to the terms of this Clause 26.4, if, (i) in the case of LTV Ratio and the SSRCF LTV Ratio, on the date of the delivery of a Compliance Certificate in accordance with Clause 25.2 (Provisions and contents of Compliance Certificate), and (ii) in the case of the SSRCF LTV Ratio on the date of delivery of the Monthly Financial Statements where in relation to such period a Test Date has occurred, the Parent is in breach of its obligations under Clause 26.1 (Financial condition) on the relevant Test Date being reported on in that Compliance Certificate or for the Month which the Monthly Financial Statements relate to (the "Breach"), the Parent shall be entitled to remedy the Breach by giving notice to the Agent (the "Cure Notice") and receiving the proceeds of Additional Shareholder Funding no later than 20 Business Days after the due date for delivery to the Agent of such Compliance Certificate or Monthly Financial Statements (the "Cure Date") provided that the Parent may not apply the proceeds of Additional Shareholder Funding provided pursuant to this Clause 26.4:

(i)	more than three times during the life of the Facilities or in respect of any two consecutive Financial Quarters; or

(ii)	for another purpose under the Finance Documents or Note Documents other than a cure of a breach of obligations under Clause 26.1 (Financial condition).

(b)
Immediately following the receipt of the Additional Shareholder Funding in accordance with paragraph (a) above, the financial covenants in Clause 26.1 (Financial condition) shall be retested and the result of the retesting shall apply for determining whether there has been a breach of this Agreement.

(c)
If the Parent remedies a breach of its obligations under Clause 26.1 (Financial condition) in accordance with paragraph (a) before the Cure Date, the relevant Cure Notice shall be accompanied by a revised Compliance Certificate indicating compliance with the financial covenants in Clause 26.1 (Financial condition).

(d)	If at any time after a Test Date but prior to the date of delivery of (i) the Compliance Certificate in respect of such Test Date (or, if earlier, the date that such Compliance

Certificate should have been delivered), or (ii) the Monthly Financial Statement in respect of such Month or, if earlier, the date that such Monthly Financial Statement should have been delivered, the Parent:

(i)
determines that it is likely to be in breach of its obligations under Clause 26.1 (Financial condition) upon delivery of a Compliance Certificate in respect of such Test Date or Monthly Financial Statement in respect of such Month (as applicable);

(ii)
receives Additional Shareholder Funding before delivery of that Compliance Certificate or Monthly Financial Statement (as applicable) or, if earlier, the date that such Compliance Certificate or Monthly Financial Statement (as applicable) should have been delivered; and

(iii)	designates (by written notice to the Agent) such Additional Shareholder Funding as being provided pursuant to this Clause 26.4, such Additional Shareholder Funding shall be treated as referred to above in this Clause 26.4 and will be subject to the requirements and restrictions in this Clause 26.4, except that no breach shall occur.

27.	GENERAL UNDERTAKINGS
The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.1	Restrictive Covenants
Each Obligor shall comply with the covenants set out in Schedule 14 (Restrictive Covenants).

27.2	Authorisations
Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation (other than as may be no longer required pursuant to a Permitted Reorganisation) required under any applicable law or regulation:

(a)	of a Relevant Jurisdiction to enable it to perform its obligations under the Transaction Documents to which it is a party;

(b)
of a Relevant Jurisdiction to ensure, subject to the Legal Reservations and the Perfection Requirements, the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party; and

(c)
of a Relevant Jurisdiction or any jurisdiction where it conducts its business to carry on its business except to the extent that failure to obtain or comply with those Authorisations could not reasonably be expected to have a Material Adverse Effect.

27.3	Compliance with laws

(a)
Each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

(b)
Other than to the extent that such undertaking would conflict with Council Regulation (EC) No. 2271/96 (as amended), each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) not, and shall not permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facilities to fund any trade, business or other activities: (i) involving or for the benefit of any Restricted Party, or (ii) in any other manner that could result in any Obligor or its Affiliates, or any Lender being in breach of any Sanctions or becoming a Restricted Party.

(c)	No part of the proceeds of any Loan will be used, directly or indirectly, for any payments that would constitute a violation of any applicable anti-bribery law.

27.4	Taxation

(a)
Each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith by appropriate proceedings;

(ii)	adequate reserves established in accordance with the Accounting Principles are being maintained for such Taxes and the costs required to contest them; and

(iii)	such payment can be lawfully withheld and failure to pay such Taxes is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its residence for Tax purposes.

27.5	Change of business
Other than pursuant to a Permitted Reorganisation, the Parent shall procure that no substantial change is made to the general nature of the business of the Obligors or the Restricted Group taken as a whole from that carried on by the Restricted Group at the date of the 2016 Amendment and Restatement Agreement, provided that, for the avoidance of doubt, operations by the Obligors and/or the Restricted Group in relation to any debt servicing business, debt litigation or debt collection activities (or in each case any associated activities) shall not constitute such a change.

27.6	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Restricted Group will) undertake the acquisition of:

(i)	a company or any shares or equivalent ownership interest or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	Portfolio Accounts.

(b)	Paragraph (a) above does not apply to:

(i)
an acquisition of a company or any shares or equivalent ownership interest or securities or a business or undertaking (or, in each case, any interest in any of them) which is a Permitted Acquisition or Permitted Joint Venture;

(ii)	an acquisition of a Portfolio Account which is a Permitted Acquisition;

(iii)	the acquisition or incorporation of a newly formed company;

(iv)	an acquisition by a member of the Restricted Group from another member of the Restricted Group provided that such acquisition is permitted by the provisions of Schedule 14 (Restrictive Covenants);

(v)	Permitted Reorganisations; or

(vi)	an acquisition of securities that are Cash Equivalent Investments.

(c)
In the case of making a Permitted Acquisition that constitutes a "Business Acquisition" as defined in the definition of "Permitted Acquisition", the Parent shall deliver (or shall procure that the relevant member of the Group delivers) to the Agent (on an information only basis and without any liability including without limitation for the content therein) the most recent audited accounts of, and management information with respect to, the acquired business.

27.7	Joint Ventures

(a)	No Obligor shall (and the Parent shall ensure that no member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in a Joint Venture; or

(ii)
transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to a Joint Venture (or agree to do any of the foregoing), if that Joint Venture is established, or carries on its principal business in a country that is a Sanctioned Jurisdiction.

27.8	Intra-Group Transfers
Notwithstanding any other provision of this Agreement:

(a)
no Obligor may transfer, assign or otherwise dispose of any asset to any non-Obligor if, as a result of such transfer, assignment or disposition, the test in paragraph (a)(ii) of Clause 27.17 (Guarantors) would not be met if tested on a pro forma basis taking into account such transfer, assignment or disposition;

(b)
no Obligor may transfer, assign or otherwise dispose of any asset that is subject to the Transaction Security to any other Obligor, where Transaction Security will not upon or immediately following such transfer be in place in respect of such asset following the assignment, transfer or disposition; and

(c)
the Parent may not designate any member of the Restricted Group as an Unrestricted Subsidiary if, as a result of such designation, the test in paragraph (a)(ii) of Clause 27.17 (Guarantors) would not be met if tested on a pro forma basis taking into account such designation.

27.9	Holding Companies
No Holdco shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the holding of shares in Subsidiaries and Joint Ventures not prohibited by this Agreement;

(b)
the ownership of intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but (subject to the Agreed Security Principles) only if those credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)	the making of Intra-Group Loans or loans to the extent that (subject to the Agreed Security Principles) such loans are subject to Transaction Security;

(d)	Security and guarantees (or similar) permitted under Schedule 14 (Restrictive covenants);

(e)
the entry into and performance of its obligations (and incurrence of liabilities) under the Transaction Documents and Pari Passu Debt Documents (as defined in the Intercreditor Agreement and the Marlin Intercreditor Agreement) to which it is a party;

(f)
subject to the relevant creditors (or an appointed representative on their behalf) acceding to the Intercreditor Agreement and the Marlin Intercreditor Agreement as secured creditors or as unsecured creditors in each case ranking behind the Pari Passu Creditors (in each case howsoever defined), the entry into and performance of its obligations (and incurrence of liabilities) under the customary documentation relating thereto to which it is a party;

(g)	the granting of Transaction Security to the Finance Parties in accordance with the terms of the Finance Documents;

(h)
the provision of administrative, managerial, financial statement accounting and legal services to other members of the Restricted Group of a type customarily provided by a Holding Company to its Subsidiaries and the ownership of assets necessary to provide such services;

(i)	subject to the Intercreditor Agreement, the making of or receipt of any Permitted Payment; and

(j)
general corporate administration and compliance activities including without limitation those relating to entering into engagements and other service contracts on behalf of the Group, paying overhead costs and filing fees and other ordinary course expenses (such as audit fees and Taxes), other related activities and periodic reporting requirements.

27.10	Preservation of assets
Each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so would reasonably be expected to have a Material Adverse Effect.

27.11	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

27.12	Insurance

(a)
Each Obligor shall (and the Parent shall ensure that each member of the Restricted Group will) maintain insurances on and in relation to its material business and assets of an insurable nature against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, where failure to do so would reasonably be expected to have a Material Adverse Effect.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

27.13	Pensions
The Parent shall ensure that all pension schemes operated by or maintained for the benefit of any member of the Restricted Group and/or any of their employees are fully funded to the extent required by their terms and applicable laws where failure to do so would reasonably be expected to have a Material Adverse Effect.

27.14	Share capital

No Obligor shall (and the Parent shall ensure no member of the Restricted Group will) issue any shares except:

(a)
by the Parent to its direct Holding Company, paid for in full upon issue and which by their terms are not redeemable before the Termination Date and where such issue does not lead to a Change of Control of the Parent;

(b)
shares by a member of the Restricted Group to another member of the Restricted Group (other than the Parent (save in the case of Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited), who may issue to the Parent)) and/or pro-rata to its minority shareholder(s) where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares held by the member of the Restricted Group also become subject to the Transaction Security on the same terms; or

(c)	in connection with a Permitted Joint Venture.

27.15	Amendments
No Obligor shall (and the Parent shall ensure that no member of the Restricted Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of the Note Documents or documents relating to any Pari Passu Notes (as defined in the Intercreditor Agreement) or Replacement Debt relating to the Notes or Pari Passu Notes (as defined in the Intercreditor Agreement) which brings forward the maturity or any amortisation of the Notes, the Pari Passu Notes (as defined in the Intercreditor Agreement) or such Replacement Debt (as applicable).

27.16	Treasury Transactions
No Obligor shall (and the Parent will procure that no members of the Restricted Group will) enter into any Treasury Transaction, other than:

(a)	the hedging transactions documented by the Hedging Agreements;

(b)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(c)
any Treasury Transaction entered into in the ordinary course of business for the hedging of actual or projected real exposures arising in the ordinary course of a member of the Restricted Group's commercial activities and not for speculative purposes, including for the avoidance of doubt, the Existing Cap.

27.17	Guarantors

(a)	The Parent shall ensure that subject to the Agreed Security Principles and paragraphs (b) and (c) below:

(i)
all Material Companies which are members of the Restricted Group, and any member of the Restricted Group that is or becomes a guarantor in respect of the 2023 Cabot Notes or any of the Existing Notes, are

Guarantors (in the case of any member of the Restricted Group that is or becomes a guarantor in respect of the 2023 Cabot Notes or any of the Existing Notes, before or simultaneously to becoming a guarantor in respect of the 2023 Cabot Notes or any of the Existing Notes); and

(ii)
the aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) of the Guarantors for each Financial Year and the aggregate gross assets (excluding goodwill) of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) represents not less than 85 per cent. of Consolidated EBITDA for the corresponding Financial Year and consolidated gross assets (excluding goodwill) of all members of the Restricted Group, respectively, in each case calculated by reference to the most recently delivered set of Annual Financial Statements of the Group delivered under Clause 25.1 (Financial Statements) and adjusted to give pro forma effect to any acquisitions (including through mergers or consolidations) and dispositions that have taken place prior to the date on which the Financial Year ends.

(b)
Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

(c)
Subject to the Agreed Security Principles, any member of the Restricted Group that becomes a Material Company and any Material Company acquired in accordance with this Agreement after the Closing Date shall become a Guarantor and grant Security as the Agent may require (acting reasonably) and shall accede to the Intercreditor Agreement as soon as practicable and in any event within 45 days of delivery of any Annual Financial Statements delivered under Clause 25.1 (Financial Statements) or within (i) in the case of any Material Company established or incorporated in England and Wales, as soon as is reasonably practicable and in any event, 60 days of its acquisition or (ii) in the case of any other Material Company, as soon as is reasonably practicable and in any event, 90 days of its acquisition, as the case may be.

27.18	Unrestricted Subsidiaries

(a)
Subject to paragraph (c) of Clause 27.8 (Intra-Group Transfers), nothing in this Agreement shall restrict the Parent from designating any of its Subsidiaries as being Unrestricted Subsidiaries provided that such Subsidiary meets the requirements for such designation set out in Schedule 14 (Restrictive Covenants).

(b)
If a member of the Restricted Group is designated as an Unrestricted Subsidiary, each Obligor will (i) ensure that the Unrestricted Subsidiary does not (and will, for so long as it is an Unrestricted Subsidiary, not) legally or beneficially own shares in any Restricted Subsidiary; and (ii) use its reasonable endeavours to ensure that no member of the Restricted Group has any material liabilities (including pension, environmental and Tax liabilities) to or in respect of the Unrestricted Subsidiary and if any such material liability arises the Parent will promptly notify the Agent and procure that the Unrestricted Subsidiary becomes a Restricted Subsidiary as soon as reasonably practicable and in any event within 20 Business Days of the first date on which the Parent is aware of the material liability.

27.19	Further assurance

(a)
Each Obligor shall (and the Parent shall procure that each member of the Restricted Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
Each Obligor shall (and the Parent shall procure that each member of the Restricted Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)
Paragraphs (a) and (d) above shall be subject to the Agreed Security Principles in relation to any Security granted after the date of this Agreement. Each Obligor must use, and must procure that any other member of the Restricted Group that is a potential provider of Transaction Security uses, all reasonable endeavours lawfully available to avoid or mitigate the legal constraints on the provision of Security provided for in the Agreed Security Principles.

27.20	Note Purchase Condition

(a)	For the purposes of this Clause 27.20:

(b)
"Pari Debt Amount" shall mean the total principal amount of the Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt issued by the Restricted Group as at the 2018 Effective Date; and

(c)
"Repurchase" shall mean a prepayment, purchase, defeasement or redemption (or otherwise retirement for value) of any Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations or Term Debt provided that prepayment, purchase, defeasement or redemption (or other retirement) of any Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations or Term Debt made solely with the proceeds of Additional Indebtedness (as defined in the Intercreditor Agreement) permitted to be incurred under the Intercreditor Agreement shall not be a "Repurchase".

(d)	Members of the Restricted Group may Repurchase any Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations or Term Debt:

(i)
if the aggregate principal amount of all Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt Repurchased since the 2018 Effective Date does not exceed 35 per cent. of the Pari Debt Amount;

(ii)
to the extent that the aggregate principal amount of all Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt Repurchased since the 2018 Effective Date exceeds 35 per cent. but is 50 per cent. or less of the Pari Debt Amount, if the Parent ensures that such Repurchase is matched by a simultaneous cancellation of the Commitments so that the Commitments are reduced by the same proportion as that by which the aggregate principal amount of the Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt being Repurchased corresponds to the Pari Debt Amount and (to the extent necessary as a result of such cancellation) prepayment of outstanding Utilisations, in the order of application contemplated by Clause 12.4 (Application of mandatory prepayments); and

(iii)
to the extent that the aggregate principal amount of all Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt Repurchased since the 2018 Effective Date exceeds 50 per cent. of the Pari Debt Amount, if the Parent ensures that such Repurchase is matched by a simultaneous cancellation of the Commitments so that the Commitments are reduced by the same amount as that by which the Notes, Replacement Debt, Indebtedness incurred in connection with any Permitted Purchase Obligations and Term Debt are being Repurchased and (to the extent necessary as a result of such cancellation) prepayment of outstanding

Utilisations, in the order of application contemplated by Clause 12.4 (Application of mandatory prepayments).

(e)	No Repurchase may be made:

(i)	while an Event of Default is continuing or would result from such Repurchase; or

(ii)
if the Restricted Group would not be in compliance with the financial covenants set out in Clause 26.1 (Financial condition) on a pro forma basis after taking into account such Repurchase and to be certified in a Compliance Certificate delivered prior to the making of the Repurchase (amended to set out calculations in respect of the LTV Ratio and SSRCF Ratio only and as calculated by reference to the last day of the most recently ended calendar Month).

27.21	ERC Model
Each Obligor shall ensure that the terms of the ERC Model are not amended, modified or waived, without the prior written consent of the Agent (acting reasonably) other than where (i) such amendments, modifications or waivers relate to reporting format changes for internal management purposes which would not affect the Lenders or (ii) changes are made in accordance with sub-paragraph (b)(iii) of Clause 25.3 (Requirements as to financial statements).

27.22	Bank Accounts

(a)
Each Obligor's bank accounts (and the Parent shall procure that each member of the Restricted Group's bank accounts) save, in each case, for any Excluded Bank Accounts, are held with a Lender, an Affiliate of a Lender or an Acceptable Bank.

(b)
Each Obligor (and the Parent shall procure that each member of the Restricted Group) shall keep any monies held on trust for third parties segregated from monies belonging to it in separate bank accounts.

28.	EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.20 (Acceleration)).

28.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)
in respect of any payments of principal or Interest, its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date; and

(b)	in respect of any other payment (which does not fall within paragraph (b) above), payment is made within five (5) Business Days of its due date.

28.2	Financial covenants
The Parent does not comply with the provisions of paragraphs (a) or (b) of Clause 26.1 (Financial condition) subject to Clause 26.4 (Equity cure) and provided that to the extent that paragraph (a) of Clause 26.1 (Financial Condition) is satisfied on a subsequent Test Date and paragraph (b) is satisfied on two subsequent successive Test Dates (and Compliance Certificates have been delivered in respect of such future Test Dates in accordance with this Agreement), any such non-compliance shall be deemed to be waived for all purposes under the Finance Documents. For the avoidance of doubt, prior to the delivery of such subsequent Compliance Certificates demonstrating compliance any of the rights under Clause 28.20 (Acceleration) may be exercised and to the extent so exercised the deemed waiver under this Clause 28.2 shall not apply.

28.3	Financial statements

(a)
An Obligor does not comply with the provisions of Clauses 25.1 (Financial statements), 25.2 (Provision and contents of Compliance Certificate) and paragraphs (a) and (b) of Clause 25.3 (Requirements as to financial statements).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor (as the case may be) and (ii) the Parent or an Obligor (as the case may be) becoming aware of the failure to comply.

28.4	Other obligations

(a)
An Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 28.1 (Non-payment), Clause 28.2 (Financial covenants) and Clause 28.3 (Financial statements)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fifteen (15) Business Days of the earlier of (i) the Agent giving notice to the Parent or the relevant Obligor, as the case may be, and (ii) the Parent or an Obligor, as the case may, be becoming aware of the failure to comply.

28.5	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document to which it is a party is or proves to have been incorrect or misleading (in the case of any statement or representation which is not subject to a materiality threshold in accordance with its terms, in any material respect) when made or deemed to be made and, if the circumstances causing such misrepresentation are capable of remedy within such period, such Obligor shall have failed to remedy such circumstances within fifteen (15) Business Days of the earlier of (i) the Agent giving notice to the Parent or the relevant Obligor, as the case may be, and (ii) the Parent or the relevant Obligor, as the case may be, becoming aware of the failure to comply.

28.6	Cross default

(a)	Any Financial Indebtedness of any member of the Restricted Group is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of any member of the Restricted Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any member of the Restricted Group is cancelled or suspended by a creditor of any member of the Restricted Group as a result of an event of default (however described).

(d)
Any creditor or note trustee or other representative of any member of the Restricted Group becomes entitled to declare any Financial Indebtedness of any member of the Restricted Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 28.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £10,000,000 (or its equivalent in any other currency or currencies) and excluding in any case any Financial Indebtedness to the extent owed by one member of the Restricted Group to another member of the Restricted Group.

28.7	Insolvency
The occurrence of any of the following:

(a)
An Obligor or a Material Company is unable or admits inability to pay its debts as they fall due or is deemed (other than as a result of its assets being less that its liabilities) to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than in respect of the Finance Documents) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any Obligor or Material Company.

28.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Company;

(iii)
the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any Obligor or Material Company or any of its assets;

(iv)	enforcement of any Security over any assets of any Obligor or Material Company, and in particular, as regards any Luxembourg Guarantor, no "faillite", "gestion controlee", "suspension des paiements", "concordat judiciaire" or "liquidation judiciaire".

(b)	Paragraph (a) shall not apply to:

(i)	any winding-up petition, case or proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement; or

(ii)	any Permitted Reorganisation.

28.9	Creditors' process
Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or a Material Company having an aggregate value of £15,000,000 and is not discharged within twenty (20) Business Days.

28.10	Unlawfulness and invalidity

(a)
It is or becomes unlawful for any person (other than a Finance Party) that is a party to a Finance Document to perform any of its obligations thereunder or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful, ineffective or unenforceable, in each case in a manner which materially adversely affects the interests of the Lenders under the Finance Documents.

(b)
Any obligation or obligations of any person (other than a Finance Party) under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation materially adversely affects the interests of the Lenders under the Finance Documents.

28.11	Intercreditor Agreement
Any member of the Restricted Group or any Structural Creditor (as defined in the Intercreditor Agreement) that is party to the Intercreditor Agreement fails to comply in any material respect with the provisions of, or does not perform its obligations under, the Intercreditor Agreement and if the non-compliance or failure to perform is capable of remedy, it is not remedied within fifteen (15) Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or failure to perform.

28.12	Change of ownership

(a)
After the Closing Date, an Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent other than as a result of a Permitted Reorganisation or transaction permitted under this Agreement; or

(b)
An Obligor ceases to own at least the same percentage of shares in a Material Company as on the Closing Date, except as a result of a Permitted Reorganisation or transaction permitted under this Agreement.

28.13	Audit qualification
The Auditors of the Restricted Group qualify the audited annual consolidated financial statements of the Parent:

(a)
on the grounds that the Auditors are unable to prepare those financial statements on a going concern basis (other than such qualification which arises solely because of a potential breach of the covenant set out it Clause 26.1 (Financial condition));

(b)
where that qualification is otherwise in terms or as to issues which would be reasonably likely to materially and adversely affect the interests of the Finance Parties taken as a whole under the Finance Documents; or

(c)	on the basis of non-disclosure or inaccurate disclosure.

28.14	Expropriation
The authority or ability of any member of the Restricted Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Restricted Group or its respective assets which has or is reasonably likely to have a Material Adverse Effect.

28.15	Repudiation and rescission of agreements

(a)	An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security to which it is a party.

(b)
Any Obligor rescinds or purports to rescind or repudiates or purports to repudiate any Note Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents taken as a whole.

28.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Restricted Group or its respective assets which has or is reasonably likely to have a Material Adverse Effect.

28.17	Material adverse change
Any event or circumstance occurs which has a Material Adverse Effect.

28.18	Cessation of business
An Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

28.19	Failure to refinance bonds
Any Existing Notes are not refinanced in full by the date falling 90 days before the scheduled principal repayment date specified in the relevant Existing Notes.

28.20	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

(i)	cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled;

(ii)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(v)
declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(vi)
declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(vii)
declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(viii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)
Following the occurrence of an Event of Default under Clause 28.1 (Non-payment) as a result of non-payment or non cash cover of an amount which has fallen due to be paid to any Lender in accordance with paragraph (e)(ii) of Clause 12.2 (Exit Discussions) or paragraph (b)(ii) of Clause 12.1 (Change in Control), if the Majority Lenders have not exercised their right of acceleration under paragraph (a) above, the relevant Lender or Lenders who have given a Negative Decision, shall be deemed to constitute the Majority Lenders and shall have the right to direct the Agent to exercise any of the rights listed in sub-paragraphs (i) to (viii) in paragraph (a) above.

29.	INVESTMENT GRADE STATUS

29.1
For so long as the Notes (or any Permitted Financial Indebtedness issued by a member of the Restricted Group to refinance or replace the Notes or in exchange for the Notes) have an Investment Grade Status (the "Suspense Period"), the following clauses of this Agreement shall not apply:

(a)	Clauses 25.6 (Presentations) and 25.7 (Year-end);

(b)	Clauses 27.12 (Insurance), 27.13 (Pensions), 27.14 (Share capital) and 27.16 (Treasury Transaction).

29.2
Any obligations arising under the Clauses specified in Clause 29.1 above (including, without limitation, obligations with respect to any Compliance Certificate required to be delivered during or with respect to any period that ends during a Suspense Period insofar as those obligations concern the certification of matters that are no longer applicable as a result of this Clause 29), and, in the case that a Suspense Period ceases to apply, any events or circumstances properly taken at any time during a Suspense Period (and not taken in contemplation of the Suspense Period coming to an end) that would but for this Clause 29 have given rise to a misrepresentation, breach, Default or Event of Default and which would as a result of the Suspense Period ceasing to apply constitute a misrepresentation, breach, Default or Event of Default, shall be deemed not to give rise to a misrepresentation, breach, Default or Event of Default.

30.	CHANGES TO THE LENDERS

30.1	Assignments and transfers by the Lenders
Subject to this Clause 29 and to Clause 31 (Restriction on Debt Purchase Transactions), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

30.2	Conditions of assignment or transfer

(a)
Subject to paragraph (b) below, an Existing Lender must consult with the Parent for five (5) Business Days before it may make an assignment or transfer in accordance with Clause 30.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	to any bank or financial institution on the Approved List; or

(iii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iv)	made at a time when an Event of Default is continuing.

(b)	Notwithstanding anything else in this Agreement, in no circumstances may an Existing Lender make an assignment or transfer to, or enter into any sub-participation with, a person:

(i)	that is a Sanctioned Person or that is incorporated or established, or carries on business, in a jurisdiction that is a Sanctioned Jurisdiction; or

(ii)	is a Competitor,
unless that person is already a Lender, and any assignment or transfer purported to be made other than in compliance with this condition shall be void ab initio.

(c)	The Approved List may be amended at any time and from time to time with the prior written consent of the Agent (acting on the instruction of the Majority Lenders) and the Parent.

(d)
The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under any of the Facilities (other than a transfer by DNB Bank ASA, London Branch to DNB (UK) Limited as its Affiliate).

(e)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)
the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	The amount of the Existing Lender's Commitment assigned or transferred must be a minimum of £1,000,000 and in integral multiples of £1,000,000 unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(iii)	made at a time when an Event of Default is continuing; or

(iv)	of all of the relevant Existing Lender's Commitment (and not part thereof).

(g)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 30.5 (Procedure for transfer) is complied with.

(h)	If:

(i)
a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office or nominates a branch or affiliate that is not an Existing Lender to participate in any of the Facilities under Clause 4.5 (Lending Affiliates); and

(ii)
as a result of circumstances existing at the date the assignment, transfer, change or nomination, an Obligor would be obliged to make a payment to the New Lender, affiliate or Lender acting through its new Facility Office or branch under Clause 19.1 (Increased costs) or Clause 18 (Tax gross up and indemnities), then the New Lender, affiliate or Lender acting through its new Facility Office or branch is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, change or nomination had not occurred. This paragraph (h) shall not apply, (i) in respect of an assignment or transfer made in the ordinary course of the primary syndication of the facilities or (ii) in relation to Clause 18.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii)(B) of Clause 18.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(i)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(j)
The Agent, acting solely for this purpose as an agent of the Parent and Borrowers, shall maintain a copy of each Transfer Certificate, Assignment Agreement and Increase Confirmation delivered to it and a register for the recording of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Utilisations owing or attributable to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

30.3	Assignment or transfer fee
Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

30.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

30.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 30.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Restricted Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Arrangers, the Security Agent, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent, any Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

30.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 30.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 30.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 30.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 30.2 (Conditions of assignment or transfer).

30.7	Copy of Transfer Certificate or Assignment Agreement to Parent
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement or Increase Confirmation send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

30.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 30, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

30.9	Pro rata interest settlement
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 30.5 (Procedure for transfer) or any assignment pursuant to Clause 30.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 30.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

30.10	Sub-participations
Nothing in this Agreement shall restrict the ability of a Lender to sub-participate any or all of its rights and/or obligations hereunder, provided that:

(a)	such Lender remains a Lender under this Agreement with all rights and obligations pertaining thereto and remains liable under this Agreement in relation to those obligations sub-participated; and

(b)	such Lender either:

(i)	retains the unrestricted right to exercise all voting and similar rights in respect of its Commitments (the "Voting Rights"), free of any obligation to act on the instructions of any other person; or

(ii)	prior to entering into such sub-participation, provides the Obligors' Agent with details of the proposed sub-participation, and unless the sub-participation is:

(A)	to another Lender or an Affiliate of a Lender;

(B)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(C)	to any bank or financial institution on the Approved List; or

(D)	made at a time when an Event of Default is continuing,
obtains the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed, provided that the Parent shall be deemed to have given its consent five (5) Business Days after the Parent is given notice of the request unless it is expressly refused by the Parent within that period).

30.11	Voting

If a transfer or sub-participation does not comply with the conditions set out in this Clause 30, the New Lender's (or, in the case of a sub-participation, the Existing Lender's) Commitments and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the Facilities or, as applicable, the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained.

31.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

31.1	Permitted Debt Purchase Transactions

(a)
The Parent shall not, and shall procure that each other member of the Group shall not (i) enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 31 or (ii) beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of "Debt Purchase Transaction".

(b)	A Borrower may purchase by way of assignment, pursuant to Clause 30 (Changes to the Lenders), a participation in any Loan in respect of which it is the borrower and any related Commitment where:

(i)	such purchase is made for a consideration of less than par;

(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below; and

(iii)	such purchase is made at a time when no Default is continuing.

(c)	A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a "Solicitation Process") which is carried out as follows:

(i)
Prior to 11.00 am on a given Business Day (the "Solicitation Day") the Parent or a financial institution acting on its behalf (the "Purchase Agent") will approach at the same time each Lender to enable them to offer to sell to the relevant Borrower(s) an amount of their participation in any of the Facilities. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Parent on behalf of the relevant Borrower(s) on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Parent) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 5.00 pm on the fourth Business Day following such

Solicitation Date, the Parent shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the average price paid for the purchase of participations. The Agent shall promptly disclose such information to the Lenders.

(ii)	Any purchase of participations pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iii)
In accepting any offers made pursuant to a Solicitation Process the Parent shall be free to select which offers and in which amounts it accepts but on the basis that it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)	A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an "Open Order Process") which is carried out as follows:

(i)
The Parent (on behalf of the relevant Borrower(s)) may by itself or through another Purchase Agent place an open order (an "Open Order") to purchase participations in any of the Facilities up to a set aggregate amount at a set price by notifying at the same time all the Lenders of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Parent on behalf of the relevant Borrower(s) on or before such time by it communicating such acceptance in writing to the relevant Lender.

(ii)
Any purchase of participations in any of the Facilities pursuant to an Open Order Process shall be completed and settled by the relevant Borrower(s) on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iii)
If the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of any of the Facilities to which an Open Order relates would be exceeded, the Parent shall only accept such offers on a pro rata basis.

(iv)
The Parent shall, by 5.00 pm on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process. The Agent shall promptly disclose such information to the Lenders.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Debt Purchase Transaction entered into pursuant to this Clause 31.1, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)
on completion of the relevant assignment pursuant to Clause 30 (Changes to the Lenders), the portions of the Loan to which it relates and the Commitment in relation to such amounts shall be extinguished;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of any of the Facilities;

(iii)	the Borrower which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 30.1 (Assignments and transfers by the Lenders) to be a New Lender;

(iv)	No member of the Group shall be deemed to be in breach of any provision of Clause 27 (General Undertakings) solely by reason of such Debt Purchase Transaction;

(v)	Clause 35 (Sharing among the Lenders) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)
for the avoidance of doubt, any extinguishment of any part of the Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

31.2	Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(a)
For so long as a Sponsor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)
in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(ii)
for the purposes of Clause 42.3 (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)
Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a "Notifiable Debt Purchase Transaction"), such notification to be substantially in the form set out in Part I of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,
such notification to be substantially in the form set out in Part II of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)
in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

32.	CHANGES TO THE OBLIGORS

32.1	Assignment and transfers by Obligors
No Obligor or any other member of the Restricted Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

32.2	Additional Borrowers

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.11 ("Know your customer" checks) and Clause 32.6 (Changes to the Obligors – FATCA), the Parent may request that any of its wholly owned Subsidiaries becomes a Borrower under a Facility. That Subsidiary shall become a Borrower under that Facility if:

(i)	it is incorporated in the same jurisdiction as an existing Borrower or if all the Lenders approve the addition of that Subsidiary;

(ii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

32.3	Resignation of a Borrower

(a)
In this Clause 32.3, Clause 32.5 (Resignation of a Guarantor) and Clause 32.8 (Resignation and release of security on disposal), "Third Party Disposal" means the disposal of an Obligor or a Holding Company of an Obligor to a person which is not a member of the Group where that disposal is permitted by this Agreement or the Intercreditor Agreement (and the Parent has confirmed this is the case).

(b)
If a Borrower is the subject of a Third Party Disposal and subject to Clause 32.6 (Changes to the Obligors – FATCA), the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)
where the Borrower is also a Guarantor (unless its resignation has been or is contemporaneously accepted in accordance with Clause 32.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case).

(d)
Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until concurrently with the Third Party Disposal taking effect.

(e)	The Agent may, at the reasonable cost and expense of the Parent, require a customary legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

32.4	Additional Guarantors

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.11 ("Know your customer" checks) and 32.6 (Changes to the Obligors – FATCA), the Parent may request that any of its Subsidiaries become a Guarantor.

(b)	A member of the Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

32.5	Resignation of a Guarantor

(a)	Subject to 32.6 (Changes to the Obligors – FATCA), the Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)
that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 32.3 (Resignation of a Borrower)) or as a result of the disposal of Charged Property that is otherwise permitted by this Agreement or the Intercreditor Agreement or is designated as an Unrestricted Subsidiary to the extent permitted by this Agreement and the Parent has confirmed this is the case; or

(ii)	subject to clause 28.2(b) (Amendments and Waivers: Transaction Security Documents) of the Intercreditor Agreement, the Super Majority Lenders, have consented to the resignation of that Guarantor.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)
the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter and the test in paragraph (a)(ii) of Clause 27.17 (Guarantors) will be met following acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity); and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 32.3 (Resignation of a Borrower).

(c)
The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal or disposal of Charged Property, or until the confirmation of the Parent referred to in paragraph (b)(i) above is received or the consent referred to in paragraph (a)(ii) above is granted (as applicable), at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

32.6	Changes to the Obligors – FATCA

(a)
If the Agent or a Lender reasonably believes that the accession of a Subsidiary as an Additional Borrower or an Additional Guarantor, or a Subsidiary ceasing to be a Borrower or Guarantor (a "Change to the Obligors") may constitute a "material modification" for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Parent and the Agent accordingly, that Change to the Obligors may, subject to paragraphs (ii) below, not be effected without the consent of the Agent and all the Lenders.

(b)
If the Agent or any Lender does not consent to the relevant Change to the Obligors because it reasonably believes that the Change to Obligors may constitute a "material modification" for the purposes of FATCA, the Change to the Obligors may only occur if the Parent either:

(i)
cancels and repays any non-consenting Lender pursuant to Clause 11.5 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank), provided that if such Change to the Obligors is to be made more than six months before the relevant FATCA Application Date then any such cancellation and repayment shall only be made during the period beginning six months before and ending one month before the relevant FATCA Application Date, and provided further that if the Parent has exercised its right under this paragraph (b)(i) of Clause 32.6 to cancel and repay a Lender but has not done so by the date which is one month prior to the relevant FATCA Application Date then the Parent will be deemed to have agreed to pay increased amounts under (ii) below; or

(ii)
if a FATCA Deduction is required to be made by an Obligor and/or by a Finance Party from a payment and notwithstanding the terms of Clause 18.2 (Tax gross up), procures that the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required and/or pays to the relevant Finance Party (within three Business Days of demand by the Agent) an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly)

suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction.

32.7	Repetition of Representations
Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (e) of Clause 24.31 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

32.8	Resignation and release of security on disposal
If a Borrower or Guarantor (or Holding Company of a Borrower or Guarantor) is or is proposed to be the subject of a Third Party Disposal, or there is a disposal of Charged Property that is otherwise permitted under Schedule 14 (Restrictive Covenants) or the Intercreditor Agreement then:

(a)
where that Borrower or Guarantor created Transaction Security over any of its assets or business (or Transaction Security otherwise exists over the Charged Property to be disposed of) in favour of the Security Agent or, as applicable, the Finance Parties, or Transaction Security in favour of the Security Agent or, as applicable, the Finance Parties was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent or, as applicable, the Finance Parties shall, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

(b)	the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

(c)
if the disposal of that Borrower or Guarantor or Holding Company of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

33.	ROLE OF THE AGENT, THE ARRANGER, THE ISSUING BANK AND OTHERS

33.1	Appointment of the Agent

(a)	Each of the Arranger, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Arranger, the Lenders and the Issuing Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

33.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)
Without prejudice to Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Parent) and paragraph (e) of Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender), paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)
The Agent shall provide to the Parent within 15 Business Days of a request by the Parent (but no more frequently than once per calendar Month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

33.3	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

33.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent, the Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)
None of the Agent, the Security Agent, the Arranger, any Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

33.5	Business with the Group
The Agent, the Security Agent, the Arranger, each Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

33.6	Rights and discretions

(a)	The Agent and any Issuing Bank may rely on:

(i)
any representation, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraph (b) or paragraph (c) of Clause 31.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arrangers or any Issuing Bank are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

33.7	Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

33.8	Responsibility for documentation

None of the Agent, the Arranger, any Issuing Bank or any Ancillary Lender:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Issuing Bank, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

33.9	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 36.11 (Disruption to Payment Systems etc.)), none of the Agent, any Issuing Bank, or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Agent, any Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, any Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, any Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, any Issuing Bank or any Ancillary Lender may rely on this Clause 33.9 (Exclusion of liability) subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

33.10	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.)) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

33.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Alternatively the Agent may resign by giving 30 days notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 33 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with the then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 33. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 18.8 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 18.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Parent or a Lender believes that a Party may be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent, by notice to the Agent, requires it to resign.

33.12	Replacement of the Agent

(a)
After consultation with the Parent, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 33

(and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

33.13	Resignation of the Issuing Bank

(a)	The Issuing Bank may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)
Alternatively the Issuing Bank may resign by giving 30 days notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Issuing Bank. Any successor Issuing Bank must have an office in the United Kingdom. The Issuing Bank's resignation notice shall take effect immediately upon the earlier of (i) the expiry of such 30 day notice period and (ii) the date on which the successor Issuing Bank notifies all the Parties that it accepts its appointment, unless a successor Issuing Bank has not been appointed in which case such notice shall be ineffective until a successor Issuing Bank has been appointed.

(c)
If the Majority Lenders have not appointed a successor Issuing Bank in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Issuing Bank (after consultation with the Parent) may (but shall have no obligation to) appoint a successor Issuing Bank (acting through an office in the United Kingdom).

(d)
On giving notification that it accepts its appointment as Issuing Bank the successor Issuing Bank will succeed to the position of the Issuing Bank and the then Issuing Bank will mean the successor Issuing Bank.

(e)
The retiring Issuing Bank shall at its own cost (a) make available to any successor Issuing Bank such documents and records and provide such assistance as the successor Issuing Bank may reasonably request for the purposes of performing its functions as Issuing Bank under the Finance Documents and (b) enter into and deliver to the successor Issuing Bank those documents and effect any registrations as may be required for the transfer or assignment of its rights and benefits under the Finance Documents to the successor Issuing Bank.

(f)
Upon the resignation of the Issuing Bank having become effective in accordance with paragraph (b) above, the retiring Issuing Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 33. The retiring Issuing Bank must, whether before or after its resignation becomes effective, pay any claims made or purported to be made under any Letters of Credit issued by it before the date on which its resignation becomes effective.

(g)	Any successor Issuing Bank and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Issuing Bank had been an original Party.

33.14	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

33.15	Relationship with the Lenders

(a)
Subject to Clause 30.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and paragraph (a)(iii) of Clause 38.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.16	Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, each Arranger, each Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

33.17	Base Reference Banks
If a Base Reference Bank (or, if a Base Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank.

33.18	Agent's management time

(a)
Any amount payable to the Agent under Clause 20.3 (Indemnity to the Agent), Clause 22 (Costs and expenses) and Clause 33.10 (Lender's indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify in advance to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 17 (Fees).

(b)
Any cost of utilising the Agent's management time or other resources shall include, without limitation, any such costs in connection with Clause 31.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

33.19	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.20	Reliance and engagement letters
Each Finance Party and Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reliance letter or engagement letters provided in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of such reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

33.21	Role of Base Reference Banks and Alternative Reference Banks

(a)	No Base Reference Bank or Alternative Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Base Reference Bank or Alternative Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Base Reference Bank or Alternative Reference Bank) may take any proceedings against any officer, employee or agent of any Base Reference Bank or Alternative Reference Bank in respect of any claim it might have against that Base Reference Bank or Alternative Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Base Reference Bank or Alternative Reference Bank may rely on this Clause 33.21 subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

33.22	Third party Base Reference Banks and Alternative Reference Banks

A Base Reference Bank or Alternative Reference Bank which is not a Party may rely on Clause 33.21 (Role of Base Reference Banks and Alternative Reference Banks), paragraph (j) of Clause 42.3 (Exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

34.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35.	SHARING AMONG THE LENDERS

35.1	Payments to Lenders

(a)
Subject to paragraph (b) below, if a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(ii)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 36 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Lender shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 36.6 (Partial payments).

(b)
Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or that Ancillary Lender.

35.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with Clause 36.6 (Partial payments) towards the obligations of that Obligor to the Sharing Lenders.

35.3	Recovering Lender's rights
On a distribution by the Agent under Clause 35.2 (Redistribution of payments) of a payment received by a Recovering Lender from an Obligor, as between the relevant Obligor and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

35.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)
each Sharing Lender shall, upon request of the Agent, pay to the Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

35.5	Exceptions

(a)	This Clause 35 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause 35, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Lenders of the legal or arbitration proceedings; and

(ii)
the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

35.6	Ancillary Lenders

(a)	This Clause 35 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.20 (Acceleration).

(b)
Following service of notice under Clause 28.20 (Acceleration), this Clause 35 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

36.	PAYMENT MECHANICS

36.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

36.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

36.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 37 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

36.5	Impaired Agent

(a)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 36.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 36.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Agent in accordance with Clause 33.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 36.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 35.2 (Redistribution of payments).

36.6	Partial payments

(a)
If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

36.7	Set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

36.8	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar Month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.9	Currency of account

(a)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

36.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

36.11	Disruption to Payment Systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

37.	SET-OFF

(a)
A Finance Party may set-off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)
Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

38.	NOTICES

38.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent, that identified with its name below;

(b)	in the case of each Lender, each Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

38.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or

Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 38.3 will be deemed to have been made or delivered to each of the Obligors.

38.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 38.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

38.5	Communication when Agent is Impaired Agent
If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

38.6	Electronic communication

(a)
Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

38.7	Use of websites

(a)
The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the "Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within ten (10) Business Days.

38.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39.	CALCULATIONS AND CERTIFICATES

39.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

(a)	Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(b)
Where any person gives a certificate on behalf of any parties to the Finance Documents pursuant to any provision thereof and such certificate proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate being incorrect save where such individual acted fraudulently or recklessly in giving such certificate (in which case any liability of such individual shall be determined in accordance with applicable law).

39.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

40.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

42.	AMENDMENTS AND WAIVERS

42.1	Intercreditor Agreement
Subject to Clause 1.4 (Intercreditor Agreement) this Clause 42 is subject to the terms of the Intercreditor Agreement.

42.2	Required consents

(a)
Subject to Clause 42.3 (Exceptions) and paragraph (d) of Clause 42.2, any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42.

(c)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 42 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

(d)	The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Parent.

42.3	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of "Majority Lenders", "Relevant Majority Lenders", "Super Majority Lenders" or "Change of Control" in Clause 1.1 (Definitions);

(ii)
an extension to the date of payment of any amount under the Finance Documents (other than an extension which results from an amendment or waiver in respect of Clause 12.3 (Disposal Proceeds and Insurance Proceeds));

(iii)	an extension of the Availability Period;

(iv)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable (save as provided by the operation of the Margin adjustment described in the definition of "Margin" and other than a reduction in the amount of any payment or cancellation which results from an amendment or waiver in respect of Clause 12.3 (Disposal Proceeds and Insurance Proceeds));

(v)	a change in currency of payment of any amount under the Finance Documents;

(vi)	an increase in or an extension of any Commitment or the Total Commitments;

(vii)	a change to the Borrowers or Guarantors other than in accordance with Clause 32 (Changes to the Obligors);

(viii)	any provision which expressly requires the consent of all the Lenders;

(ix)	Clause 2.3 (Finance Parties' rights and obligations), Clause 27.20 (Note Purchase Condition), Clause 30 (Changes to the Lenders) or this Clause 42;

(x)	Clause 12.1 (Exit) and Clause 12.2 (Exit Discussions); and

(xi)
subject to the terms of the Intercreditor Agreement, any amendment to the order of priority or subordination under the Intercreditor Agreement, or the manner in which the proceeds of enforcement of the Transaction Security are distributed, shall not be made without the prior consent of all the Lenders, unless it is the result of:

(A)	a Structural Change, in which case the provisions of paragraph (c) below shall apply; or

(B)	an increase to any of the Facilities pursuant to Clause 2.2 (Increase), in which case no consent of any Lender (other than each Increase Lender) shall be required for such increase.

(b)	For the purposes of this Clause 42.3, "Structural Change" means an amendment, waiver or variation of the terms of the Finance Documents that results in:

(i)
the introduction of any additional tranche or facility under the Finance Documents that ranks junior to any of the Facilities (and, for the avoidance of doubt, excluding any tranche or facility ranking pari passu with or in priority to claims under the Finance Documents); or

(ii)	any increase in or addition of any commitment, any extension of a commitment's maturity or availability, the re-denomination of a commitment into another currency and any extension of the date for or redenomination of, or a reduction of, any amount owing under the Finance Documents (other than by way of a waiver of a mandatory prepayment); or

(iii)	changes to any Finance Documents that are consequential on, incidental to or required to implement or reflect any of the foregoing, provided that an increase to any of the Facilities pursuant to Clause 2.2 (Increase) shall not be a "Structural Change".

(c)
Subject to paragraph (e) below, a Structural Change may be approved with the consent of the Super Majority Lenders and of each Lender that is participating in that additional tranche or facility or increasing, extending or re-denominating its commitments or, as applicable, extending or redenominating or reducing any amount due to it.

(d)
An amendment or waiver that has the effect of changing or which relates to a change to Clause 26 (Financial Covenants) shall not be made without the prior consent of the Majority Lenders and of each Original Hold Lender, where "Original Hold Lender" means each Original Lender whose Commitments (together with the Commitments of its Affiliates) as at the date that the request for such amendment or waiver is made are at least equal to the amount set out opposite its name under heading "Commitment" in Part II-A of Schedule 1 (The Original Parties) less the amount of any reduction in its Commitment since the date of this Agreement as result of any voluntary cancellation pursuant to Clause 11.3 (Voluntary cancellation).

(e)	Any amendment or waiver (other than any increase in or addition of any commitment) which:

(i)	relates only to the rights or obligations applicable to a particular Utilisation, Facility, or the Tranche 1 Lenders, Tranche 2 Lenders or Tranche 3 Lenders (as applicable); and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility, may be made in accordance with this Clause 42 but as if references in this Clause 42 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (e), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of the Tranche 1 Lenders, Tranche 2 Lenders or Tranche 3 Lenders (as applicable).

(f)
Any amendment or waiver which adversely affects the rights or interest of the Tranche 1 Lenders, Tranche 2 Lenders or Tranche 3 Lenders (as applicable) or the rights or obligations applicable to a particular Utilisation or Facility shall only be made with the consent of the Relevant Majority Lenders in relation to that Facility.

(g)

(i)
If the Agent or a Lender reasonably believes that an amendment or waiver or the implementation of the accordion facility or a Structural Change (an "Amendment") may constitute a "material modification" for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Parent and the Agent accordingly, that Amendment may, subject to paragraphs (ii) below, not be effected without the consent of the Agent and all the Lenders.

(ii)
If the Agent or any Lender does not consent to the relevant Amendment because it reasonably believes that the Amendment may constitute a "material modification" for the purposes of FATCA, the Parent may only make such Amendment if the Parent either:

(A)
cancels and repays any non-consenting Lender pursuant to Clause 11.5 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank), provided that if such Amendment is to be made more than six months before the relevant FATCA Application Date then any such cancellation and repayment shall only be made during the period beginning six months before and ending one month before the relevant FATCA Application Date, and provided further that if the Parent has exercised its right under this Clause 42.3(g)(ii)(A) to cancel and repay a Lender but has not done so by the date which is one month prior to the relevant FATCA Application Date then the Parent will be deemed to have agreed to pay increased amounts under (B) below; or

(B)
if a FATCA Deduction is required to be made by an Obligor and/or by a Finance Party from a payment and notwithstanding the terms of Clause 18.2 (Tax gross up), procures that the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required and/or pays to the relevant Finance Party (within three Business Days of demand by the Agent) an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction.

(h)
Notwithstanding Clause 1.4 (Intercreditor Agreement), the release of all or substantially all the Transaction Security (unless such release is provided for under clause 14 of the Intercreditor Agreement) requires the consent of all the Lenders provided that the release of all or substantially all the Transaction Security (i) required to effect a Permitted Reorganisation, or (ii) upon final repayment and cancellation of the Facilities, shall be promptly granted by the Security Agent and no Lender consents will be required.

(i)
Notwithstanding Clause 1.4 (Intercreditor Agreement), subject to paragraph (h) above the release of any Transaction Security over any asset under any Transaction Security Document or the amendment to any Transaction Security Document requires the prior consent of the Super Majority Lenders provided that the release of any Transaction Security or amendment to any Transaction Security Document (i) required to effect a Permitted Reorganisation, or (ii) in respect of a disposal permitted by the provisions of this Agreement, shall be promptly granted by the Security Agent and no Super Majority Lender consents will be required.

(j)
An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, any Issuing Bank, the Security Agent, any Ancillary Lender or a Base Reference Bank or an Alternative Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, that Issuing Bank, the Security Agent that Ancillary Lender, that Base Reference Bank or, as the case may be, that Alternative Reference Bank.

(k)
If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document within 15 Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

42.4	Replacement of Screen Rate
Subject to paragraph (h) of Clause 42.3 (Other exceptions) if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Parent.

42.5	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)
an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or to pay additional amounts pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax gross up) or Clause 18.3 (Tax indemnity) to any Lender in excess of amounts payable to the other Lenders generally, then the Parent may, on five (5) Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Parent (excluding a member of the Group and if such entity is a Sponsor Affiliate, provided that such transfer shall be in accordance with Clause 31 (Restriction on Debt Purchase Transactions)), and which is acceptable to the Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 42.4 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent in their capacity as Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)
in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 45 days after the date the Non-Consenting Lender notifies the Parent and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Parent; and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of more than the Majority Lenders; and

(iii)	the Majority Lenders have consented or agreed to such waiver or amendment, then any Lender who does not consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

42.6	Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 42.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

42.7	Replacement of a Defaulting Lender

(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days' prior written notice to the Agent and such Lender:

(i)
replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or

(ii)	require such Lender to (and such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender;
to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Parent, and which is acceptable to the Issuing Bank, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 42.7 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent in their capacity as Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	the transfer must take place no later than 45 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

43.	CONFIDENTIALITY

43.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and it agrees to be bound by the same confidentiality restrictions as the Finance Party who is disclosing the information and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information. For the purposes of this Clause 43.2 (Disclosure of Confidential Information) only the term "Affiliates" shall insofar as it applies to Shawbrook Bank Limited as Lender include RBS Asset Management Limited (company registration number 05097950) and Pollen Street Capital Limited (company registration number 08741640) and references to the "officers, directors, employees, professional advisers, auditors, partners and Representatives" of either RBS Asset Management Limited or Pollen Street Capital Limited shall include anybody acting on their behalf in connection with the RBS Special Opportunities Fund;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 33.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required by law to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party; or

(viii)	with the consent of the Parent;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a

Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)
the size and term of the Facilities and the name of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Finance Parties' rights or obligations under the Finance Documents.

43.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	Termination Date for Facilities;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall promptly notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

43.4	Entire agreement
This Clause 43 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidentiality).

43.7	Continuing obligations
The obligations in this Clause 43 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve Months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

44.1	Confidentiality and disclosure

(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 14.4 (Notification of rates of interest); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Base Reference Bank or Alternative Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Base Reference Bank or Alternative Reference Bank, as the case may be.

(d)
The Agent's obligations in this Clause 44 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 14.4 (Notification of rates of interest) provided that (other than pursuant to paragraph

(b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

44.2	Related obligations

(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Base Reference Bank or Alternative Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44.

44.3	No Event of Default
No Event of Default will occur under Clause 28.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 44.

45.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

46.	GOVERNING LAW

(a)
Subject to paragraph (b) below, this Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed and enforced in accordance with, English law.

(b)	Notwithstanding paragraph (a) above, Schedule 14 (Restrictive Covenants) shall be interpreted in accordance with New York law.

47.	ENFORCEMENT

47.1	Jurisdiction of English courts

(a)
Subject to paragraph (b) below, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). In this regard, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(b)
Notwithstanding paragraph (a) above, this Clause 47.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Cabot Financial (Europe) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Cabot Financial (Europe) Limited by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	Each Obligor expressly agrees and consents to the provisions of this Clause 47 and Clause 46 (Governing law).

48.	WAIVER OF JURY TRIAL
Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Finance Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each Party (a) certifies that no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Clause 48.

49.	PATRIOT ACT

Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Obligor that, pursuant to the requirements of the USA PATRIOT Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA PATRIOT Act.

50.	POWERS OF ATTORNEY
If any of the parties to this Agreement is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by English law, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's authority and the effects of the exercise thereof.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES
PART I
THE ORIGINAL OBLIGORS
The Original Borrowers

Name of Original Borrower	Registration number (or equivalent, if any) Jurisdiction of Incorporation
Cabot Financial (UK) Limited	3757424, England & Wales
The Original Guarantors

Name of Original Guarantor	Registration number (or equivalent, if any) Jurisdiction of Incorporation
Cabot Financial (Luxembourg) S.A.	B-171245 Luxembourg
Cabot Financial Limited	5714535, England & Wales
Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited)	4934534, England & Wales
Cabot Financial Holdings Group Limited (formerly Cabot Credit Management Group Limited)	4071551, England & Wales
Cabot Financial Debt Recovery Services Limited	3936134, England & Wales
Cabot Financial (UK) Limited	3757424, England & Wales
Cabot Financial (Europe) Limited	3439445, England & Wales
Financial Investigations and Recoveries (Europe) Limited	3958421, England & Wales
Apex Credit Management Limited	3967099, England & Wales

PART II
THE LENDERS
PART II-A
THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Status (Non-Acceptable L/C Lender: Yes/No)	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Citibank, N.A., London Branch	5,000,000
JPMorgan Chase Bank, N.A., London Branch	5,000,000
Lloyds Bank plc	20,000,000
The Royal Bank of Scotland plc	20,000,000
Total	£50,000,000

PART II-B
THE 2018 EFFECTIVE DATE LENDERS

Name of 2018 Effective Date Lender	Tranche 1 Commitment	Tranche 2 Commitment	Tranche 3 Commitment	Status (Non-Acceptable L/C Lender: Yes/No)	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
DNB (UK) Limited	£40,000,000	£70,000,000	£0
JPMorgan Chase Bank, N.A., London Branch	£5,000,000	£0	£0
Lloyds Bank plc	£45,000,000	£0	£0
The Royal Bank of Scotland plc	£45,000,000	£0	£0
HSBC Bank plc	£70,000,000	£0	£0
Shawbrook Bank Limited	£0	£0	£10,000,000
MUFG Bank, Ltd.	£50,000,000	£0	£0
Santander UK plc	£25,000,000	£25,000,000	£0
Total	£280,000,000	£95,000,000	£10,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
PART I
CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Obligors

(a)	A copy of the constitutional documents of each Original Obligor (other than Cabot Financial (Luxembourg) S.A.) and CCML.

(b)	If applicable, a copy of a resolution of the board or, if applicable, a committee of the board of directors of each Original Obligor (other than Cabot Financial (Luxembourg) S.A.) and CCML:

(i)
approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing the committee referred to in paragraph (b) above.

(d)	A copy of a specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(e)
A copy of a resolution signed by all of the holders of the issued shares in each Original Guarantor and, in respect of CCML, a copy of a resolution signed by the majority holders of its issued shares, approving the terms of, and the transactions contemplated by, the Finance Documents to which such Original Guarantor and CCML, respectively, is a party.

(f)	Evidence that the articles of association of each member of the Restricted Group which is subject to the Transaction Security do not contain any transfer or equivalent restrictions.

(g)
A certificate of the Parent (signed by a director or authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor (other than Cabot Financial (Luxembourg) S.A.) to be exceeded;

(h)
A certificate of an authorised signatory of the Parent or other relevant Original Obligor (other than Cabot Financial (Luxembourg) S.A.) and CCML certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement; and

(i)
A certificate of CCML (signed by a director or authorised signatory) confirming that the guaranteeing or securing, as appropriate, of the Total Commitments would not cause any guarantee, security or similar limit binding on it to be exceeded.

2.	Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement.

(b)	The Intercreditor Agreement executed by the members of the Group party to that Agreement and the Note Trustee.

(c)	The Fee Letters, executed by the members of the Group party to them.

(d)	A copy of the Note Documents.

(e)	A copy of the Offering Memorandum.

(f)	At least two originals of each of the Transaction Security Documents listed in Part III (Transaction Security Documents) of Schedule 2 (Conditions Precedent).

(g)
Unless a grace period for supply of notices is contained in the relevant Transaction Security Document, a copy of all notices required to be sent under the Transaction Security Documents on or before the Closing Date executed by the relevant Obligors or CCML (as applicable) and, in the case of any notice to be sent to another member of the Restricted Group, duly acknowledged.

(h)
Save as otherwise expressly provided in the relevant Transaction Security Document, all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor or CCML (as applicable) in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title required to be provided under the Transaction Security Documents on or before the Closing Date.

3.	Luxembourg documents

(a)	A copy of the articles of association (statuts) of Cabot Financial (Luxembourg) S.A..

(b)	A copy of the resolutions of the board of directors of Cabot Financial (Luxembourg) S.A. approving the entry into the Finance Documents to which it is a party.

(c)	An excerpt (extrait) from the Luxembourg Register of Commerce and Companies with respect to Cabot Financial (Luxembourg) S.A.

(d)
A certificate of non-registration of judicial decisions (certificat de non-inscription de décision judiciaire) from the Luxembourg Register of Commerce and Companies with respect to Cabot Financial (Luxembourg) S.A.

(e)
A copy of the shareholders' register of Cabot Financial (Luxembourg) S.A. evidencing (i) the ownership of its entire share capital by Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited) and (ii) the registration of the pledge granted pursuant to the Luxembourg Share Pledge Agreement.

(f)	a certificate signed by a director of Cabot Financial (Luxembourg) S.A.:

(i)
certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement;

(ii)	confirming that guaranteeing or securing, as appropriate, the Total Commitments would not cause any guarantee, security or similar limit binding on Cabot Financial (Luxembourg) S.A. to be exceeded;

(iii)
certifying the specimen of signature of each person authorised under the resolutions referred to above to execute the Finance Documents to which Cabot Financial (Luxembourg) S.A.is a party on its behalf; and

(iv)
certifying that Cabot Financial (Luxembourg) S.A. is not subject to bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de faillite) and judicial liquidation (liquidation judiciaire) proceedings and, to the best of its knowledge, no petition for the opening of such proceedings has been presented.

4.	Legal opinion
The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities:

(a)	Clifford Chance LLP, legal advisers to the Agent and the Arranger as to enforceability of the English law Finance Documents and the capacity of the Obligors under English law;

(b)	Arendt & Merdernach, legal advisers to the Original Obligors as to the capacity and due execution of Cabot Financial (Luxembourg) S.A. under Luxembourg law; and

(c)	Clifford Chance LLP, legal advisers to the Agent and the Arranger as to the enforceability of the Luxembourg law Finance Documents,

in each case substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.	Other Documents and Evidence

(a)	The Funds Flow Statement.

(b)	The Group Structure Chart.

(c)	The Approved List.

(d)	A copy of the Original Financial Statements of each Obligor.

(e)	The Budget.

(f)	The Initial ERC.

(g)	The ERC Model Output.

(h)
Confirmation by the Agent that the fees, costs and expenses then due from the Parent pursuant to Clause 17 (Fees), Clause 18.6 (Stamp taxes) and Clause 22 (Costs and expenses) have been paid or evidence that the foregoing fees, costs and expenses will be paid on or by the Closing Date.

(i)
A certificate of an authorised signatory of the Parent that (i) Notes in an aggregate principal amount of £265,000,000 have been issued and subscribed to (and, if applicable, released from any escrow) and (ii) all conditions precedent to the issuance and purchase of the Notes has been (or will be on the Closing Date) satisfied or waived in full.

(j)
A certificate of the Parent signed by an authorised signatory addressed to the Agent confirming which companies within the Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) and aggregate gross assets (excluding goodwill) of the Original Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group) exceeds 85 per cent. of the Consolidated EBITDA and consolidated gross assets (excluding goodwill) of the Restricted Group.

(k)	Evidence that all outstanding amounts under the Existing Facilities has been or will be repaid in full on the Closing Date.

(l)	Deeds of release in respect of any Transaction Security granted in relation to the Existing Facilities Agreement.

(m)	Any information and evidence reasonably requested by any Finance Party in order to comply with applicable law in respect of anti-money laundering requirements and "know your customer" requirements.

PART II
CONDITIONS PRECEDENT REQUIRED TO BE
DELIVERED BY AN ADDITIONAL OBLIGOR

1.	A copy of the Accession Deed executed by the Additional Obligor and the Parent.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	If applicable, a copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

(a)
approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Parent to act as its agent in connection with the Finance Documents.

4.	If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.
If required by local law, a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.
If applicable, a certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

9.
A copy of any other authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.	If available, a copy of the latest audited financial statements of the Additional Obligor.

11.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.

(b)
If the Additional Obligor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to (x) the Agent and/or (y) if customary in the relevant jurisdiction, the Group, in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document (the "Applicable Jurisdiction") as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

12.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 47.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

13.	Any security documents which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor.

14.	Any notices or documents required to be given or executed under the terms of those security documents.

PART III
TRANSACTION SECURITY DOCUMENTS

1.	English law composite debenture granted by each Original Obligor in favour of the Security Agent.

2.	Luxembourg law share pledge granted by Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited) in favour of the Security Agent.

3.	Luxembourg law bank account pledge granted by Cabot Financial (Luxembourg) S.A. in favour of the Security Agent.

SCHEDULE 3
REQUESTS AND NOTICES
PART I
UTILISATION REQUEST
Loans
From:    [Borrower] [Parent]*
To:    [Agent]
Dated:    [•]
Dear Sirs
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower: [•]

(b)	Proposed Utilisation Date: [•] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised: [Tranche 1]/[Tranche 2]/[Tranche 3]

(d)	Amount: £[•] or, if less, the Available Facility

(e)	Currency: [•]

(f)	Purpose: [•]

(g)	Interest Period: [•]

3.	Current Ancillary Facilities are as follows:

Ancillary Facility Type	Lender	Commitment Amount	Drawn Amount of Commitment/ Participations

4.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.	[The proceeds of this Loan should be credited to [account]].

6.	We confirm that the proceeds of this loan shall not be used to repurchase any Notes.

7.	This Utilisation Request is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
[the Parent on behalf of [insert name of relevant Borrower]]/ [insert name of Borrower]*
NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

PART II
UTILISATION REQUEST
Letters of Credit
From:    [Borrower] [Parent]*
To:    [Agent]
Dated:    [•]
Dear Sirs
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)	Borrower: [•]

(b)	Issuing Bank: [•]

(c)	Proposed Utilisation Date: [•] (or, if that is not a Business Day, the next Business Day)

(d)	Facility to be utilised: [Tranche 1]/[Tranche 2]/[Tranche 3]

(e)	Amount: £[•] or, if less, the Available Facility

(f)	Currency: [•]

(g)	Purpose: [•]

(h)	Term: [•]

3.	Current Letters of Credit are as follows (including under this Utilisation Request):

Ancillary Facility Type	Lender	Commitment Amount	Drawn Amount of Commitment/ Participations

4.
We confirm that each condition specified in paragraph (b) (or, to the extent applicable, paragraph (c)), of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

5.	We attach a copy of the proposed Letter of Credit.

6.	The purpose of this proposed Letter of Credit is [•].

7.	This Utilisation Request is irrevocable.
Yours faithfully,

………………………………
authorised signatory for
[the Parent on behalf of] [insert name of relevant Borrower]]/[insert name of Relevant Borrower]*
NOTES:

*	AMEND AS APPROPRIATE. THE UTILISATION REQUEST CAN BE GIVEN BY THE BORROWER OR BY THE PARENT.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    [•] as Agent and [•] as Security Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 30.5 (Procedure for transfer) of the Facility Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 30.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 30.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms that it [is]/[is not]* a Sponsor Affiliate.

5.	The New Lender confirms that it [is]/[is not]** incorporated or established, and does not carry on business, in a jurisdiction that is a Sanctioned Jurisdiction.

6.	The New Lender confirms that it [is]/[is not]*** a Sanctioned Person.

7.	The New Lender confirms that it [is]/[is not]**** a Competitor.

8.	[The New Lender confirms (for the benefit of the Agent without liability to any Obligor) that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

9.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to this Agreement.]

11.
We refer to clause 19.5 (Change of Senior Creditor) of the Intercreditor Agreement, and in consideration of the New Lender being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

12.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*    Delete as applicable
**    Delete as applicable
***    Delete as applicable
****    Delete as applicable

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]    [New Lender]
By:    By:
This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].
[Agent]
By:
[Security Agent]
By:

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT

To:	[•] as Agent, [•] as Security Agent, [•] as Parent, for and on behalf of each Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 30.6 (Procedure for assignment) of the Facility Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Creditor.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

6.	The New Lender confirms that it [is]/[is not]* a Sanctioned Person.

7.	The New Lender confirms that it [is]/[is not]** a Sponsor Affiliate.

8.	The New Lender confirms that it [is]/[is not]*** incorporated or established, and does not carry on business, in a jurisdiction that is a Sanctioned Jurisdiction.

9.	The New Lender confirms that it [is]/[is not]**** a Competitor.

10.	The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]

11.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

12.
The New Lender confirms that it that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to this Agreement.

13.
We refer to clause 19.5 (Change of Senior Creditor) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

14.
This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

15.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

17.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

*    Delete as applicable
**    Delete as applicable
***    Delete as applicable
****    Delete as applicable

THE SCHEDULE
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]    [New Lender]
By:    By:
This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].
Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
[Agent]
By:

[Security Agent]
By:

SCHEDULE 6
FORM OF ACCESSION DEED

To:	[•] as Agent and [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below
From:    [Subsidiary] and [Parent]
Dated:    [•]
Dear Sirs
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Intercreditor Agreement. This deed (the "Accession Deed") shall take effect as an Accession Deed for the purposes of the Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [32.2 (Additional Borrowers)]/[Clause 32.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited [partnership][liability company][and registered number [•]].

3.	[Subsidiary's] administrative details for the purposes of the Facility Agreement and the Intercreditor Agreement are as follows:
Address:    [•]
Fax No.:    [•]
Attention:    [•]
IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph (a).

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	the Transaction Security;

(ii)	all proceeds of the Transaction Security; and

(iii)
all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)
The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)
[In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

(e)
[Language to be included, appointing the Parent to act as Obligors' Agent on the [Subsdiary's] behalf, in the same terms as the other Obligors have appointed the Parent to act as Obligors' Agent under the December 2017 Amendment and Restatement Agreement.]

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]
[EXECUTED AS A DEED    )
By: [Subsidiary]    )
_____________________________________    Director
_____________________________________    Director/Secretary
OR
[EXECUTED AS A DEED
By: [Subsidiary]
_____________________________________    Signature of Director
_____________________________________    Name of Director
in the presence of
_____________________________________    Signature of witness
_____________________________________    Name of witness
_____________________________________    Address of witness
_____________________________________
_____________________________________
_____________________________________
_____________________________________    Occupation of witness]

The Parent
_____________________________________    [Parent]
By:

The Security Agent
[Full Name of Current Security Agent]
By:
Date:

SCHEDULE 7
FORM OF RESIGNATION LETTER
To:    [•] as Agent
From:    [resigning Obligor] and [Parent]
Dated:    [•]
Dear Sirs
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 32.3 (Resignation of a Borrower)]/[Clause 32.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[[this request is given in relation to a Third Party Disposal of [resigning Obligor];

(c)	[•]

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
[Parent]    [resigning Obligor]
By:    By:
NOTES
*    Insert where resignation only permitted in case of a Third Party Disposal.

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE
To:    [•] as Agent
From:    [Parent]
Dated:    [•]
Dear Sirs
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement. This is a [revised]* Compliance Certificate [given under Clause 26.4 (Equity cure)* of the Facility Agreement]. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:
We confirm that the LTV Ratio is [•].
We confirm that the SSRCF LTV Ratio is [•]
As at [•] ERC is [•]

3.	[We confirm that no Default is continuing.]**

4.	[We confirm that the following companies constitute Material Companies for the purposes of the Facility Agreement: [•].]
[We confirm that the aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) and aggregate gross assets (excluding goodwill) of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Restricted Group items and investments in Subsidiaries of any member of the Restricted Group) exceeds 85 per cent. of the Consolidated EBITDA and consolidated gross assets (excluding goodwill) of the Restricted Group.]
Signed    …………………..    ……………………..
Director    Director
Of    Of
[Parent]    [Parent]

[insert applicable certification language]

……………………..
for and on behalf of
[name of Auditors of the Parent]***

NOTES:

*
Include this wording where the Parent has made an election under Clause 26.4 (Equity cure) in the 20 Business Day period after delivery of the original Compliance Certificate and is now delivering a revised Compliance Certificate.

**	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

***	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors.

SCHEDULE 9
LMA FORM OF CONFIDENTIALITY UNDERTAKING
To:    [•]
From:    [•]
Dated:    [•]
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")
Dear Sirs
We understand that you are considering participating in the Facilities. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

(A)	CONFIDENTIALITY

1.	CONFIDENTIALITY UNDERTAKING
You undertake:

1.1
to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph (A)2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2
to keep confidential and not disclose to anyone except as provided for by paragraph (A)2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities; and

1.3	to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE
We agree that you may disclose such Confidential Information and such of those matters referred to in paragraph (A)1.2 above as you shall consider appropriate:

2.1
to members of the Participant Group and their officers, directors, employees, professional advisers, reinsurers and auditors if any person to whom the Confidential Information is to be given pursuant to this paragraph (A)2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2
to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

2.3	with the prior written consent of us and the Company.

3.	NOTIFICATION OF DISCLOSURE
You agree (to the extent permitted by law and regulation) to inform us:

3.1
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (A)2.3 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES
If you do not participate in the Facilities and we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph (A)2.2 above.

5.	CONTINUING OBLIGATIONS
The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in Part (A) of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or (b) [twelve] Months after the date of this letter.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC
You acknowledge and agree that:

6.1
neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT; NO WAIVER; AMENDMENTS, ETC

7.1
This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2
No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION
You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS
The undertakings given by you under Part (A) of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group. The Parent (as defined in the Facility Agreement) may rely on this letter as if it were a party to it.

(B)	MISCELLANEOUS
THIRD PARTY RIGHTS

9.1
Subject to this paragraph (B)1 and to paragraphs (A)6 and (A)9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

9.2
The Relevant Persons and each member of the Group may enjoy the benefit of the terms of paragraphs (A)6 and (A)9 subject to and in accordance with this paragraph (B)1 and the provisions of the Third Parties Act.

9.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

GOVERNING LAW AND JURISDICTION

9.4
This letter and the agreement constituted by your acknowledgement of its terms (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

9.5
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

10.	DEFINITIONS
In this letter (including the acknowledgement set out below):
"Arranger Group" means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 2006) and each of our or their directors, officers and employees (including any sales and trading teams) provided that when used in this letter in respect of an Arranger it applies severally only in respect of that Arranger, each of that Arranger's holding companies and subsidiaries, each subsidiary of each of its holding companies and each director, officer and employee (including any sales and trading teams) of that Arranger or any of the foregoing and not, for the avoidance of doubt, those of another Arranger.
"Confidential Information" means all information relating to the Parent, any Obligor, the Group, the Finance Documents and/or the Facilities which is provided to you in relation to the Finance Documents or Facilities by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)
is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Facilities" means the facilities under the Facility Agreement.
"Finance Documents" means the documents defined in the Facility Agreement as Finance Documents.

"Group" means the Parent and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).
"Obligor" means a borrower or a guarantor under the Facility Agreement.
"Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 2006).
"Permitted Purpose" means considering and evaluating whether to enter into the Facilities.
"Syndication" means the primary syndication of the Facilities.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully

…................................
For and on behalf of
[Arranger]

To:    [Arranger]
The Parent and each other member of the Group
We acknowledge and agree to the above:

…................................
For and on behalf of
[Potential Lender]

SCHEDULE 10
TIMETABLES
PART I
LOANS

	Loans in sterling	Loans in euros	Loans in other currencies
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relation to Optional Currencies)			U-4
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-1 9.30 a.m.	U-3 9.30am	U-3 9.30am
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)
	U-1 Noon	U-3 Noon	U-3 Noon
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)		Quotation Day as of 9:30 a.m.	Quotation Day as of 9:30 a.m.
Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)		Quotation Day as of 5:30 p.m.	Quotation Day as of 5:30 p.m.
LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m. in respect of LIBOR and as of 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11:00 a.m.
Base Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (Calculation of Base Reference Bank Rate and Alternative Reference Bank Rate)	Noon on the Quotation Day in respect of LIBOR and Quotation Day 11:30 a.m. (Brussels time) in respect of EURIBOR	Noon on the Quotation Day	Noon on the Quotation Day in respect of LIBOR
Alternative Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (Calculation of Base Reference Bank Rate and Alternative Reference Bank Rate)	Close of business in London on the date falling one Business Day after the Quotation Day	Close of business in London on the date falling one Business Day after the Quotation Day	Close of business in London on the date falling one Business Day after the Quotation Day in respect of LIBOR

"U"	=	date of utilisation.
"U - X"	=	X Business Days prior to date of utilisation

PART II
LETTERS OF CREDIT

Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-4 9:30 a.m.
Agent notifies the relevant Issuing Bank and Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit).	U-1 10.30 a.m.
Delivery of duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-4 9:30 a.m.

"U"	=
date of utilisation[, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit]

"U-X"	=	Business Days prior to date of utilisation

SCHEDULE 11
LETTER OF CREDIT REQUIREMENTS

Stand-by Letters of Credit:	Stand-by Letters of Credit shall be issued subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.
Amount:	The proposed wording for the Letter of Credit shall only provide for the payment of the face amount but not additional interest or costs.
Reference to Underlying transaction:
The terms of an Letter of Credit must contain a narrative reference to what has been reported to the Agent about the underlying transaction but must not contain any confirmation with regard to facts of the underlying contract.

Purpose clause:	The terms of an Letter of Credit must contain a purpose clause to cover the relevant Borrower's or Borrower's affiliate's obligations arising from the underlying transaction.
Payment obligation:	The payment obligation of the Issuing Bank must be worded as an irrevocable obligation to pay a specific aggregate maximum amount of money and not for specific performance of the underlying contract.
No conflict or inconsistency with applicable law and/or rules:
Any terms of an Letter of Credit must not conflict or provide for inconsistency with applicable laws, regulations, rules, directions and ruling as well as all relevant decisions and rulings of any competent courts and any other competent authorities.

Excluded rules:	In no event, the Uniform Rules for Contract Guarantees of the International Chamber of Commerce in Paris, Publication No. 325 shall be applicable.
Expiry:
Each Letter of Credit must contain a provision stating when the obligation of the Issuing Bank under the Letter of Credit shall terminate (e.g. specific expiration date, return of Letter of Credit deed, release letter), which shall not be linked to events in the underlying contract and not be subject to interpretation.

Maturity / Demand:
Except if subject to ICC Rules the payment obligation of the Issuing Bank shall be determinable by reliance on the terms of the Letter of Credit and, as the case may be, any other document simultaneously to be presented together with a demand.

The payment obligation shall be conditional upon presentation of a demand for payment with or, as the case may be, without simultaneous presentation of other documents.

The terms of the Letter of Credit shall provide that receipt of a formally valid demand for payment has to be made to the Issuing Bank by the expiry date at the latest and confirm that thereafter no further demand shall be honoured and the Letter of Credit must be returned to the Issuing Bank.

Miscellaneous:
The terms of the Letter of Credit shall not provide for:
• inter-dependence between Issuing Bank's payment obligation and events in the underlying contract to be checked but out of Issuing Bank's control;
• any other terms and conditions that expose the Issuing Bank to risks unusual to Letter of Credit undertakings;
• an arbitration clause in respect of the payment obligation of the Issuing Bank; or
• reduction provisions other than by a specific amount on a specified date.

SCHEDULE 12
FORM OF LETTER OF CREDIT
To:    [Beneficiary] (the "Beneficiary")
Date:    [•]
Irrevocable Standby Letter of Credit no. [•]
At the request of [•], [Issuing Bank] (the "Issuing Bank") issues this irrevocable standby Letter of Credit ("Letter of Credit") in your favour on the following terms and conditions:

1.	Definitions
In this Letter of Credit:
"Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*
"Demand" means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.
"Expiry Date" means [•].
"Total L/C Amount" means [•].

2.	Issuing Bank's agreement

(a)
The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [•] p.m. ([London] time) on the Expiry Date.

(b)
Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten (10)] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)
The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)
The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)	Unless previously released under paragraph (a) above, on [•] p.m.([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of

Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments
All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand
Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:
[•]

6.	Assignment
The Beneficiary's rights under this Letter of Credit may not be assigned or transferred.

7.	ISP
Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law
This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).
Yours faithfully

[Issuing Bank]
By:

NOTES:

*	THIS MAY NEED TO BE AMENDED DEPENDING ON THE CURRENCY OF PAYMENT UNDER THE LETTER OF CREDIT.

SCHEDULE
FORM OF DEMAND
To:    [ISSUING BANK]
[Date]

Dears Sirs
Standby Letter of Credit no. [•] issued in favour of [BENEFICIARY] (the "Letter of Credit")
We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.
We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement and does not exceed the Total L/C Amount]]. We therefore demand payment of the sum of [•].

10.	Payment should be made to the following account:
Name:    [•]
Account Number:    [•]
Bank:    [•]

11.	The date of this Demand is not later than the Expiry Date.
Yours faithfully

(Authorised Signatory)    (Authorised Signatory)

For
[BENEFICIARY]

SCHEDULE 13
FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE
PART I
FORM OF NOTICE OF ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION
To:    [•] as Agent
From:    [The Lender]
Dated:
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to paragraph (b) of Clause 31.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[•]	[•]

[Lender]
By:

PART II
FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION
To:    [•] as Agent
From:    [The Lender]
Dated:    [•]
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to paragraph (c) of Clause 31.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

[Tranche 1 Commitment]/ [Tranche 2 Commitment]/ [Tranche 3 Commitment]	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)
[•]	[•]

[Lender]
By:

SCHEDULE 14
RESTRICTIVE COVENANTS
PART I
COVENANTS

1.	Limitation on Indebtedness

1.1
The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Parent or a Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries is greater than 2.0 to 1.0.

1.2	Section 1.1 shall not prohibit the Incurrence of the following Indebtedness:

(a)
Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers' acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) the greater of (x) £250.0 million and (y) 17.5% of ERC, plus (ii) in the case of any refinancing of any Indebtedness permitted under this paragraph (a) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(b)

(A)
Guarantees by the Parent or any Restricted Subsidiary of Indebtedness of the Parent or any Restricted Subsidiary in each case so long as the Incurrence of such Indebtedness being guaranteed is permitted under the terms of this Agreement; provided, that if the Indebtedness being guaranteed is subordinated to the Facilities, then the guarantee must be subordinated to the Facilities to the same extent as the Indebtedness guaranteed; or

(B)
without limiting Section 3 (Limitation on Liens), Indebtedness arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Parent or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Agreement;

(c)
Indebtedness of the Parent owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Parent or any Restricted Subsidiary; provided, however, that:

(i)	if any Guarantor is the obligor on any such Indebtedness and the obligee is not a Guarantor, it is either a Working Capital Intercompany Loan or unsecured and expressly subordinated in right of payment to prior payment in full of the Utilisations; and

(ii)
any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Parent or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person other than the Parent or a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this paragraph (c) by the Parent or such Restricted Subsidiary, as the case may be;

(d)
Indebtedness represented by (i) the 2023 Cabot Notes (other than any Additional Notes (as defined in the 2023 Cabot Notes Indenture)); (ii) any Indebtedness (other than Indebtedness described in paragraphs (a), (c) or (g)) outstanding on the Issue Date, including the Existing Notes, after giving effect to the issuance of the 2023 Cabot Notes and the application of the proceeds thereof; (iii) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this paragraph (d) or paragraph (e) or Incurred pursuant to Section 1.1; (iv) Management Advances and (v) the Proceeds Loan and the Existing Proceeds Loans;

(e)
Indebtedness of any Person (i) outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Parent or any Restricted Subsidiary or (ii) Incurred to provide all or any portion of the funds utilised to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent or a Restricted Subsidiary provided, however, with respect to this paragraph (e), that at the time of such acquisition or other transaction (x) the Parent would have been able to Incur £1.00 of additional Indebtedness pursuant to Section 1.1 after giving pro forma effect to the relevant acquisition and Incurrence of such Indebtedness pursuant to this paragraph (e) or (y) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would not be lower than it was immediately prior to giving effect to such acquisition or other transaction;

(f)
Indebtedness under Currency Agreements, Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Parent or its Restricted Subsidiaries and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Parent);

(g)
Indebtedness represented by Capitalised Lease Obligations or Purchase Money Obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Parent or any of its Restricted Subsidiaries, and in each case any Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this paragraph (g) and then outstanding, will not exceed at any time outstanding the greater of (i) £40.0 million and (ii) 3.0% of Total Assets;

(h)
Indebtedness in respect of (i) workers' compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Parent or a Restricted Subsidiary or relating to liabilities, obligations, indemnities or guarantees Incurred in the ordinary course of business or for governmental or regulatory requirements, in each case not in connection with the borrowing of money, (ii) letters of credit, bankers' acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, (iii) the financing of insurance premiums in the ordinary course of business and (iv) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing;

(i)
Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that, in the case of a disposition, the maximum liability of the Parent and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

(j)

(i)
Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(ii)	Customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(iii)
Indebtedness Incurred by a Restricted Subsidiary in connection with bankers' acceptances, discounted bills of exchange or the discounting or factoring of Receivables for credit management purposes, in each case, not in connection with the borrowing of money and Incurred or undertaken in the ordinary course of business on arm's length commercial terms;

(k)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this paragraph (k) and then outstanding, will not exceed the greater of (i) £80.0 million and (ii) 6.0% of Total Assets;

(l)	Indebtedness represented by Permitted Purchase Obligations;

(m)
Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this paragraph (m) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Parent from the issuance or sale (other than to a Restricted Subsidiary) of its Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock, Designated Preference Shares or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preference Shares or an Excluded Contribution) of the Parent, in each case, subsequent to the Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 2.1 and paragraphs (a), (f), (j) and (n) of Section 2.3 to the extent the Parent and its Restricted Subsidiaries incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this paragraph (m) to the extent the Parent or any of its Restricted Subsidiaries makes a Restricted Payment under Section 2.1 and/or paragraphs (a), (f), (j) or (n) of Section 2.3 in reliance thereon; and

(n)
Indebtedness represented by the unpaid purchase price of portfolio assets acquired in the ordinary course of business; provided, however, that such amounts are due within one year of the acquisition of the related portfolio assets.

1.3
For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 1 (Limitation on Indebtedness):

(a)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 1 (Limitation on Indebtedness), the Parent, in its sole discretion, will be permitted to classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the paragraphs of Section 1.1 or Section 1.2; provided that Indebtedness incurred pursuant to paragraph (a) of Section 1.2 may not be reclassified, and Indebtedness under this Agreement incurred or outstanding on the date of this Agreement will be deemed to have been incurred on such date in reliance on the exception provided in paragraph (a) of Section 1.2;

(b)
Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(c)
if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to paragraphs (a), (g) or (k) of Section 1.2 or pursuant to Section 1.1 and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(d)
the principal amount of any Disqualified Stock of the Parent or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(e)
for the purposes of determining "ERC" under paragraphs (a)(i)(y) of Section 1.2, (i) pro forma effect shall be given to ERC on the same basis as for calculating the LTV Ratio for the Parent and its Restricted Subsidiaries and (ii) ERC shall be measured on or about the date on which the Parent obtains new commitments (in the case of revolving facilities) or incurs new Indebtedness (in the case of term facilities);

(f)
Indebtedness permitted by this Section 1 (Limitation on Indebtedness) need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 1 (Limitation on Indebtedness) permitting such Indebtedness; and

(g)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of IFRS.

1.4
Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortisation of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in IFRS, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 1 (Limitation on Indebtedness). The amount of any Indebtedness outstanding as of any date shall be calculated as specified under the definition of "Indebtedness."

1.5
If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 1 (Limitation on Indebtedness), the Parent shall be in default of this Section 1 (Limitation on Indebtedness)).

1.6
For purposes of determining compliance with any sterling-denominated restriction on the Incurrence of Indebtedness, the Sterling Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or, at the option of the Parent, first committed, in the case of Indebtedness Incurred under a revolving credit facility; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than sterling, and such refinancing would cause the applicable sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such sterling-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (b) the Sterling Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if and for so long as any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the amount of such Indebtedness, if denominated in sterling, will be the amount of the principal payment required to be made under such Currency Agreement and, otherwise, the Sterling Equivalent of such amount plus the Sterling Equivalent of any premium which is at such time due and payable but is not covered by such Currency Agreement. For purposes of calculating compliance with paragraph (a) of Section 1.2 or for calculating the amount of Indebtedness outstanding under this Agreement, to the extent a Credit Facility is utilised for the purpose of guaranteeing or cash collateralising any letter of credit or guarantee, such guarantee or collateralisation and issuance of such letter of credit or guarantee shall be deemed to be a utilisation of such Credit Facility permitted under paragraph (a) of Section 1.2 without double counting.

1.7
Notwithstanding any other provision of this Section 1 (Limitation on Indebtedness), the maximum amount of Indebtedness that the Parent or a Restricted Subsidiary may Incur pursuant to this Section 1 (Limitation on Indebtedness) shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

2.	Limitations on Restricted Payments

2.1	The Parent shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a)
declare or pay any dividend or make any other payment or other distribution on or in respect of the Parent's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) except:

(i)	dividends or distributions payable in Capital Stock of the Parent (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Parent or in Subordinated Shareholder Funding; and

(ii)
dividends or distributions payable to the Parent or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Parent or another Restricted Subsidiary on no more than a pro rata basis, measured by value);

(b)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent or any direct or indirect Holding Company held by Persons other than the Parent or a Restricted Subsidiary (other than in exchange for Capital Stock of the Parent (other than Disqualified Stock));

(c)
make any payment on or in respect of, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any (x) Subordinated Indebtedness (other than, in each case, any capitalisation of Subordinated Indebtedness or (i) any such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement (ii) a payment of interest at the applicable interest payment date and (iii) any Indebtedness Incurred pursuant to paragraph (c) of Section 1.2 (Limitation on Indebtedness) or (y) any Subordinated Shareholder Funding, other than any payment of interest thereon in the form of additional Subordinated Shareholder Funding; or

(d)	make any Restricted Investment in any Person;
(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in paragraphs (a) to (d) above are referred to herein as a "Restricted Payment"), if at the time the Parent or such Restricted Subsidiary makes such Restricted Payment:
(x)    a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);
(y)    the Parent is not able to Incur an additional £1.00 of Indebtedness pursuant to Section 1.1 (Limitation on Indebtedness) after giving effect, on a pro forma basis, to such Restricted Payment; or
(z)    the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by paragraphs (e)(i) of Section 2.3 (without duplication of amounts paid pursuant to any other paragraph of Section 2.3), (f), (j), (k) and (l) of Section 2.3 but excluding all other Restricted Payments permitted by Section 2.3) would exceed the sum of (without duplication):

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after the Existing 2021 Cabot Fixed Rate Notes Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Parent are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 2.2) of property or assets or marketable securities, received by the Parent from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Parent subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any Subsidiary of the Parent for the benefit of its employees to the extent funded by the Parent or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date from such proceeds in reliance on paragraph (f) of Section 2.3 and (z) Excluded Contributions);

(iii)
100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 2.2) of property or assets or marketable securities, received by the Parent or any Restricted Subsidiary from the issuance or sale (other than to the Parent or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any Subsidiary of the Parent for the benefit of its employees to the extent funded by the Parent or any Restricted Subsidiary) by the Parent or any Restricted Subsidiary subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Parent (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with Section 2.2) of property or assets or marketable securities, received by the Parent or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds to the extent that any Restricted Payment has been made subsequent to the Existing 2021 Cabot Fixed Rate Notes Issue Date from such proceeds in reliance on paragraph (f) of Section 2.3 and (y) Excluded Contributions);

(iv)	the amount equal to the net reduction in Restricted Investments made by the Parent or any of its Restricted Subsidiaries resulting from:

(A)
repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realised upon the sale or other disposition to a Person other than the Parent or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Parent or any Restricted Subsidiary; or

(B)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount, in each case under this paragraph (iv), was included in the calculation of the amount of Restricted Payments referred to in the first sentence of this paragraph (z); provided, however, that no amount will be included in Consolidated Net Income for purposes of the preceding paragraph (i) to the extent that it is (at the Parent's option) included under this paragraph (iv); and

(v)
the amount of the cash and the fair market value (as determined in accordance with Section 2.2) of property or assets or of marketable securities received by the Parent or any of its Restricted Subsidiaries in connection with:

(A)
the sale or other disposition (other than to the Parent or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any Subsidiary of the Parent for the benefit of its employees to the extent funded by the Parent or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary of the Parent; and

(B)	any dividend or distribution made by an Unrestricted Subsidiary to the Parent or a Restricted Subsidiary,
provided, however, that no amount will be included in Consolidated Net Income for purposes of the preceding paragraph (i) to the extent that it is (at the Parent's option) included under this paragraph (v); provided further, however, that such amount shall not exceed the amount included in the calculation of the amount of Restricted Payments referred to in the first sentence of this paragraph (z).

2.2	The fair market value of property or assets other than cash covered by paragraph (d)(z) of Section 2.1 shall be the fair market value thereof as determined in good faith by the Board of Directors.

2.3	The foregoing provisions will not prohibit any of the following (collectively, "Permitted Payments"):

(a)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Designated Preference Shares, Subordinated Shareholder Funding or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock or Designated Preference Shares), Subordinated Shareholder Funding or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Parent; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value (as determined in accordance with Section 2.2) of property or assets or of marketable securities, from such sale of Capital Stock, Subordinated Shareholder Funding or such contribution will be excluded from paragraph (z)(ii) of Section 2.1;

(b)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 1 (Limitation on Indebtedness);

(c)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Parent or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Parent or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 1 (Limitation on Indebtedness), and that in each case, constitutes Refinancing Indebtedness;

(d)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness:

(i)
from Net Available Cash to the extent permitted under Section 5 (Limitation on sales of Assets and Subsidiary Stock), but only if (A) the Parent shall have first complied with the terms described under Section 5 (Limitation on sales of Assets and Subsidiary Stock) and repaid all Utilisations required to be repaid thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness and (B) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness plus accrued and unpaid interest; or

(ii)
to the extent required by the agreement governing such Subordinated Indebtedness, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only (A) if the Parent shall have first complied with the terms of Clause 12.1 (Exit) of this Agreement, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness and (B) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness plus accrued and unpaid interest;

(e)
(i) any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant, and (ii) payments associated with the Transactions;

(f)
the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Parent or any Holding Company (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Parent to any Holding Company to permit any Holding Company to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Holding Company (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Holding Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions do not exceed an amount (net of repayments of any such loans or advances) equal to (A) £5.0 million plus (B) £2.0 million multiplied by the number of calendar years that have commenced since September 20, 2012 plus (C) the Net Cash Proceeds received by the Parent or its Restricted Subsidiaries since the Existing 2021 Cabot Fixed Rate Notes Issue Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Holding Company) from, or as a contribution to the equity (in each case under this limb (C), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Parent from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under paragraph (d)(z)(ii) or paragraph (d)(z)(iii) of Section 2.1;

(g)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with Section 1 (Limitation on Indebtedness);

(h)
purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(i)	dividends, loans, advances or distributions to any Holding Company or other payments by the Parent or any Restricted Subsidiary in amounts equal to (without duplication):

(i)	the amounts required for any Holding Company to pay any Parent Expenses or any Related Taxes; or

(ii)	amounts constituting or to be used for purposes of making payments to the extent specified in paragraphs (b), (c), (e), (g), (k) and (l) of Section 6.3 (Limitation on Affiliate Transactions);

(j)
so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Parent of, or loans, advances, dividends or distributions to any Holding Company to pay, dividends on the common stock or common equity interests of the Parent or any Holding Company following a Public Offering of such common stock or common equity interests, in an amount not to exceed in any Financial Year the greater of (a) 6% of the Net Cash Proceeds received by the Parent from such Public Offering or contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Parent or contributed as Subordinated Shareholder Funding to the Parent, in each case from the Net Cash Proceeds of a Public Offering and (b) following the Initial Public Offering, an amount equal to the greater of:

(i)
the greater of (i) 7% of the Market Capitalisation and (ii) 7% of the IPO Market Capitalisation, provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Parent and its Restricted Subsidiaries shall be equal to or less than 3.0 to 1.0; and

(ii)
the greater of (i) 6% of the Market Capitalisation and (ii) 6% of the IPO Market Capitalisation, provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Parent and its Restricted Subsidiaries shall be equal to or less than 3.5 to 1.0.

(k)
so long as no Default or Event of Default has occurred and is continuing (or would result from), (a) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed £35.0 million and (b) any Restricted Payment (including loans or advances), provided that the Consolidated Leverage Ratio on a pro forma basis after giving effect to any such Restricted Payment does not exceed 2.5 to 1.0;

(l)
payments by the Parent, or loans, advances, dividends or distributions to any Holding Company to make payments, to holders of Capital Stock of the Parent or any Holding Company in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 2 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(m)
Investments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments to the extent made in exchange for or using as consideration Investments previously made under this paragraph (m);

(n)
(i) the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Parent issued after the Issue Date; and (ii) the declaration and payment of dividends to any Holding Company or any Affiliate thereof, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preference Shares of such Holding Company issued after the Issue Date; provided, however, that, in the case of paragraphs (i) and (ii), the amount of all dividends declared or paid pursuant to this paragraph (n) shall not exceed the Net Cash Proceeds received by the Parent or, in the case of Designated Preference Shares issued by any Holding Company or any Affiliate thereof, the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Parent or loaned as Subordinated Shareholder Funding to the Parent, from the issuance or sale of such Designated Preference Shares; and

(o)	dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries.

2.4
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non‑cash Restricted Payment shall be determined conclusively by the Board of Directors of the Parent acting in good faith.

3.	Limitations on Liens

3.1
The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of its property or assets (including Capital Stock of a Subsidiary), whether owned on the Issue Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness (such Lien, the "Initial Lien"), except (a) in the case of any property or asset that does not constitute Collateral, (1) Permitted Liens or (2) Liens on property or assets that are not Permitted Liens if, contemporaneously with the Incurrence of such Initial Lien, the Utilisations are secured at least equally and rateably with, or prior to, in the case of Liens with respect to Subordinated Indebtedness, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured, and (b) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

4.	Limitation on Restrictions on Distributions from Restricted Subsidiaries

4.1
The Parent shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent or any Restricted Subsidiary;

(b)	make any loans or advances to the Parent or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its property or assets to the Parent or any Restricted Subsidiary;
provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Parent or any Restricted Subsidiary to other Indebtedness Incurred by the Parent or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

4.2	The provisions of Section 4.1 shall not prohibit:

(a)
any encumbrance or restriction pursuant to (i) the Finance Documents, (ii) the 2023 Cabot Notes Indenture or the Existing Notes Indentures or (iii) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(b)
any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Parent or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Parent or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilised to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Parent or was merged, consolidated or otherwise combined with or into the Parent or any Restricted Subsidiary entered into or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this paragraph (b), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Parent or any Restricted Subsidiary when such Person becomes the Successor Company;

(c)
any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in paragraphs (a) or (b) of this Section 4.2 or this paragraph (c) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an agreement referred to in paragraphs (a) or (b) of this Section 4.2 or this paragraph (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favourable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Parent);

(d)	any encumbrance or restriction:

(i)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

(ii)
contained in mortgages, pledges, charges or other security agreements permitted under this Agreement or securing Indebtedness of the Parent or a Restricted Subsidiary permitted under this Agreement to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent or any Restricted Subsidiary;

(e)
any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalised Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(f)
any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(g)	customary provisions in leases, licenses, joint venture agreements debt purchase agreements, and other similar agreements and instruments entered into in the ordinary course of business;

(h)
encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, the terms of any licence, authorisation, concession or permit or required by any regulatory authority;

(i)
any encumbrance or restriction on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case under agreements entered into in the ordinary course of business;

(j)	any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements;

(k)
any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 1 (Limitation on Indebtedness) if (a) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favourable to the Lenders than (i) the encumbrances and restrictions contained in this Agreement, together with the security documents associated therewith as in effect on the Issue Date or (ii) as is customary in comparable financings (as determined in good faith by the Parent), or the Parent determines at the time such Indebtedness is Incurred that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower's ability to make principal or interest payments on the Utilisations or the ability of the Borrower to make principal or interest payments on the Proceeds Loan or any Existing Proceeds Loan;

(l)
restrictions relating to Permitted Purchase Obligations SPVs effected in connection with the incurrence of Permitted Purchase Obligations that, in the good faith determination of the Board of Directors of the Parent, are necessary or advisable;

(m)	any encumbrance or restriction existing by reason of any lien permitted under Section 3 (Limitation on Liens);

(n)	any encumbrance or restriction on assets held in trust for a third party, including pursuant to the relevant trust agreement; or

(o)
any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions under Sections 6.2 and 6.3 provided that the terms and conditions of any such encumbrances or restrictions are, in the good faith judgment of the Board of Directors of the Parent, no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced replaced.

5.	Limitation on Sales of Assets and Subsidiary Stock

5.1	The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(a)
the Parent or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Parent, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(b)
in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments.

5.2
Pending the final application of any such Net Available Cash in accordance with the terms of this Agreement, the Parent and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Agreement.

5.3	For the purposes of paragraph (b) of Section 5.1 the following (or any combination thereof) will be deemed to be cash:

(a)
the assumption by the transferee of Indebtedness of the Parent or Indebtedness of a Restricted Subsidiary (other than Subordinated Indebtedness of the Parent or a Guarantor) and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(b)
securities, notes or other obligations received by the Parent or any Restricted Subsidiary from the transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(c)
Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Parent and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(d)
consideration consisting of Indebtedness of the Parent or any Luxembourg Guarantor (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Parent or any Restricted Subsidiary; and

(e)
any Designated Non-Cash Consideration received by the Parent or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 5 that is at that time outstanding, not to exceed the greater of £40.0 million and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

6.	Limitation on Affiliate Transactions

6.1
The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Parent (such transaction or series of transactions being, an "Affiliate Transaction") involving aggregate value in excess of £5.0 million unless:

(a)
the terms of such Affiliate Transaction taken as a whole are not materially less favourable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm's length dealings with a Person who is not such an Affiliate; and

(b)
in the event such Affiliate Transaction, individually or together with other related Affiliate Transactions, involves an aggregate value in excess of £10.0 million, the terms of such transaction have been approved by a resolution of the majority of the members of the Board of Directors of the Parent resolving that such transaction complies with paragraph (a) above; and

(c)
in the event such Affiliate Transaction, individually or together with other related Affiliate Transactions, involves an aggregate value in excess of £20.0 million, the Parent has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is fair, from a financial standpoint, to the Parent and its Restricted Subsidiaries or that the terms are not materially less favourable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

6.2
Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in paragraph (b) of Section 6.1 if such Affiliate Transaction is approved by a resolution of a majority of the Disinterested Directors. If there are no Disinterested Directors, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 6 if the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favourable to the Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person on an arm's length basis.

6.3	The provisions of Section 6.1 will not apply to:

(a)
any Restricted Payment permitted to be made pursuant to Section 2 (Limitation on Restricted Payments), any Permitted Payments (other than pursuant to paragraph (i)(ii) of Section 2.3 or any Permitted Investment (other than Permitted Investments as defined in paragraphs (a)(b), (b), (k), (o) and (q) of the definition thereof);

(b)
any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Parent, any Restricted Subsidiary or any Holding Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants' plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Parent, in each case in the ordinary course of business;

(c)	any Management Advances;

(d)	any transaction between or among the Parent and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(e)
the payment of reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Parent, any Restricted Subsidiary or any Holding Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(f)
the entry into and performance of obligations of the Parent or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 6 or to the extent not more disadvantageous to the Lenders in any material respect and the entry into and performance of any registration rights or other listing agreement in connection with any Public Offering;

(g)	the formation and maintenance of any consolidated group for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(h)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, which, in each case, are in the ordinary course of business and are either fair to the Parent or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Parent or the relevant Restricted Subsidiary or on terms no less favourable than those that could reasonably have been obtained at such time from an unaffiliated party;

(i)
any transaction in the ordinary course of business between or among the Parent or any Restricted Subsidiary and any Affiliate of the Parent or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Parent or a Restricted Subsidiary or any Affiliate of the Parent or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(j)
(i) issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preference Shares) of the Parent or options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors of the Parent in their reasonable determination and (ii) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the other provisions of this Agreement.

(k)	without duplication in respect of payments made pursuant to paragraph (l) below, (i) payments by the Parent or any Restricted Subsidiary to any Permitted Holder

(whether directly or indirectly, including through any Holding Company) of annual management, consulting, monitoring or advisory fees and related expenses in an aggregate amount not to exceed £1.75 million per fiscal year and (ii) customary payments by the Parent or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Holding Company) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments in respect of this clause (ii) are approved by a majority of the Board of Directors of the Parent in good faith; and

(l)
payment to any Permitted Holder of all reasonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in the Parent and its Restricted Subsidiaries.

7.	Merger and Consolidation
The Parent, Holdings or any Luxembourg Guarantor

7.1
None of the Parent, Holdings or any Luxembourg Guarantor shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless (and subject to the other terms of this Agreement):

(a)
the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organised and existing under the laws of the United Kingdom, any member state of the European Union on January 1, 2004 (other than Greece), the United States of America, any State of the United States or the District of Columbia, Canada or any province of Canada, Norway or Switzerland and the Successor Company (if not the Parent, Holdings or any Luxembourg Guarantor, as applicable) shall expressly assume, to the extent required by applicable law to effect such assumption, all obligations of the Parent, Holdings or any Luxembourg Guarantor, as applicable, under this Agreement and (y) all obligations of the Parent, Holdings or any Luxembourg Guarantor, as applicable, under the Intercreditor Agreements and the Transaction Security Documents;

(b)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(c)
immediately after giving effect to such transaction, either (i) the Successor Company would be able to Incur at least an additional £1.00 of Indebtedness pursuant to Section 1.1 (Limitation on Indebtedness) or (ii) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would not be lower than it was immediately prior to giving effect to such transaction; and

(d)
the Parent shall have delivered to the Agent an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer (if any) comply with this Agreement, and that all conditions precedent therein provided for relating to such transaction have been complied with and an Opinion of Counsel to the effect that the assumption (if any) of obligations under paragraph (a) above has been duly authorised, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, and this Agreement constitutes legal, valid and binding obligations of the Successor Company, enforceable in accordance with its terms (in each case, in form and substance reasonably satisfactory to the Agent); provided that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to any matters of fact, including as to satisfaction of paragraphs (b) and (c) above.

7.2
Any Indebtedness that becomes an obligation of the Parent or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 7, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 1 (Limitation on Indebtedness).

7.3
For purposes of this Section 7 only, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all the properties and assets of one or more Subsidiaries of the Parent, which properties and assets, if held by the Parent, as applicable, instead of such Subsidiaries, would constitute all or substantially all the properties and assets of the Parent, on a consolidated basis, shall be deemed to be the transfer of all or substantially all the properties and assets of the Parent.

7.4
The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Borrower under this Agreement but in the case of a lease of all or substantially all its assets, the predecessor Parent shall not be released from its obligations under this Agreement.

7.5
Notwithstanding the preceding paragraphs (b) and (c) of Section 7.1 (which do not apply to transactions referred to in this Section 7.5) and, other than with respect to paragraph (d) of Section 7.1, (x) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Parent or Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited) and (y) any Restricted Subsidiary that is not a Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding the preceding paragraphs (b) and (c) of Section 7.1 (which do not apply to the transactions referred to in this Section 7.5), the Parent may consolidate or otherwise combine with or merge into an Affiliate incorporated or organised for the purpose of changing the legal domicile of the Parent, reincorporating the Parent in another jurisdiction, or changing the legal form of the Parent.

Subsidiary Guarantors

7.6	No Subsidiary Guarantor may:

(a)	consolidate with or merge with or into any Person, or

(b)	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

(c)	permit any Person to merge with or into a Subsidiary Guarantor, unless:

(i)	the other Person is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction;

(ii)	or

(A)
either (x) a Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all the obligations of the Subsidiary Guarantor under this Agreement, the Intercreditor Agreements, to the extent required by applicable law to effect such assumption, and the Transaction Security Documents and, if applicable, the Proceeds Loan Agreement; and

(B)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(iii)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Parent or a Restricted Subsidiary) otherwise permitted by this Agreement.

8.	Suspension of Covenants on Achievement of Investment Grade Status

8.1
If on any date following the Issue Date, the 2023 Cabot Notes (or any Permitted Financial Indebtedness issued by a member of the Restricted Group to refinance or replace the 2023 Cabot Notes or in exchange for the 2023 Cabot Notes) have achieved Investment Grade Status and no Default or Event of Default (each as defined in the 2023 Cabot Notes Indenture) has occurred and is continuing (a "Suspension Event"), then, the Parent shall notify the Agent of this fact (provided that such notice will not be a precondition of the suspension of the covenants described in this paragraph) and beginning on that day and continuing until the Reversion Date, the following Sections of this Schedule 14 will not apply: Section 2 (Limitation on restricted payments), Section 4 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), Section 1 (Limitation on Indebtedness), Section 5 (Limitation on Sale of Assets and Subsidiary Stock), Section 6 (Limitation on Affiliate Transactions) and the provisions of paragraph (c) of Section 7.1 and, in each case, any related default provision of this Agreement will cease to be effective and will not be applicable to the Parent and its Restricted Subsidiaries. Such Sections and any related default provisions will again apply according to their terms from the first day on which a Suspension Event ceases to be in effect. Such Sections will not, however, be of any effect with regard to actions of the Parent properly taken during the continuance of the Suspension Event, and Section 2 will be interpreted as if it has been in effect since the date of this Agreement except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 2 was suspended. On the Reversion Date, all Indebtedness Incurred during the continuance of the Suspension Event will be classified, at the Parent's option, as having been Incurred pursuant to Section 1.1 or one of the clauses set forth in Section 1.2 (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Event and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred under Section 1.1 or Section 1.2, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under paragraph (d)(ii) of Section 1.2 (without giving effect to the parenthetical contained therein).

9.	Impairment of Security Interest

9.1
The Parent shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Finance Parties and the Parent, shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent, for the benefit of the Secured Parties and the other beneficiaries described in the Transaction Security Documents, any interest whatsoever in any of the Collateral that is prohibited by Section 3 "Limitation on Liens;" provided, that the Parent and its Restricted Subsidiaries may Incur Permitted Collateral Liens and the Collateral may be discharged, transferred or released in accordance with this Agreement, the Intercreditor Agreements or the applicable Transaction Security Documents.

9.2
Notwithstanding the above, nothing in this Section 9 shall restrict the discharge and release of any security interest in accordance with this Agreement and the Intercreditor Agreements. Subject to the foregoing, the Transaction Security Documents may be amended, extended, renewed, restated, supplemented or otherwise modified or released (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) to (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for Permitted Collateral Liens; (iii) add to the Collateral; or (iv) make any other change thereto that does not adversely affect the Finance Parties in any material respect; provided, however, that, except where permitted by this Agreement or the Intercreditor Agreements, no Transaction Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or released (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), unless contemporaneously with such amendment, extension, renewal, restatement, supplement or modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Parent delivers to the Security Agent and the Agent, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Security Agent and the Agent, from an independent financial advisor or appraiser or investment bank of international standing which confirms the solvency of the Parent and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), (2) a certificate from the chief financial officer or the Board of Directors of the relevant Person which confirms the solvency of the person granting the security interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), or (3) an opinion of counsel

(subject to any qualifications customary for this type of opinion of counsel), in form and substance reasonably satisfactory to the Security Agent and the Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Transaction Security Document, so amended, extended, renewed, restated, supplemented, modified or released and retaken are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or release and retake and to which the new Indebtedness secured by the Permitted Collateral Lien is not subject. In the event that the Parent and its Restricted Subsidiaries comply with the requirements of this Section 9.2, the Agent and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the Finance Parties.

PART II
CERTAIN DEFINITIONS
Any capitalised terms used in this Part I or Part II of Schedule 14 that are not otherwise defined in this Part I or Part II shall have the respective meanings given to them in Clause 1.1 (Definitions) of this Agreement. Terms defined only in Clause 1.1 (Definitions) of this Agreement shall be construed when they are used in this Schedule 14 (and only for those purposes), in accordance with English law, notwithstanding that this Agreement is governed by English law. Unless otherwise expressly stated herein references in this Part II of Schedule 14 are to the Sections of Part I of this Schedule 14.
"2023 Cabot Notes" means the £350,000,000 aggregate principal amount of senior secured notes due 2023 issued by the Issuer on or around October 6, 2016 pursuant to the 2023 Cabot Notes Indenture.
"2023 Cabot Notes Indenture" means the indenture dated October 6, 2016 among the Issuer, Citibank N.A., London Branch as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG as registrar, J.P. Morgan Europe Limited as security agent and the guarantors party thereto.
"Acquired Indebtedness" means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Parent or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.
"Additional Assets" means:

(a)
any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Parent, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(b)
the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or a Restricted Subsidiary; or

(1)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary engaged in a Similar Business.
"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Parent or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; provided that the sale, conveyance or other disposition of all or substantially all the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 7 (Merger and Consolidation) and not by Section 5 (Limitation on Sales of Assets and Subsidiary Stock). Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

(a)	a disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Restricted Subsidiary;

(b)	a disposition of cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(c)
a disposition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures, claims or other similar assets or instruments or portfolios thereof or inventory or other assets, in each case, in the ordinary course of business, including into a trust in favour of third parties or otherwise;

(d)	a disposition of obsolete, surplus or worn out equipment, or equipment or other property that is no longer useful in the conduct of the business of the Parent and its Restricted Subsidiaries;

(e)
transactions permitted under Section 7.1 (Merger and Consolidation) or a transaction that constitutes a Change of Control or a Change of Control as defined in Clause 1.1 (Definitions) of this Agreement;

(f)
an issuance of Capital Stock by a Restricted Subsidiary to the Parent or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(g)
any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Parent) of less than the greater of (a) £20.0 million and (b) 1.5 % of Total Assets;

(h)
any Restricted Payment that is permitted to be made, and is made, under the covenant described above under Section 2 (Limitation on Restricted Payments) and the making of any Permitted Payment or Permitted Investment or, solely for purposes of paragraph (c) of Section 5.1 (Limitation on Sales of Assets and Subsidiary Stock), asset sales, in respect of which (and only to the extent that) the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(i)	dispositions in connection with Permitted Liens;

(j)
dispositions of Receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)
the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(l)	foreclosure, condemnation or any similar action with respect to any property or other assets;

(m)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(n)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(o)
any disposition with respect to property built, owned or otherwise acquired by the Parent or any Restricted Subsidiary pursuant to customary sale and leaseback transactions, finance leases, asset securitisations and other similar financings permitted by this Agreement where the fair market value of the assets disposed of, when taken together with all other dispositions made pursuant to this clause (o), does not exceed the greater of (a) £20.0 million and (b) 1.5% of Total Assets.

"Associate" means (1) any Person engaged in a Similar Business of which the Parent or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (2) any joint venture entered into by the Parent or any Restricted Subsidiary.
"Board of Directors" means (1) with respect to the Parent, a Luxembourg Guarantor or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorised committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorised committee thereof; and (3) with respect to any other Person, the board or any duly authorised committee of such Person serving a similar function. Whenever any provision of this Agreement requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).
"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom, New York, New York, United States or Luxembourg are authorised or required by law to close; provided, however, that for any payments to be made under this Agreement, such day shall also be a day on which the second generation Trans-European Automated Real-time Gross Settlement Express Transfer ("TARGET2") payment system is open for the settlement of payments.

"Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
"Capitalised Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalised lease for financial reporting purposes on the basis of IFRS provided, however, that any obligations in respect of operating leases as determined under IFRS as in effect on the Issue Date shall not be deemed Capitalised Lease Obligations. The amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation at the time any determination thereof is to be made as determined on the basis of IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
"Cash Equivalents" means:

(a)
securities issued or directly and fully Guaranteed or insured by the government of the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland or Norway or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(b)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances (in each case, including any such deposits made pursuant to any sinking fund established by the Parent or any Restricted Subsidiary) having maturities of not more than one year from the date of acquisition thereof issued by any lender party to a Credit Facility or by any bank or trust company (a) whose commercial paper is rated at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of £250 million;

(c)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above;

(d)
commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by S&P or "P-2" or the equivalent thereof by Moody's or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(e)
readily marketable direct obligations issued by any state of the United States of America, any province of Canada, the United Kingdom, any member state of the European Union (other than Greece and Portugal), Switzerland or Norway or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(f)
Indebtedness or Preferred Stock issued by Persons with a rating of "BBB–" or higher from S&P or "Baa3" or higher from Moody's (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(g)
bills of exchange issued in the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland, Norway or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialised equivalent); and

(h)	interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above.
"Change of Control" means:

(a)
the Parent becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent, provided that for the purposes of this clause, any holding company whose only asset is the Capital Stock of the Parent will not itself be considered a "person" or "group";

(b)
following the Initial Public Offering of the Parent or any Holding Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the majority of the directors (excluding any employee representatives, if any) on the Board of Directors of the Parent or any Holding Company (together with any new directors whose election by the majority of such directors on such Board of Directors of the Parent or any Holding Company or whose nomination for election by shareholders of the Parent or any Holding Company, as applicable, was approved by a vote of the majority of such directors on the Board of Directors of the Parent or any Holding Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute the majority of the directors (excluding any employee representatives, if any) on the Board of Directors of the Parent or any Holding Company, then in office; or

(c)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all the assets of the Parent and its Restricted

Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.
"Collateral" means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Utilisations pursuant to the Transaction Security Documents.
"Commodity Hedging Agreements" means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.
"Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a)	Fixed Charges plus, to the extent not already included or added back, any costs associated with Hedging Obligations or derivatives;

(b)	Consolidated Income Taxes;

(c)	consolidated depreciation expense;

(d)	consolidated amortisation expense, including any amortisation of portfolio assets;

(e)
any expenses, charges or other costs related to any Equity Offering, Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, recapitalisation or the Incurrence of any Indebtedness permitted by this Agreement (in each case whether or not successful) (including any such fees, expenses or charges related to the Transactions), in each case, as determined in good faith by an Officer of the Parent;

(f)
any minority interest expense (whether paid or not) consisting of income attributable to minority equity interests of third parties in such period or any prior period or any net earnings, income or share of profit of any Associates, associated company or undertaking;

(g)
the amount of management, monitoring, consulting, employment and advisory fees and related expenses paid in such period to the Permitted Holders to the extent permitted by the covenant described in Section 6 (Limitation on Affiliate Transactions); and

(h)
other non-cash charges, write-downs or items reducing Consolidated Net Income (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period).

Notwithstanding the foregoing, the provision for taxes and the depreciation, amortisation, non-cash items, charges and write-downs of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income for the purposes of this definition.
"Consolidated Income Taxes" means Taxes or other payments, including deferred Taxes, based on income, profits or capital (including without limitation withholding Taxes) and Corporation Tax and franchise Taxes of any of the Parent and its Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any Governmental Authority.
"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (1) interest payable (whether in cash or capitalised) on Financial Indebtedness of such Person and its Restricted Subsidiaries for such period, plus (a) any amortisation of debt discount with respect to such Indebtedness and (b) any commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing or bank guarantees, but, in each case, excluding any expense associated with Subordinated Shareholder Funding less (2) interest income for such period.
"Consolidated Leverage" means the sum of the aggregate outstanding Financial Indebtedness of the Parent and its Restricted Subsidiaries as of the relevant date of calculation on a consolidated basis in accordance with IFRS.
"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Leverage at such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Parent are available; provided, however, that for the purposes of calculating Consolidated EBITDA for such period, if, as of such date of determination:

(a)
since the beginning of such period the Parent or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a "Sale") or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such a Sale, Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; provided that if any such Sale constitutes "discontinued operations" in accordance with the then applicable IFRS, Consolidated Net Income shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to such operations for such period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such period;

(b)
since the beginning of such period, the Parent or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a "Purchase"), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(c)
since the beginning of such period, any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Parent or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (a) or (b) above if made by the Parent or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For the purposes of this definition and the definitions of Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense, Consolidated Net Income and Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries, (a) calculations will be as determined in good faith by a responsible financial or accounting officer of the Parent (including in respect of synergies and cost savings) and (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period.
"Consolidated Net Income" means, for any period, the profit (loss) on ordinary activities after taxation of the Parent and its Restricted Subsidiaries determined on a consolidated basis on the basis of IFRS; provided, however, that there will not be included in such Consolidated Net Income:

(a)
subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Parent's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents (x) actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution or return on investment or (y) solely for the purpose of determining the amount available for Restricted Payments under paragraph (d)(z)(i) of Section 2.1 (Limitation on Restricted Payments) that could have been distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution or return on investment, as reasonably determined by an Officer of the Parent (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)
solely for the purpose of determining the amount available for Restricted Payments under paragraph (z)(i) of Section 2.1 (Limitation on Restricted Payments), any profit (loss) on ordinary activities after taxation of any Restricted Subsidiary (other than any Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent or a Guarantor by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to or permitted under this Agreement, the Existing Notes, the 2023 Cabot Notes, and the Existing Notes Indentures or the 2023 Cabot Notes Indenture,

and (c) restrictions specified under paragraph (k) in Section 4.2 (Limitation on Restrictions on Distributions from Restricted Subsidiaries))), except that the Parent's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c)
any net gain (or loss) realised upon the sale or other disposition of any asset or disposed operations of the Parent or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Parent);

(d)
any extraordinary, exceptional, unusual or nonrecurring gain, loss or charge (as determined in good faith by the Parent), or any charges or reserves in respect of any restructuring, redundancy or severance expense;

(e)	the cumulative effect of a change in accounting principles;

(f)
any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(g)
all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(h)
any unrealised gains or losses in respect of Hedging Obligations or any ineffectiveness recognised in earnings related to qualifying hedge transactions or the fair value of changes therein recognised in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(i)
any unrealised foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealised foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(j)
any unrealised foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent or any Restricted Subsidiary owing to the Parent or any Restricted Subsidiary;

(k)
any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by IFRS and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortisation or write-off of any amounts thereof (including any write-off of in process research and development);

(l)	any goodwill or other intangible asset impairment charge or write-off; and

(m)	the impact of capitalised, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding.
"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor"), including any obligation of such Person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligation; or

(ii)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Credit Facility" means, with respect to the Parent or any of its Subsidiaries, (1) the Facilities and (2) one or more debt facilities, indentures or other arrangements (including this Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended from time to time (whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under this Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (a) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (b) adding Subsidiaries of the Parent as additional borrowers or guarantors thereunder, (c) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof.
"Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.

"Designated Non-Cash Consideration" means the fair market value (as determined in good faith by the Parent) of non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under Section 5 (Limitation on Sales of Assets and Subsidiary Stock).
"Designated Preference Shares" means, with respect to the Parent or any Parent, Preferred Stock (other than Disqualified Stock) (1) that is issued for cash (other than to the Parent or a Subsidiary of the Parent or an employee stock ownership plan or trust established by the Parent or any such Subsidiary for the benefit of their employees to the extent funded by the Parent or such Subsidiary) and (2) that is designated as "Designated Preference Shares" pursuant to an Officer's Certificate of the Parent at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in paragraph (z)(ii) of Section 2.1 (Limitation on Restricted Payments).
"Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Parent having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Parent shall be deemed not to have such a financial interest solely by reason of such member's holding Capital Stock of the Parent or any Holding Company or any options, warrants or other rights in respect of such Capital Stock.
"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)	matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(b)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Parent or a Restricted Subsidiary); or

(c)
is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the 2023 Cabot Notes or (b) the date on which there are no 2023 Cabot Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with 2 (Limitation on Restricted Payments).
"Encore Capital" means Encore Capital Group, Inc. and any successor thereto (by merger, consolidation, transfer, conversion of legal form or otherwise).
"Equity Offering" means (x) a sale of Capital Stock of the Parent (other than Disqualified Stock or Designated Preference Shares and other than an Excluded Contribution) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale of Capital Stock or other securities of the Holding Company, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Parent or any of its Restricted Subsidiaries.
"ERC" means, for any date of calculation, the aggregate amount of estimated remaining collections projected to be received by the Parent and its Restricted Subsidiaries from all Right to Collect Accounts and all performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof owned by the Parent and its Restricted Subsidiaries (excluding, for the avoidance of doubt, any Trust Management Assets and any Right to Collect accounts, performing, sub-performing or charged-off accounts, cash and bank accounts or other similar assets or instruments which are (or will be) held on trust for a third party which is not the Parent or any Restricted Subsidiary) during the period of 84 months, as calculated by the Portfolio ERC Model, as at the last day of the month most recently ended prior to the date of calculation.
"Escrowed Proceeds" means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term "Escrowed Proceeds" shall include any interest earned on the amounts held in escrow.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
"Excluded Contribution" means Net Cash Proceeds or property or assets received by the Parent as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Parent after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any Subsidiary of the Parent for the benefit of its employees to the extent funded by the Parent or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preference Shares) of the Parent, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Parent.
"Existing 2020 Cabot Notes" means the £100 million aggregate principal amount of senior secured notes due 2020 issued by the Issuer on August 2, 2013 pursuant to the Existing 2020 Cabot Notes Indenture.

"Existing 2020 Cabot Notes Indenture" means the indenture, dated August 2, 2013, as supplemented by supplemental indentures dated March 14, 2014, May 14, 2014, May 28, 2015 and July 28, 2015 among the Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.
"Existing 2021 Cabot Fixed Rate Notes" means the £175 million aggregate principal amount of senior secured fixed rate notes due 2021 issued by the Issuer on March 27, 2014 pursuant to the Existing 2021 Cabot Fixed Rate Notes Indenture.
"Existing 2021 Cabot Fixed Rate Notes Indenture" means the indenture, dated March 27, 2014, as supplemented by supplemental indentures dated May 28, 2015 and July 28, 2015, among the Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.
"Existing 2021 Cabot Fixed Rate Notes Issue Date" means March 27, 2014.
"Existing 2021 Cabot Floating Rate Notes" means the EUR310 million aggregate principal amount of senior secured floating rate notes due 2021 issued by the Existing Floating Rate Notes Issuer on November 11, 2015 pursuant to the Existing 2021 Cabot Floating Rate Notes Indenture.
"Existing 2021 Cabot Floating Rate Notes Indenture" means the indenture, dated November 11, 2015, among the Existing Floating Rate Notes Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.
"Existing Cabot Floating Rate Notes Issuer" means Cabot Financial (Luxembourg) II S.A., a wholly owned subsidiary of Cabot Credit Management Group Limited, incorporated as a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B 201.268.
"Existing Notes" means, collectively, the Existing 2020 Cabot Notes, the Existing 2021 Cabot Fixed Rate Notes, the Existing 2021 Cabot Floating Rate Notes and the 2023 Cabot Notes.
"Existing Notes Indentures" means, collectively, the Existing 2020 Cabot Notes Indenture, the Existing 2021 Cabot Fixed Rate Notes Indenture, the Existing 2021 Cabot Floating Rate Notes Indenture and the 2023 Cabot Notes Indenture.
"Existing Proceeds Loans" means the loans of the proceeds of the Existing Notes pursuant to the Existing Proceeds Loan Agreements.
"Existing Proceeds Loan Agreements" means (i) that certain loan agreement made as of August 2, 2013 by and between Cabot Financial (UK) Limited, as borrower, and the Issuer, as lender, (ii) that certain loan agreement made as of March 27, 2014 by and between Holdings, as borrower, and the Issuer, as lender, and (iii) that certain loan agreement made as of November 11, 2015 by and between Cabot Financial (Treasury) Ireland Limited, as borrower, and the Existing Cabot Floating Rate Notes Issuer, as lender.
"fair market value" except as otherwise stated herein, may be conclusively established by means of an Officer's Certificate or a resolution of the Board of Directors of the Parent setting out such fair market value as determined by such Officer or such Board of Directors in good faith.
"Financial Indebtedness" means any Indebtedness described under clauses (a), (b), (d), (e), (f) and (g) of the definition of "Indebtedness."
"Fixed Charge Coverage Ratio" means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recently completed four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person and its Restricted Subsidiaries for such four consecutive fiscal quarters. In the event that the Parent or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than, in the case of redemption, defeasance, retirement or extinguishment, Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (1) any Indebtedness incurred on the Fixed Charge Coverage Ratio Calculation Date pursuant to the provisions described in Section 1.2 (Limitation on Indebtedness) or (2) the discharge on the Fixed Charge Coverage Ratio Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to the provisions described in Section 1.2 (Limitations on Indebtedness).
For purposes of making the computation referred to above, any Investment, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations that have been made by the Parent or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed or discontinued any operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed or discontinued operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Parent (including synergies and cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalised Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalised Lease Obligation in accordance with IFRS. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent may designate.
"Fixed Charges" means, with respect to any Person for any period, the sum without duplication, of:

(a)	Consolidated Interest Expense of such Person for such period;

(b)	all cash and non-cash dividends or other distributions payable (excluding items eliminated in consolidation) on any series of Preferred Stock during such period;

(c)	all cash and non-cash dividends or other distributions payable (excluding items eliminated in consolidation) on any series of Disqualified Stock during this period; and

(d)
any interest expense on Indebtedness of another person that is guaranteed by such Person or its Restricted Subsidiaries or secured by a Lien on assets of such Person or its Restricted Subsidiaries, but only to the extent such guarantee or Lien is called upon;

determined on a consolidated basis in accordance with IFRS.
"Governmental Authority" means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.
"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)
entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement (each, a "Hedging Agreement").
"Holding Company" means any Person of which the Parent at any time is or becomes a Subsidiary after the Issue Date (including Cabot Credit Management Limited) and any holding companies established by any Permitted Holder for purposes of holding its investment in any Holding Company.
"Holdings" means Cabot Credit Management Group Limited (formerly Cabot Financial Holdings Group Limited), a limited liability company organised under the laws of England and Wales and its successors and assigns.
"IFRS" means the International Financial Reporting Standards (formerly, International Accounting Standards) endorsed from time to time by the European Union or any variation thereof with which the Parent or its Restricted Subsidiaries are, or may be, required to comply; provided that at any date after the Issue Date the Parent may make an irrevocable election to establish that "IFRS" shall mean IFRS as in effect on a date that is on or prior to the date of such election. The Parent shall give notice of any such election to the Agent. Except as otherwise set forth in this Agreement, all ratios and calculations based on IFRS contained in this Agreement shall be computed in accordance with IFRS.
"Incur" means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and any Indebtedness pursuant to any revolving credit or similar facility shall only be deemed to be Incurred at the time any funds are borrowed thereunder.
"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of indebtedness of such Person for borrowed money;

(b)	the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)
all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(d)	Capitalised Lease Obligations of such Person;

(e)
the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary (other than the Luxembourg Guarantors), any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Parent) and (b) the amount of such Indebtedness of such other Persons;

(g)	Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(h)
to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term "Indebtedness" shall not include Subordinated Shareholder Funding or any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under IFRS as in effect on the Issue Date, any asset retirement obligations, prepayments or deposits received from clients or customers, in each case, in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.
The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Schedule 14, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clauses (e), (f) or (h) above) shall be (a) in the case of any Indebtedness issued with original issue discount, the amount in respect thereof that would appear on the balance sheet of such Person in accordance with IFRS and (b) the principal amount of the Indebtedness, in the case of any other Indebtedness.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)
in connection with the purchase by the Parent or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(iii)
for the avoidance of doubt, any obligations in respect of workers' compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; or

(iv)
Indebtedness of a Trust Management SPV where the proceeds of such Indebtedness are used to finance the purchase of assets to be held in such trust; provided that the incurrence of such Indebtedness is without recourse and contains no obligation on the Parent or any other Restricted Subsidiary or any of their assets in any way.

"Independent Financial Advisor" means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Parent.
"Initial Public Offering" means an Equity Offering of common stock or other common equity interests of the Parent or any Holding Company or any successor of the Parent or any Holding Company (the "IPO Entity") following which there is a Public Market and, as a result of which, the shares of common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognised exchange or traded on an internationally recognised market.
"Intercreditor Agreements" means each of the Intercreditor Agreement and the Marlin Intercreditor Agreement.
"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or a beneficiary.
"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any purchase of Underlying Portfolio Assets, any Right to Collect Accounts or any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of IFRS; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Parent or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Parent or any Restricted Subsidiary in

such Person remaining after giving effect thereto will be deemed to be a new Investment at such time equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in Section 2.4 (Limitation on Restricted Payments).
For purposes of Section 2 (Limitation on Restricted Payments):

(a)
"Investment" will include the portion (proportionate to the Parent's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Parent in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(b)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Parent.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Parent's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.
"Investment Grade Securities" means:

(a)	securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)
securities issued or directly and fully guaranteed or insured by a member of the European Union (other than Greece and Portugal), or any agency or instrumentality thereof (other than Cash Equivalents);

(c)
debt securities or debt instruments with a rating of "A–" or higher from S&P or "A3" or higher by Moody's or the equivalent of such rating by such rating organisation or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Parent and its Subsidiaries; and

(d)
investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

"Investment Grade Status" shall occur when the 2023 Cabot Notes (or any Permitted Financial Indebtedness issued by a member of the Restricted Group to refinance or replace the 2023 Cabot Notes or in exchange for the 2023 Cabot Notes) receive both of the following:

(a)	a rating of "BBB–" or higher from S&P; and

(b)	a rating of "Baa3" or higher from Moody's;
or the equivalent of such ratings by either such rating organisations or, if no rating of Moody's or S&P then exists, the equivalent of such applicable rating by any other Nationally Recognized Statistical Rating Organization.
"IPO Entity" has the meaning given to it in the definition of "Initial Public Offering".
"IPO Market Capitalisation" means an amount equal to (1) the total number of issued and outstanding shares of common stock or common equity interests of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (2) the price per share at which such shares of common stock or common equity interest are sold in such Initial Public Offering.
"Issue Date" means October 6, 2016.
"Issuer" means Cabot Financial (Luxembourg) S.A.
"J.C. Flowers" means the investment funds managed and advised by J.C. Flowers & Co. LLC or when otherwise indicated or when the context otherwise requires, J.C. Flowers & Co. LLC in its own right.
"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
"LTV Ratio" means, in respect of any date of calculation, the aggregate Secured Indebtedness of the Parent and its Restricted Subsidiaries less cash and Cash Equivalents (other than cash or Cash Equivalents in an amount equal to amounts collected by the Parent and its Restricted Subsidiaries on behalf of third-party clients and held by the Parent and its Restricted Subsidiaries as of such date and cash and Cash Equivalents that constitute Trust Management Assets or are held on trust for a beneficiary which is not the Parent or a Restricted Subsidiary) as of such date, divided by ERC; provided that ERC shall be adjusted to give effect to purchases or disposals of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) made since the last measurement date and prior to such date of calculation, on the basis of estimates made on a pro forma basis by management acting in good faith. In determining the LTV Ratio in connection with the Incurrence of Indebtedness and the granting of a Lien, the LTV Ratio shall be determined on a pro forma basis for the relevant transaction and the use of proceeds of such Indebtedness; provided that no cash or Cash Equivalents shall be included in the calculation of the pro forma LTV Ratio that are, or are derived from, the proceeds of Indebtedness in respect of which the pro forma calculation is to be made, except, for the avoidance of doubt, to the extent cash or Cash Equivalents will be expended in a transaction to which pro forma effect is given; provided further that any cash and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries from the issuance or sale of its Capital Stock, Subordinated Shareholder Funding or other capital contributions subsequent to the Issue Date shall (to the extent they are taken into account in determining the amount available for Restricted Payments under such clauses) be excluded for purposes of making Restricted Payments and Permitted Payments, as applicable, under paragraphs (d)(z)(ii) and (d)(z)(iii) of Section 2.1 (Limitation on Restricted Payments) and paragraphs (a) and (m) of Section 2.3 (Limitation on Restricted Payments) to the extent such Cash and Cash Equivalents are included in the calculation of the LTV Ratio.
"Management Advances" means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Parent, any Holding Company or any Restricted Subsidiary:

(a)	in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business;

(b)	in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(c)	not exceeding £0.5 million in the aggregate outstanding at any time.
"Management Investors" means the officers, directors, employees and other members of the management of or consultants to any Holding Company, the Parent or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent, any Restricted Subsidiary or any Holding Company.
"Market Capitalisation" means an amount equal to (1) the total number of issued and outstanding shares of common stock or common equity interests of the IPO Entity on the date of the declaration of the relevant dividend multiplied by (2) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.
"Marlin Intercreditor Agreement" means the intercreditor agreement originally dated 25 July 2013 as amended and restated on 19 February 2014 and as amended and restated from time to time between, amongst others, the Marlin Issuer, the trustee in respect of the Marlin Notes and the other entities specified therein.
"Marlin Issuer" means Marlin Intermediate Holdings plc, a public limited company incorporated under the laws of England and Wales.
"Moody's" means Moody's Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
"Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.
"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under IFRS (after taking into account any available tax credits or deductions), as a consequence of such Asset Disposition;

(b)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which are required by applicable law to be repaid out of the proceeds from such Asset Disposition;

(c)
all distributions and other payments required to be made to minority interest holders (other than any Holding Company, the Parent or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d)
the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of IFRS, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions).
"Officer" means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, any director or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an "Officer" for the purposes of the Existing Notes Indentures or the 2023 Cabot Notes Indenture by the Board of Directors of such Person.
"Officer's Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person.
"Opinion of Counsel" means a written opinion from legal counsel reasonably satisfactory to the Agent. The counsel may be an employee of or counsel to the Parent or its Subsidiaries.
"Parent Expenses" means:

(a)
costs (including all professional fees and expenses) Incurred by any Holding Company in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the 2023 Cabot Notes Indenture, the Existing Notes Indentures or any other agreement or instrument relating to Indebtedness of the Parent or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(b)
customary indemnification obligations of any Holding Company owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Parent and its Subsidiaries;

(c)	obligations of any Holding Company in respect of director and officer insurance (including premiums therefor) to the extent relating to the Parent and its Subsidiaries;

(d)
(a) general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Holding Company related to the ownership or operation of the business of the Parent or any of its Restricted Subsidiaries (including, without limitation, accounting, legal, corporate reporting, and administrative expenses as well as payments made pursuant to secondment, employment or similar agreements entered into between the Parent and/or any of its Restricted Subsidiaries and/or any Holding Company or any employee thereof) or (b) costs and expenses with respect to any litigation or other dispute relating to the Transactions or the ownership, directly or indirectly, of the Issuer by any Holding Company;

(e)	other fees, expenses and costs relating directly or indirectly to activities of the Parent and its Subsidiaries in an amount not to exceed £1.5 million in any fiscal year; and

(f)	expenses Incurred by any Holding Company in connection with any Public Offering or other sale of Capital Stock or Indebtedness:

(i)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Parent or a Restricted Subsidiary,

(ii)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(iii)
otherwise on an interim basis prior to completion of such offering so long as any Holding Company shall cause the amount of such expenses to be repaid to the Parent or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

(g)
any income taxes, to the extent such income taxes are attributable to the income of the Parent and its Restricted Subsidiaries and, to the extent of the amount actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries.

"Pari Passu Indebtedness" means Indebtedness of the Parent, the Issuer, the Marlin Issuer or any Guarantor (other than Indebtedness of the Parent pursuant to this Agreement and Priority Hedging Obligations) if such Indebtedness ranks equally in right of payment to the Notes and the Note Guarantees (as defined in the Existing Notes Indentures and the 2023 Cabot Notes

Indenture) which, in each case, is secured by Liens on the Collateral, including the Existing Notes.
"Permitted Asset Swap" means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents or Temporary Cash Investments between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the covenant described under Section 5 (Limitation on Sales of Assets and Subsidiary Stock).
"Permitted Collateral Liens" means (A) Liens on the Collateral described in one or more of clauses (b), (c), (d), (e), (f), (h), (i), (j), (k), (l), (m), (n), (r), (s), (t), (u), (v), (w) and (y) of the definition of "Permitted Liens", (B) Liens on the Collateral to secure Indebtedness of the Parent or a Restricted Subsidiary that is permitted to be Incurred under paragraphs (a), (b) (in the case of paragraph (b), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of "Permitted Collateral Liens"), (d)(i) and (iii) (if the original Indebtedness was so secured), (f) or (k) of Section 1.2 (Limitation on Indebtedness); provided, however, that such Lien ranks equal to (including with respect to the application of proceeds from any realisation or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees (each as defined in the Existing Notes Indentures and the 2023 Cabot Notes Indenture) (except that a Lien in favour of Indebtedness incurred under paragraph (a) of Section 1.2 (Limitation on Indebtedness) and a Lien in favour of Priority Hedging Obligations may have super priority in respect of the application of proceeds from any realisation or enforcement of the Collateral on terms not materially less favourable to the Holders than that accorded to this Agreement on the Issue Date as provided in the Intercreditor Agreements as in effect on the Issue Date), subject always to the terms of this Agreement, (C) Liens on the Collateral securing Indebtedness incurred under Section 1.1 (Limitations on Indebtedness); provided that, in the case of this clause (C), after giving effect to such incurrence on that date, the LTV Ratio is less than 0.725 and (y) any such Lien ranks equal to (including with respect to the application of proceeds from any realisation or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees (as defined in the Existing Notes Indentures and the 2023 Cabot Notes Indenture), or (D) Liens on Collateral securing Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the foregoing clauses (A), (B) and (C); provided that any such Lien ranks equal to (including with respect to the application of proceeds from any realisation or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees (as defined in the Existing Notes Indentures and the 2023 Cabot Notes Indenture) (except as otherwise permitted in clause (B)). To the extent that a Lien on the Collateral consists of a mortgage over any real estate located in the United Kingdom, it shall constitute a Permitted Collateral Lien only to the extent that a mortgage ranking at least pari passu is granted in favour of the Security Agent for the benefit of the Finance Parties.
"Permitted Holders" means, collectively, (1) any one or more Persons whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of each Existing Notes Indenture and the 2023 Cabot Notes Indenture, (2) J.C. Flowers and any funds controlled or advised by J.C. Flowers and any Affiliate or Related Persons thereof, (3) Senior Management, (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Parent, acting in such capacity, and (5) Encore Capital and any Affiliate thereof. Any person or group that includes a Permitted Holder shall also be deemed to be a Permitted Holder, provided that Permitted Holders as defined in clauses (1), (2), (3) and (5) above retain exclusive beneficial ownership and control of at least 50.1% of the total voting power of the Voting Stock of the Parent beneficially owned by any group that becomes a Permitted Holder at any time as a result of the application of this sentence (without giving effect to the existence of such group or any other group).
"Permitted Investment" means (in each case, by the Parent or any of its Restricted Subsidiaries):

(a)
Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Parent or (b) a Person (including the Capital Stock of any such Person) that is engaged in any Similar Business and such Person will, upon the making of such Investment, become a Restricted Subsidiary;

(b)
Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary;

(c)	Investments in cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(d)	Investments in Receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business;

(e)
Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)	Management Advances;

(g)
Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganisation or similar arrangement including upon the bankruptcy or insolvency of a debtor;

(h)
Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition, in each case, that was made in compliance with Section 4.10;

(i)
Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date , and any extension, modification or renewal of such Investment, provided that the amount of the Investment may be increased as required by the terms of the Investment as in existence on the Issue Date;

(j)
Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 1 (Limitation on Indebtedness);

(k)
Investments, taken together with all other Investments made pursuant to this clause (a) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of 4.5% of Total Assets and £60.0 million; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 2 (Limitation on Restricted Payments), such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) of the definition of "Permitted Investments" and not this clause;

(l)
pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under Section 3 (Limitation on Liens);

(m)	any Investment to the extent made using Capital Stock of the Parent (other than Disqualified Stock) or Capital Stock of any Holding Company as consideration;

(n)
any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Sections 6.2 and 6.3 (Limitation on Affiliate Transactions) (except those described in paragraphs (a), (c), (f), (h), (i) and (l) of Section 6.3);

(o)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with this Agreement;

(p)	Guarantees not prohibited by Section 1 (Limitation on Indebtedness) and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(q)
Investments in Associates or Unrestricted Subsidiaries in an aggregate amount when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding not to exceed the greater of 3.0% of Total Assets and £40.0 million;

(r)
Investments in the Notes, the Existing Notes and any Additional Notes (as defined in the Existing Notes Indentures and the 2023 Cabot Notes Indenture) and Investments pursuant to the Proceeds Loan and the Existing Proceeds Loans; and

(s)
Investments acquired after the Issue Date as a result of the acquisition by the Parent or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 7 (Merger and Consolidation) to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation.

"Permitted Liens" means, with respect to any Person:

(a)	Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(b)
pledges, deposits or Liens under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested Taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(c)
Liens imposed by law, including carriers', warehousemen's, mechanics', landlords', materialmen's and repairmen's or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(d)
Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to IFRS have been made in respect thereof;

(e)
Liens in favour of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers' acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Parent or any Restricted Subsidiary in the ordinary course of its business;

(f)
encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Parent and its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent and its Restricted Subsidiaries;

(g)	Liens on assets or property of the Parent or any Restricted Subsidiary securing Hedging Obligations permitted under this Agreement;

(h)	leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(i)
Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(j)
Liens on assets or property of the Parent or any Restricted Subsidiary for the purpose of securing Capitalised Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and (b) any such Lien may not extend to any assets or property of the Parent or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property;

(k)
Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

(l)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business;

(m)	Liens existing on, or provided for or required to be granted under written agreements existing on, the Issue Date;

(n)
Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Parent or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Parent or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens do not extend to or cover any property or assets of the Parent and its Restricted Subsidiaries other than (a) the property or assets acquired or (b) the property or assets of the person acquired, merged with or into or consolidated or combined with the Parent or a Restricted Subsidiary;

(o)
Liens on assets or property of the Parent or any Restricted Subsidiary securing Indebtedness or other obligations of the Parent or such Restricted Subsidiary owing to the Parent or another Restricted Subsidiary, or Liens in favour of the Parent or any Restricted Subsidiary;

(p)
Liens (other than Permitted Collateral Liens) securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Schedule 14; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(q)	any interest or title of a lessor under any Capitalised Lease Obligation or operating lease;

(r)
(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Parent or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(s)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(t)
Liens on property or assets under construction (and related rights) in favour of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(u)
Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(v)
Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or liens over cash accounts securing cash pooling arrangements;

(w)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x)	Liens which do not exceed £20.0 million at any one time outstanding;

(y)	Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(z)	Liens securing Permitted Purchase Obligations, provided that any such Lien is only over the assets and Capital Stock of the relevant Permitted Purchase Obligations SPV;

(aa)
Liens on Right to Collect Accounts, performing accounts, sub-performing accounts, charged-off accounts, cash and bank accounts, loans, receivables, mortgages, debentures, claims or other similar assets or instruments held on trust for third parties; and

(bb)	Liens on Trust Management Assets; provided that such Liens do not secure any Indebtedness of the Parent or any Restricted Subsidiary other than a Trust Management SPV.
"Permitted Purchase Obligations" means any Indebtedness Incurred by a Permitted Purchase Obligations SPV to finance or refinance the acquisition of performing, sub‑performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) purchased by such Permitted Purchase Obligations SPV, whether directly or through the acquisition of the Capital Stock of any Person owning such assets or otherwise, in an aggregate principal amount not exceeding at the time of the incurrence of such Permitted Purchase Obligations, together with any other Indebtedness incurred pursuant to paragraph (l) of Section 1.2 (Limitation on Indebtedness) and then outstanding, 20.0% of the ERC calculated in good faith on a pro forma basis by management as of the date of purchase of such performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or such portfolios (including through the use of Right to Collect Accounts), provided that:

(a)
except for the granting of a Lien described in clause (z) of the definition of "Permitted Liens," no portion of any Permitted Purchase Obligations or any other obligations (contingent or otherwise) of the applicable Permitted Purchase Obligations SPV (a) is guaranteed by the Parent or any other Restricted Subsidiary, (b) is recourse to or obligates the Parent or any other Restricted Subsidiary in any way, or (c) subjects any property or asset of the Parent or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(b)
neither the Parent nor any other Restricted Subsidiary has any obligation to maintain or preserve the applicable Permitted Purchase Obligations SPV's financial condition or cause such entity to achieve certain levels of operating results, and

(c)	such Permitted Purchase Obligation is secured (if at all) only over the assets of and Capital Stock of the relevant Permitted Purchase Obligations SPV.
"Permitted Purchase Obligations SPV" means a Wholly Owned Restricted Subsidiary (1) which engages in no activities other than the acquisition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims, or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts), the Incurrence of Permitted Purchase Obligations to finance such acquisition and any business or activities incidental or related to such business and is set up in connection with the Incurrence of Permitted Purchase Obligations, (2) to which the Parent or any Restricted Subsidiary contributes, loans or otherwise transfers no amounts in excess of amounts required, after giving effect to the Incurrence of Permitted Purchase Obligations, to consummate the relevant purchase of assets and amounts required for incidental expenses, costs and fees for the set-up and continuing operations of such Permitted Purchase Obligations SPV, and (3) all the Capital Stock of which is held by a Wholly Owned Restricted Subsidiary which holds no other material assets.
"Person" means any individual, corporation, partnership, joint venture, association, joint‑stock company, trust, unincorporated organisation, limited liability company, government or any agency or political subdivision thereof or any other entity.
"Portfolio ERC Model" means the models and methodologies that the Parent uses to calculate the value of its loan portfolios and those of its Subsidiaries, consistently with its most recent audited financial statements as of such date of determination.
"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"Priority Hedging Obligations" means designated Hedging Obligations in an aggregate amount outstanding at any time of up to £20.0 million.
"Proceeds Loan" means the loan of the proceeds of the 2023 Cabot Notes pursuant to the Proceeds Loan Agreement and all loans directly or indirectly replacing or refinancing such loan or any portion thereof.
"Proceeds Loan Agreement" means that certain loan agreement made as of the Issue Date by and between the Original Borrower, as borrower, and Cabot Financial (Luxembourg) S.A., as lender.
"Public Debt" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional and other investors, in each case, that are not Affiliates of the Parent, in accordance with Section 4(2) of and/or Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.
"Public Market" means any time after:

(a)	an Equity Offering has been consummated; and

(b)
shares of common stock or other common equity interests of the IPO Entity having a market value in excess of £50 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.

"Public Offering" means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include an offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).
"Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
"Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined on the basis of IFRS.
"refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Schedule 14 shall have a correlative meaning.
"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this

Agreement (including Indebtedness of the Parent that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Parent or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a)
if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the Termination Date;

(b)
such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(c)
if the Indebtedness being refinanced is expressly subordinated to the Utilisation, such Refinancing Indebtedness is subordinated to the Utilisation on terms at least as favourable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, provided, however, that Refinancing Indebtedness shall not include Indebtedness of the Parent or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred within 120 days after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.
"Regulation S" means Regulation S promulgated under the Securities Act.
"Related Person" with respect to any Person, means:

(a)	any controlling equity holder or Subsidiary of such Person; or

(b)
in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individuals and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(c)
any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, shareholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein; or

(d)	in the case of J.C. Flowers, any investment fund or vehicle managed, sponsored or advised by such Person or any successor thereto, or by any Affiliate of such Person or any such successor.

"Related Taxes" means:

(a)
any Taxes (other than (x) Taxes measured by gross or net income, receipts or profits and (y) withholding Taxes), required to be paid (provided such Taxes are in fact paid) by any Holding Company by virtue of its:

(i)
being organised or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Parent or any of the Parent's Subsidiaries);

(ii)	issuing or holding Subordinated Shareholder Funding; or

(iii)	being a holding company parent, directly or indirectly, of the Parent or any of the Parent's Subsidiaries;

(b)
if and for so long as the Parent is a member of a group filing a consolidated or combined tax return with any Holding Company, any consolidated or combined Taxes measured by income for which such Holding Company is liable up to an amount not to exceed the amount of any such Taxes that the Parent and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Parent and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Parent and its Subsidiaries; provided that distributions shall be permitted in respect of the income of an Unrestricted Subsidiary only to the extent such Unrestricted Subsidiary distributed cash for such purpose to the Parent or its Restricted Subsidiaries.

"Restricted Investment" means any Investment other than a Permitted Investment.
"Restricted Subsidiary" means any Subsidiary of the Parent other than an Unrestricted Subsidiary.
"Reversion Date" means, after the Notes (or any Permitted Financial Indebtedness issued by a member of the Restricted Group to refinance or replace the Notes or in exchange for the Notes) have achieved Investment Grade Status, the date, if any, that such Notes (or any such Permitted Financial Indebtedness issued by a member of the Restricted Group to refinance or replace such Notes or in exchange for such Notes) shall cease to have such Investment Grade Status.
"Right to Collect Account" means a performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument that is owned by a Person that is not the Parent or one of its Restricted Subsidiaries (a "Third Party") and in respect of which (1) such Third Party is unable or unwilling to dispose of the relevant performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument to the Parent or a Restricted Subsidiary; and (2) the Parent or a Restricted Subsidiary is entitled to collect and retain substantially all of the amounts due under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument or to receive amounts equivalent thereto.
"Rule 144A" means Rule 144A promulgated under the Securities Act.
"SEC" means the U.S. Securities and Exchange Commission.

"S&P" means Standard & Poor's Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
"Secured Indebtedness" means any Indebtedness secured by a Lien (other than Indebtedness Incurred pursuant to paragraphs (c), (f), (h), (i), (j) or (n) of Section 1.2 (Limitation on Indebtedness)..
"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
"Senior Management" means any previous or current officers, directors, and other members of senior management of the Parent or any of its Subsidiaries, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Parent or any Holding Company.
"Similar Business" means (1) any businesses, services or activities engaged in by the Parent or any of its Subsidiaries or any Associates on the Issue Date and (2) any businesses, services and activities engaged in by the Parent or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
"Sterling Equivalent" means, with respect to any monetary amount in a currency other than sterling, at any time of determination thereof by the Parent or the Agent, the amount of sterling obtained by converting such currency other than sterling involved in such computation into sterling at the spot rate for the purchase of sterling with the applicable currency other than sterling as published in The Financial Times in the "Currency Rates" section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Parent) on the date of such determination.
"Subordinated Indebtedness" means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Utilisations pursuant to a written agreement (which, for the avoidance of doubt, will not include the Notes or any Pari Passu Indebtedness).

"Subordinated Shareholder Funding" means any funds provided to the Parent by any Holding Company, any Affiliate of any Holding Company or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by a Holding Company or a Permitted Holder, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:

(a)
does not mature or require any amortisation, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Parent or any funding meeting the requirements of this definition);

(b)	does not require, prior to the first anniversary of the Termination Date, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(c)
contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the Termination Date;

(d)	does not provide for or require any security interest or encumbrance over any asset of the Parent or any of its Subsidiaries; and

(e)
pursuant to its terms is fully subordinated and junior in right of payment to the Utilisations pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding, provided, further, however, that upon the occurrence of any event or circumstance that results in such Indebtedness ceasing to qualify as Subordinated Shareholder Funding, such Indebtedness shall constitute an Incurrence of such Indebtedness by the Parent, and any and all Restricted Payments made through the use of the Net Cash Proceeds from the Incurrence of such Indebtedness since the date of the original issuance of such Subordinated Shareholder Funding shall constitute new Restricted Payments that are deemed to have been made after the date of the original issuance of such Subordinated Shareholder Funding.

"Subsidiary" means, with respect to any Person:

(a)
any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)	any partnership, joint venture, limited liability company or similar entity of which:

(i)
more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other

Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
"Subsidiary Guarantor" means a Restricted Subsidiary of the Parent (other than Holdings and any Luxembourg Guarantor) that guarantees the Utilisations.
"Taxes" means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
"Temporary Cash Investments" means any of the following:

(a)	any investment in

(i)
direct obligations of, or obligations Guaranteed by, (i) the United States of America or Canada, (ii) the United Kingdom, (iii) any European Union member state (other than Greece and Portugal), (iv) Switzerland or Norway, (v) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Parent or a Restricted Subsidiary in that country with such funds or (vi) any agency or instrumentality of any such country or member state, or

(ii)
direct obligations of any country recognised by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organisation or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(b)
overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:

(i)	any lender under this Agreement,

(ii)	any institution authorised to operate as a bank in any of the countries or member states referred to in clause (a)(i) above, or

(iii)
any bank or trust company organised under the laws of any such country or member state or any political subdivision thereof, in each case, having capital and surplus aggregating in excess of £250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least "A-" by S&P or "A-3" by Moody's (or, in either case, the equivalent of such rating by such organisation or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(c)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) above entered into with a Person meeting the qualifications described in clause (b) above;

(d)
Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Parent or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organisation or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(e)
Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, any European Union member state (other than Greece and Portugal) or Switzerland, Norway or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least "BBB-" by S&P or "Baa3" by Moody's (or, in either case, the equivalent of such rating by such organisation or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(f)
bills of exchange issued in the United States, Canada, the United Kingdom, a member state of the European Union (other than Greece and Portugal), Switzerland, Norway or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialised equivalent);

(g)
any money market deposit accounts issued or offered by a commercial bank organised under the laws of a country that is a member of the Organisation for Economic Co‑operation and Development, in each case, having capital and surplus in excess of £250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least "A" by S&P or "A2" by Moody's (or, in either case, the equivalent of such rating by such organisation or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(h)
investment funds investing 95% of their assets in securities of the type described in clauses (a) through (g) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution); and

(i)	investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the U.S. Investment Company Act of 1940, as amended.
"Total Assets" means the consolidated total assets of the Parent and its Restricted Subsidiaries in accordance with IFRS as shown on the most recent balance sheet of such Person.
"Transactions" means the issuance of the 2023 Cabot Notes and the use of proceeds thereof to partially repay amounts outstanding under this Agreement and to pay transaction fees and expenses, each as described in the "Use of proceeds" section of the Offering Memorandum, and the entry into the Finance Documents.

"Trust Management Assets" means Right to Collect Accounts, performing accounts, sub‑performing accounts, charged-off accounts, loans, receivables, mortgages, debentures, claims, cash and bank accounts or other similar assets or instruments held by a Trust Management SPV on trust for a beneficiary which is not the Parent or a Restricted Subsidiary.
"Trust Management SPV" means a Restricted Subsidiary whose purpose is managing Trust Management Assets and other activities necessary or ancillary to managing Trust Management Assets, including as necessary to fulfill any obligations or duty of the Trust Management SPV as a trustee.
"Underlying Portfolio Assets"’ means performing, sub-performing or charged-off account, loans, receivables, mortgages, debentures or claims or other similar assets or instruments (in each case, however pooled, aggregated, fractionally owned or contractually divided).
"UK Government Obligations" means direct obligations of, or obligations guaranteed by, the United Kingdom, and the payment of which the United Kingdom pledges its full faith and credit.
"Uniform Commercial Code" means the New York Uniform Commercial Code.
"Unrestricted Subsidiary" means:

(a)
any Subsidiary of the Parent (other than any Luxembourg Guarantor and Holdings) that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent in the manner provided below); and

(b)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Parent may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), other than any Luxembourg Guarantor and Holdings, to be an Unrestricted Subsidiary only if:

(i)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Parent or any other Subsidiary of the Parent which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(ii)	such designation and the Investment of the Parent in such Subsidiary complies with Section 2 (Limitations on Restricted Payments).
Any such designation by the Board of Directors of the Parent shall be evidenced to the Agent by filing with the Agent a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing conditions.
The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2)(x) the Parent could Incur at least £1.00 of additional Indebtedness under Section 1.1 (Limitation on Indebtedness) or (y) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would not be worse than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be evidenced to the Agent by promptly filing with the Agent a copy of the resolution of the Board of Directors giving effect to such designation or an Officer's Certificate certifying that such designation complied with the foregoing provisions.
"U.S. Person" means a U.S. Person as defined in Rule 902.
"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
"Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of the Parent, all the Voting Stock of which (other than directors' qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Parent or another Wholly Owned Restricted Subsidiary) is owned by the Parent or another Wholly Owned Restricted Subsidiary.
"Working Capital Intercompany Loan" means any loan to or by the Parent or any of its Restricted Subsidiaries to or from the Parent or any of its Restricted Subsidiaries from time to time (1) for purposes of consolidated cash and tax management and working capital management and (2) for a duration of less than one year.

SCHEDULE 15
FORM OF INCREASE CONFIRMATION

To:	[•] as Agent, [•] as Security Agent, [•] as Issuing Bank and [•] as Parent, for and on behalf of each Obligor
From:    [the Increase Lender] (the "Increase Lender")
Dated:    [•]
Cabot Financial (UK) Limited £385,000,000 Revolving Facility Agreement
originally dated 20 September 2012, as amended and/or restated from time to time (the "Facility Agreement")

1.
We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This agreement (the "Agreement") shall take effect as an Increase Confirmation for the purpose of the Facility Agreement and as a Creditor/Agent Accession Undertaking (as defined in and) for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facility Agreement.

3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the [Tranche 1 Commitment]/ Tranche 2 Commitment]/ [Tranche 3 Commitment] specified in the Schedule (the "Relevant Commitment") as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "Increase Date") is [?].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Creditor.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 38.2 (Addresses) are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8.	The Increase Lender confirms that it is not a Sponsor Affiliate.

9.	The Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]; and

10.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

11.
[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by UK borrowers is generally subject to full exemption from UK withholding tax and request that the Parent notify:

(a)	each UK Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which is a UK Borrower and which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to this Agreement.

12.	[The Increase Lender confirms that it [is]/[is not]* a Non-Acceptable L/C Lender.]**

13.	We refer to clause 20.13 (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement:
In consideration of the Increase Lender being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

14.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

16.	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:    The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]
By:
This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent and the Issuing Bank, [and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent*] and the Increase Date is confirmed as [•].

Agent	Issuing Bank
By:	By:

[Security Agent
By: *]

SCHEDULE 16
AGREED SECURITY PRINCIPLES

1.	SECURITY PRINCIPLES

(a)	The guarantees and security to be provided in connection with the proposed transactions will be given in accordance with the security principles set out herein (the "Agreed Security Principles").

(b)
The Agreed Security Principles embody recognition by all parties that there may be certain legal and practical difficulties in obtaining security and guarantees from all proposed grantors of security and guarantees (the "Grantors") in every jurisdiction in which the Grantors are incorporated. In particular:

(i)
general statutory limitations, capital maintenance, financial assistance, corporate benefit, fraudulent preference, "thin capitalisation" rules, retention of title claims and similar principles may limit the ability of a Grantor to provide guarantees or security or may require that the guarantee or security be limited by an amount or otherwise. The Parent will use reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to each Grantor. Limitation language will be included in respect of all guarantees and security documents limiting the liability under the guarantees and the enforceability of the security as required or customary under applicable law;

(ii)
the security and extent of its perfection will be agreed taking into account the cost to the Restricted Group of providing security so as to ensure that it is proportionate to the benefit accruing to the Secured Parties (as defined in the Intercreditor Agreement);

(iii)
any assets subject to third party arrangements which are not prohibited by the Debt Documents (as defined in the Intercreditor Agreement) and which prevent those assets from being granted as security will be excluded in any relevant Transaction Security Document provided that reasonable endeavours to obtain consent to grant security interests over any such assets shall be used by the relevant Grantor if the relevant asset is material, and provided further that when making a Permitted Acquisition referred to in paragraph (v) of that definition no member of the Restricted Group shall enter into any agreement or undertaking at the time of such acquisition with a minority shareholder that prevents those assets from being granted as security as contemplated in that paragraph (v);

(iv)
Grantors will not be required to give guarantees or enter into Transaction Security Documents to the extent that it would conflict with the fiduciary duties of their directors or officers or contravene any legal or regulatory prohibition or result in a risk of personal or criminal liability on the part of any director or officer;

(v)	perfection of Security, when required pursuant to these Agreed Security Principles, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Transaction Security Documents or (if earlier or to the extent no such time periods are specified in the Transaction Security Documents) within the time periods specified by applicable law in order to ensure due perfection. The perfection of Security granted will not be required if it would have an unreasonable adverse effect on the ability of the relevant Grantor to conduct its operations and business in the ordinary course as to the extent not otherwise prohibited by the Debt Documents. The registration of security interests in intellectual property will (at all times subject to paragraph (iii) above and (c) below) only be in respect of material intellectual property in jurisdictions to be agreed;

(vi)
the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties as well as the tax cost to the Restricted Group where the benefit of increasing the granted or secured amount is disproportionate to the level of such fee, taxes and duties or tax cost to the Restricted Group;

(vii)	no perfection action will be required in jurisdictions where Grantors are not incorporated;

(viii)
where a class of assets to be secured includes material and immaterial assets, if the cost of granting Security over the immaterial assets is disproportionate to the benefit of such Security, Security will be granted over the material assets only;

(ix)
unless granted under a global security document governed by the law of the jurisdiction of an Obligor or under English law or as otherwise required by applicable law, all Security (other than share security over subsidiaries of the relevant Grantor and other assets of the relevant Grantor incorporated or located in jurisdictions other than the jurisdiction of incorporation of the Grantor) shall be governed by the law of the jurisdiction of incorporation of that Grantor;

(x)	the Security Agent will hold one set of security for the Finance Parties; and

(xi)
the Parent shall be responsible for costs and expenses reasonably incurred by the Finance Parties and the Restricted Group (including reasonable legal expenses, disbursements, registration costs and all taxes, duties and fees (notarial or otherwise)) in respect of guarantees and security.

(c)
The Security Agent or the Finance Parties, as the case may be, shall promptly discharge any guarantees and release any Security which is or are subject to any legal or regulatory prohibition as is referred to in paragraph (b)(iv) above.

2.	GRANTORS AND SECURITY

(a)	Each guarantee will be an upstream, cross-stream and downstream guarantee and each guarantee and security will be for all liabilities of each Debtor (as defined in the Intercreditor Agreement and including, for the avoidance of doubt, the Senior Note Issuer (as defined in the Intercreditor Agreement) and each Obligor) and any Grantors under the Debt Documents in accordance with, and subject to the requirements of the Agreed Security Principles in each relevant jurisdiction.

(b)
To the extent possible, all security shall be given in favour of the Security Agent and not the Secured Parties individually. "Parallel debt" provisions will be used where necessary; such provisions will be contained in the Intercreditor Agreement or the relevant transaction document and not the individual security documents unless required under local laws. To the extent possible, there should be no action required to be taken in relation to the guarantees or security when a Lender transfers any of its participation in the Facilities to a new Lender.

(c)
If any guarantee and/or security is not permitted under the Senior Note Documents (as defined in the Intercreditor Agreement), such guarantee and/or security shall not be required in relation to the Facilities.

(d)
The form of guarantee is set out in Clause 23 (Guarantee and Indemnity) of this Agreement and, with respect to any Additional Guarantor incorporated in a jurisdiction in respect of which no limitation language has been agreed before, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

3.	TERMS OF SECURITY DOCUMENTS
The following principles will be reflected in the terms of any security taken as part of this transaction:

(a)	the security will be first ranking, to the extent possible;

(b)
security will not be enforceable unless an event of default (howsoever described) has occurred and notice of acceleration has been given by the Creditor Representative under paragraphs (a)(ii), (a)(iv) or (a)(vi) of Clause 28.20 (Acceleration) of this Agreement, or any equivalent provision of any other Primary Finance Documents (as defined in the Intercreditor Agreement) (a "Relevant Acceleration Event");

(c)
the Security Agent will be entitled, where the relevant Grantor fails to fulfil its obligations under a Transaction Security Document (after the expiry of any applicable grace period), to perfect the Transaction Security, where such perfection is contemplated under these principles and the Transaction Security Document;

(d)
the Transaction Security Documents shall only operate to create Security rather than to impose new commercial obligations. Accordingly, they shall not contain additional representations or undertakings (such as in respect of title, validity, insurance, maintenance of assets, information or the payment of costs) unless the same are required for the creation or perfection of the Security or the assets subject to the Security and shall not operate so as to prevent transactions which are otherwise permitted under the Debt Documents or to require additional consents, authorisations or notifications;

(e)
prior to an Event of Default that has occurred and is continuing (or in the case of Clauses 4 (Bank Accounts), 6 (Insurance Policies), 7 (Intellectual Property) and 9 (Trade Receivables) only, prior to a Relevant Acceleration Event), the provisions of each Security Document will not be unduly burdensome on the Grantor or interfere unreasonably with the operation of its business;

(f)
the Security Agent shall only be able to exercise a power of attorney following an Event of Default that has occurred and is continuing (or in the case of Clauses 4 (Bank Accounts), 6 (Insurance Policies), 7 (Intellectual Property) and 9 (Trade Receivables) only, after a Relevant Acceleration Event) or if the relevant Grantor has failed to comply with a further assurance or perfection obligation (after the expiry of any applicable grace period);

(g)	Transaction Security Documents, will where possible and practical, automatically create Security over future assets of the same type as those already secured;

(h)
Information, such as lists of assets, will be provided if, in the opinion of counsel to the Lenders, these are required by local law to be provided to perfect or register the security or to ensure the security can be enforced and, unless required to be provided by local law more frequently, in that case be provided annually or, following an Event of Default which is continuing, on the Security Agent's reasonable request provided that no such regular information is required to be provided in respect of assets located in the United Kingdom.

4.	BANK ACCOUNTS

(a)
If a Grantor grants Security over its bank accounts it shall be free to deal with those accounts in the ordinary course of its business until a Relevant Acceleration Event (or until a later event has occurred as agreed upon in the relevant Transaction Security Document).

(b)
In relation to any bank accounts opened prior to the date of this Agreement, notice of the Security will be served on the account bank after a Relevant Acceleration Event, if so requested by the Security Agent. There will be no restriction on the closure of any bank accounts which are no longer required by the Restricted Group.

(c)
In relation to any bank accounts opened after the date of this Agreement, notice of the Security will be served on the account bank promptly after such bank account is opened and the Grantor shall use reasonable endeavours to obtain an acknowledgement by the account bank, if so requested by the Security Agent.

(d)
Any Security over bank accounts may be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank.

(e)	No Security shall be taken over monies standing to the credit of a bank account where such money is held on trust for third parties.

5.	FIXED ASSETS

(a)	If a Grantor grants Security over its fixed assets it shall be free to deal with those assets in the course of its business until an Event of Default has occurred and is continuing.

(b)	No notice whether to third parties or by attaching a notice to the fixed assets shall be prepared or given until an Event of Default has occurred and is continuing.

(c)	If required under local law Security over fixed assets will be registered subject to the general principles set out in these Agreed Security Principles.

6.	INSURANCE POLICIES

(a)
Subject to these Agreed Security Principles, each Grantor shall grant Security over its insurance policies (other than third party liability and public liability insurance) in relation to assets that are also subject to Transaction Security. No Security will be granted over any insurance policies which cannot be secured under local law or under the terms of the relevant policy. Insurance claims will be collected by the Grantor in the ordinary course of business until a Relevant Acceleration Event.

(b)	Notice of the Security will be served on the insurance provider after a Relevant Acceleration Event, if so requested by the Security Agent.

7.	INTELLECTUAL PROPERTY

(a)
If a Grantor grants Security over its Intellectual Property it shall be free to deal with those assets in the course of its business (including, without limitation, allowing its Intellectual Property to lapse if no longer material to its business and if permitted by this Agreement) until a Relevant Acceleration Event.

(b)
No Security shall be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement. No notice shall be prepared or given to any third party from whom intellectual property is licensed until a Relevant Acceleration Event.

(c)
If required under local law, security over Intellectual Property will be registered under the law of that security document or at a relevant supra-national registry (such as the EU) subject to the general principles set out in these Agreed Security Principles.

8.	INTERCOMPANY RECEIVABLES

(a)
If a Grantor grants Security over its intercompany receivables from time to time it shall be free to deal with those receivables in the course of its business (subject to the Debt Documents) until an Event of Default has occurred and is continuing.

(b)	Notice of the Security will be served on the intercompany debtor as follows:

(i)	in the case of an intercompany receivable in excess of £3,000,000 (or its equivalent) after an Event of Default has occurred and is continuing, if so requested by the Security Agent; and

(ii)	in the case of an intercompany receivable less than £3,000,000 (or its equivalent) after a Relevant Acceleration Event, if so requested by the Security Agent.

9.	TRADE RECEIVABLES

(a)	If a Grantor grants Security over its trade receivables it shall be free to deal with those receivables in the course of its business until a Relevant Acceleration Event.

(b)	No notice of Security shall be served on a debtor until a Relevant Acceleration Event, including for the avoidance of doubt, upon the underlying debtors in Portfolio Accounts.

(c)	No Security will be granted over any trade receivables which cannot be secured or assigned under the terms of the relevant contract.

(d)	Nothing contained in the relevant Transaction Security Documents shall cause the Grantor to violate any applicable data protection laws.

10.	SHARES / PARTNERSHIP INTEREST

(a)
The Transaction Security Document will be governed by the laws of the person whose shares or partnership interests are being secured and not by the law of the country of the person granting the Security.

(b)
Until an Event of Default has occurred and is continuing, the Grantor will be permitted to retain and to exercise voting rights to any shares or partnership interests pledged by it in a manner which does not materially adversely affect the validity or enforceability of the Security and the company whose shares or partnership interests have been pledged will, subject to the terms of the Debt Documents, as applicable, be permitted to pay dividends (with the proceeds to be available to the recipient).

(c)
Where customary, on or as soon as reasonably practicable after the date of execution of the share pledge (and in any event within the time periods specified in the Transaction Security Documents), the share certificate and a stock transfer form executed in blank will be provided to the Security Agent (as applicable).

(d)
Unless the restriction is required by law, the constitutional documents of the company whose shares or partnership interests have been pledged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the Security granted over them.

11.	REAL ESTATE

(a)
There will be no Security granted over real estate other than (i) real estate which, immediately prior to the date of this Agreement, is charged to secure the Existing Facilities and (ii) after the date of this Agreement, any other real estate acquired by a Debtor subject to these Agreed Security Principles.

(b)
Subject to these Agreed Security Principles, each Grantor shall use its reasonable endeavours to obtain any consent required to grant Security over its real estate but will be under no obligation to obtain such consent if the granting of the Security would contravene any legal prohibition.

(c)
In respect of any real estate security to be granted, there will be no obligation to investigate title, register mortgages with land registries, provide surveys or other insurance or environmental diligence.

12.	RELEASE OF SECURITY
Other than release of the Security upon final payment in full of all the obligations secured by the Security (and no Secured Party having any actual or contingent liability to advance further monies to, or incur liabilities on behalf of, any Debtor under the Finance Documents), no circumstances in which the Security shall be released should be dealt with in individual Transaction Security Documents unless required by local law. If so required, such circumstances shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

SCHEDULE 17
EXCLUDED BANK ACCOUNTS

Company	Bank	Account Number	Description
Apex Credit Management Limited	HSBC Bank plc	404319-02098903	APEX LOMBARD
Apex Credit Management Limited	HSBC Bank plc	404319-02098911	APEX HOME LN
Apex Credit Management Limited	HSBC Bank plc	404319-03664570	APEX CRE SEC
Apex Credit Management Limited	HSBC Bank plc	404319-11894722	APEX COLLECTIONS - DD from Allpay
Apex Credit Management Limited	HSBC Bank plc	404319-22099055	APEX SANTNDR
Apex Credit Management Limited	HSBC Bank plc	404319-22099063	APEX MEM CON
Apex Credit Management Limited	HSBC Bank plc	404319-22099071	APEX RCI FIN
Apex Credit Management Limited	HSBC Bank plc	404319-32039109	APEX FIELD AGENTS COLL
Apex Credit Management Limited	HSBC Bank plc	404319-32039117	APEX BLACK HORSE COLL
Apex Credit Management Limited	HSBC Bank plc	404319-32041154	APEX BOS CLIENT
Apex Credit Management Limited	HSBC Bank plc	404319-32099004	APEX LINK FI
Apex Credit Management Limited	HSBC Bank plc	404319-42098954	APEX HSBC BK
Apex Credit Management Limited	HSBC Bank plc	404319-42098962	APEX CLOSE
Apex Credit Management Limited	HSBC Bank plc	404319-42098970	APEX BMW GRP

Company	Bank	Account Number	Description
Apex Credit Management Limited	HSBC Bank plc	404319-42099101	APEX CONTGNT
Apex Credit Management Limited	HSBC Bank plc	404319-61566121	APEX CREDIT MANAGMNT LTD CREDIT BCA
Apex Credit Management Limited	HSBC Bank plc	404319-62099098	APEX UNITE
Apex Credit Management Limited	HSBC Bank plc	404319-71589857	APEX CREDIT MANAGMNT LTD CLIENT A/C
Apex Credit Management Limited	HSBC Bank plc	404319-72099039	APEX NORTHRN
Apex Credit Management Limited	HSBC Bank plc	404319-72099047	APEX RBS GRP
Apex Credit Management Limited	HSBC Bank plc	404319-73663973	APEX CREDIT OFF BDA
Apex Credit Management Limited	HSBC Bank plc	404319-73664252	Apex Credit Clients Deposit
Apex Credit Management Limited	HSBC Bank plc	404319-82098989	APEX BARCLAY
Apex Credit Management Limited	HSBC Bank plc	404319-82098997	APEX CAP ONE
Apex Credit Management Limited	HSBC Bank plc	404319-82099128	APEX LLOYDS
Apex Credit Management Limited	HSBC Bank plc	404319-92098938	APEX BAN PSA
Apex Credit Management Limited	HSBC Bank plc	404319-92098946	APEX HBOS GP
Apex Credit Management Limited	The Royal Bank of Scotland plc	600001-40440826	HMRC Collections Account
Apex Credit Management Limited	The Royal Bank of Scotland plc	160015-10124932	ACM Stratford Office Client Account

Company	Bank	Account Number	Description
Apex Credit Management Limited	The Royal Bank of Scotland plc	160015-10124940	RBS Trust Account

SIGNATURES
The Parent
CABOT FINANCIAL LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799
The Original Borrower
CABOT FINANCIAL (UK) LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799

The Original Guarantors
CABOT FINANCIAL (LUXEMBOURG) S.A.
Duly represented by:
/s/ H. Neuman
Name:        H. Neuman
Title:
Address:     E Building, Parc d'Activite Syrdall
6 rue Gabriel Lippmann
L- 5365 Munsbach
Luxembourg
Fax:         +352 26 39 21 45
CABOT FINANCIAL LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799

CABOT FINANCIAL HOLDINGS GROUP LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799
CABOT CREDIT MANAGEMENT GROUP LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799

CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799
CABOT FINANCIAL (UK) LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:     1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799

CABOT FINANCIAL (EUROPE) LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799
FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    Apex House
27 Arden Street
Stratford-upon-Avon
Warwickshire
CV37 6NW
Fax:        +44 1732 524799

APEX CREDIT MANAGEMENT LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    Apex House
27 Arden Street
Stratford-upon-Avon
Warwickshire
CV37 6NW
Fax:         +44 1732 524799

Other Guarantors
CABOT CREDIT MANAGEMENT LIMITED
/s/ Chris Ross-Roberts
/s/ Glen Crawford
By:        Chris Ross-Roberts
Glen Crawford
Address:    1 Kings Hill Avenue
Kings Hill
West Malling
Kent
ME19 4UA,
United Kingdom
Fax:        +44 1732 524799

The Arranger
CITIGROUP GLOBAL MARKETS LIMITED
/s/ Heath Lohrman
By:        Heath Lohrman
Address:    Citigroup Centre
33 Canada Square, Canary Wharf
London E14 5LB
Fax:        +44 207 986 8295
J.P. MORGAN LIMITED
/s/ Gijs Michel
By:        Gijs Michel
Address:    25 Bank Street, London E14 5JP
Fax:        +44 203 493 0059
LLOYDS TSB BANK PLC
/s/ A. Young
By:        A. Young
Address:    33 Old Broad Street, London, EC2N 1HZ
Fax:

THE ROYAL BANK OF SCOTLAND PLC
/s/ Marc Sefton
By:        Marc Sefton
Address:    280 Bishopsgate, London, EC2M 4RB
Fax:        +44 207 672 1073

The Agent
J.P. MORGAN EUROPE LIMITED
/s/ Steven Connolly
By:        Steven Connolly
Address:    Loans Agency, 6th Floor
25 Bank Street
Canary Wharf
London
E14 5JP
Fax:        +44 20 7777 2360
Attention:    Loans Agency
The Security Agent
J.P. MORGAN EUROPE LIMITED
/s/ Steven Connolly
By:        Steven Connolly
Address:    Loans Agency, 6th Floor
25 Bank Street
Canary Wharf
London
E14 5JP
Fax:        +44 20 7777 2360
Attention:    Loans Agency

The Original Lenders
CITIGROUP GLOBAL MARKETS LIMITED
/s/ Heath Lohrman
By:        Heath Lohrman
Address:    Citigroup Centre
33 Canada Square, Canary Wharf
London E14 5LB
Fax:        +44 207 986 8295
JPMORGAN CHASE BANK, N.A., LONDON BRANCH
/s/ Gijs Michel
By:        Gijs Michel
Address:    25 Bank Street, London E14 5JP
Fax:        +44 203 493 0059
LLOYDS TSB BANK PLC
/s/ A. Young
By:        A. Young
Address:    33 Old Broad Street, London, EC2N 1HZ
Fax:

THE ROYAL BANK OF SCOTLAND PLC
/s/ Marc Sefton
By:        Marc Sefton
Address:    280 Bishopsgate, London, EC2M 4RB
Fax:        +44 207 672 1073